DATED                                                              FEBRUARY 2002

                       (1) WILLIAM COLIN JONES AND OTHERS

                         (2) ARGONAUT TECHNOLOGIES, INC.






                      -------------------------------------

                                    AGREEMENT

                          FOR THE SALE AND PURCHASE OF

                       THE ENTIRE ISSUED SHARE CAPITAL OF

                          JONES CHROMATOGRAPHY LIMITED

                      -------------------------------------









                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                    TOWER 42
                               25 OLD BROAD STREET
                                 LONDON EC2N 1HQ

                             TEL: (44) 20 7562 4000
                             FAX: (44) 20 7628 4444
                                 REF: LB2/31260

                                TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
1.      DEFINITIONS AND INTERPRETATION...................................................1

2.      SALE AND PURCHASE................................................................8

3.      PURCHASE PRICE...................................................................9

4.      CONDITIONS......................................................................10

5.      COVENANTS.......................................................................12

6.      COMPLETION......................................................................13

7.      WARRANTIES......................................................................14

8.      REMEDIES........................................................................15

9.      LIMITATION OF LIABILITY.........................................................17

10.     TAX COVENANT....................................................................17

11.     PROTECTION OF GOODWILL AND TRADE SECRETS........................................17

12.     THIRD PARTY RIGHTS..............................................................18

13.     FURTHER ASSURANCE...............................................................18

14.     CONFIDENTIALITY; ANNOUNCEMENTS..................................................19

15.     ASSIGNMENT......................................................................19

16.     WAIVER; VARIATION; INVALIDITY...................................................20

17.     TERMINATION.....................................................................21

18.     COSTS AND EXPENSES..............................................................21

19.     PAYMENTS........................................................................23

20.     ENTIRE AGREEMENT................................................................23

21.     COUNTERPARTS....................................................................24

22.     NOTICES.........................................................................24

23.     GOVERNING LAW AND JURISDICTION..................................................26

SCHEDULE 1

PART 1           DETAILS OF THE SELLERS.................................................27

PART 2           STOCK OPTIONS..........................................................28

SCHEDULE 2

PART 1           DETAILS OF THE GROUP...................................................29

PART 2           SUBSIDIARIES...........................................................30

SCHEDULE 3       PROPERTIES.............................................................32

SCHEDULE 4       INTELLECTUAL PROPERTY..................................................33

SCHEDULE 5       COMPLETION OBLIGATIONS.................................................36

SCHEDULE 6       WARRANTIES.............................................................39

                                TABLE OF CONTENTS

                                   (continued)

                                                                                       Page
                                                                                       ----
SCHEDULE 7       LIMITATION OF LIABILITY................................................98

SCHEDULE 8       TAX COVENANT..........................................................101

SCHEDULE 9       LEGAL OPINION FROM SELLERS' LEGAL ADVISERS............................111

SCHEDULE 10      INDIVIDUAL PARTIES TO OFFERS OF EMPLOYMENT............................114

THIS AGREEMENT is made the          day of February 2002

BETWEEN

(1)     THE SEVERAL PERSONS whose respective names are set out in column 1 of
        Part 1 of Schedule 1 (each a "Seller" and, collectively, the "Sellers"); and

(2) ARGONAUT TECHNOLOGIES, INC. a Delaware Corporation whose registered office is at 1101 Chess Drive, Foster City, California 94404, USA (the "BUYER").

RECITALS

(A)     Details of Jones Chromatography Limited (the "Company") are set out in
        Part 1 of Schedule 2.

(B) The Sellers have agreed to sell, and the Buyer has agreed to purchase the entire issued share capital of the Company on and subject to the terms and conditions of this Agreement.

NOW IT IS AGREED as follows:

1.      DEFINITIONS AND INTERPRETATION

        In this Agreement:

1.1     Defined terms:

        "ACCOUNTS DATE" means 31 December 2001;

        "AFFILIATE" means in relation to any body corporate (i) its parent undertaking (within the meaning of section 258 CA 85); or (ii) any subsidiary undertaking (within the meaning of that section) of such body corporate or of its parent undertaking;

        "AGREEMENT" means this Agreement including the Recitals and Schedules;

        "AMENDED INVESTORS' RIGHTS AGREEMENT" means the amended investors' rights agreement in the agreed form to be entered into between the Sellers and the Buyer at Completion;

        "AUDITED FINANCIAL STATEMENTS" means the audited financial statements for each of the Company and the UK Subsidiary as of and for the year ended 31 December 2000;

        "BUSINESS" means collectively the businesses of the Company and each of the Subsidiaries as carried out as at the Completion Date;

        "BUSINESS DAY" means a day (other than a Saturday or Sunday) when banks are open for business in the City of London;

        "BUYER COMMON STOCK" means shares of the Buyer's common stock;

        "CAA" means the Capital Allowances Act 2001;

        "CA 85" means the Companies Act 1985;

        "CASH AMOUNT" means (Pound Sterling) 3,505,000;

        "COMMERCIAL INFORMATION" means all information (including Know How but not limited to matters which are confidential) at any time belonging to, or under the control of, any Group Company which has at any time been used or intended to be used for the purpose of the Business (or any aspect of it);

        "COMPETENT AUTHORITY" means (i) any person (whether autonomous or not) having legal and/or regulatory authority; (ii) any court of law or tribunal in any jurisdiction; and/or (iii) any Taxation Authority;

        "COMPLETION" means completion of the sale and purchase of the Shares pursuant to this Agreement;

        "COMPLETION DATE" means the date on which Completion takes place;

        "CONDITIONS" means collectively the conditions to Completion set out in clause 4.1;

        "CONFIDENTIAL INFORMATION" means any information concerning the Business that is not already generally available to the public;

        "CONNECTED PERSON" means a person connected (within the meaning of section 839 Taxes Act 88) with a specified Party;

        "CONSIDERATION STOCK" means that number of shares of Buyer Common Stock equal to (Pound Sterling) 1,275,000 divided by the sterling equivalent of the Market Price (as determined by reference to the spot rate of exchange of Barclays Bank PLC on the date immediately prior to Completion);

        "COPYRIGHT" is as defined in paragraph 22 of Schedule 6;

        "DEPOSIT AGENT" means State Street Corporation Trust, One Canada Square, London E14 5AF or such other organisation as the Parties shall agree;

        "DEPOSIT AGREEMENT" means an agreement to be made at Completion between the Principal Sellers, the Buyer and the Deposit Agent the operative provisions of which shall substantially reflect clauses 8.3, 8.4 and 8.5 of this Agreement;

        "DEPOSIT NOTES" means Loan Notes having principal value (Pound
        Sterling) 2,550,000 to be deposited with the Deposit Agent at Completion in accordance with clause 8.3 and shall include any cash deposited with the Deposit Agent as substitution for such Loan Notes in accordance with clause 8.5;

        "DISCLOSED" means fully and fairly disclosed by the Disclosure Documents (and "Disclosure" shall be construed accordingly);

        "DISCLOSURE DOCUMENTS" means the Disclosure Letter and the two identical bundles of documents collated by or on behalf of the Principal Sellers, the outside covers of each of which have been signed for identification by or on behalf of the Principal Sellers and the Buyer;

        "DISCLOSURE LETTER" means the letter described as such, dated as of the date of this Agreement and addressed by the Principal Sellers to the Buyer;

        "ENCUMBRANCE" means any interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the above;

        "ENVIRONMENT", "ENVIRONMENT AGREEMENTS", "ENVIRONMENT LAWS" and "ENVIRONMENT LIABILITY" are as defined in paragraph 12 of Schedule 6;

        "ERA" means the Employment Rights Act 1996;

        "EXISTING USE" is as defined in paragraph 33 of Schedule 6;

        "FINANCIAL YEAR" means a financial year of the Company, commencing on 1 January and ending on 31 December in each year;

        "FRS" means a financial reporting standard in force at the date of this Agreement as issued by the Accounting Standards Board Limited;

        "GROUP" means collectively the Company and the Subsidiaries (and "Group Company" means any one of them);

        "GUARANTEE" means the guarantee of the Loan Notes set out in the Loan
        Note Instrument;

        "HARDWARE" is as defined in paragraph 23 of Schedule 6;

        "HARM" and "HAZARDOUS MATTER" are as defined in paragraph 12 of Schedule
         6;

        "HOLDING COMPANY" means a holding company within the meaning of sections 736 and 736A CA 85;

        "INTELLECTUAL PROPERTY", "IP AGREEMENTS" and "IP MATERIALS" are as defined in paragraph 23 of Schedule 6;

        "IT CONTRACTS", "IT SERVICES" and "IT SYSTEMS" are as defined in paragraph 24 of Schedule 6;

        "IHTA" means the Inheritance Tax Act 1984;

        "JCI ACCOUNTS" means the unaudited financial statements for the US Subsidiary for the financial year ended 31 October 2000;

        "JCI ACCOUNTS DATE" means 31 October 2000;

        "KNOW HOW" is as defined in paragraph 23 of Schedule 6;

        "LEASE" and "LETTING DOCUMENTS" are as defined in paragraph 33 of
        Schedule 6;

        "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to be come due) including any liability for Taxation;

        "LICENCES-IN" and "LICENCES-OUT" are as defined in paragraph 23 of
        Schedule 6;

        "LITIGATION" means any proceedings, whether judicial, administrative, tribunal, arbitral, criminal or similar, in the United Kingdom or elsewhere, and whether or not subject or intended to be subject to alternative dispute resolution techniques;

        "LOAN NOTE INSTRUMENT" means the loan note instrument to be executed by the Buyer on the Completion Date substantially in the form set out in
        Schedule 8;

        "LOAN NOTES" means the principal amount of loan notes of the Buyer constituted by the Loan Note Instrument amounting to (Pound
        Sterling) 7,650,000 which are to be guaranteed by Barclays Bank PLC (or such other bank as the Principal Sellers and the Buyer may agree);

        "LOSSES AND EXPENSES" means actions, proceedings, losses, damages, liabilities, claims, demands, costs and expenses including fines, penalties, clean-up costs, legal and other professional fees and any VAT payable in relation to any such matter, circumstance or item except to the extent that the Buyer obtains credit for such VAT as input tax;

        "LTCA" means the Landlord and Tenant (Covenants) Act 1995;

        "MANAGEMENT ACCOUNTS" means the management accounts for the Company, the UK Subsidiary and the US Subsidiary for the period from 1 January 2002 to 31 January 2002;

        "MARKET PRICE" means the price per share of Buyer Common Stock that is equal to the average of the closing prices of a share of Buyer Common Stock, as reported on the Nasdaq National Market, during the ten consecutive trading days ending on the date two days preceding the date of this Agreement;

        "OTHER PROPERTY" is as defined in paragraph 12 of Schedule 6;

        "PARTIES" means the Buyer and the Sellers (and "Party" shall be construed accordingly);

        "PATENT RIGHTS" is as defined in paragraph 23 of Schedule 6;

        "PENSION SCHEMES" means agreements or arrangements (whether legally enforceable or not) for the payment of any pensions, allowances, lump sums or other like benefits on retirement for the benefit of any present or former director, officer or employee of the Company or of any of the Subsidiaries or for the benefit of the dependants of any such persons;

        "PERMITS" is as defined in paragraph 12 of Schedule 6;

        "PRINCIPAL SELLERS" means Colin Jones, Hugh Davies, Robert Towill, Michael Burke, Richard Calverley and Jerald E. Kuiken;

        "PROCEEDINGS" means any proceeding, suit or action (including arbitration) arising out of or in connection with this Agreement;

        "PROPERTIES" means the properties of which details are set out in
        Schedule 3 and the expression "Property" shall mean, where the context so admits, any one or more or any part of such properties;

        "PURCHASE PRICE" is defined in clause 3.1;

        "REGISTERED IP" and "RELEVANT IP" are as defined in paragraph 23 of
        Schedule 6;

        "REGULATORY REQUIREMENTS" means any applicable requirement of law, the UK Listing Authority, the London Stock Exchange Limited, the Panel on Takeovers and Mergers or of any person who has regulatory authority which has the force of law in any jurisdiction;

        "REORGANISATION" means the acquisition by the Company immediately prior to the signing of this Agreement of such shares in the capital of the Subsidiaries as were not at that time held by the Company;

        "SSAP" means a statement of standard accounting practice in force at the date of this Agreement as adopted by the Accounting Standards Board Limited;

        "SHARES" means the 179,018 fully-paid issued ordinary shares of (Pound Sterling) 1.00 each in the capital of the Company, being the entire issued share capital of the Company at Completion following the Reorganisation;

        "SOFTWARE" is as defined in paragraph 23 of Schedule 6;

        "STOCK OPTIONS" means the options in respect of Buyer Common Stock to be granted to the employees of the Company and/or the Subsidiaries as listed in Part 2 of Schedule 1 at the next meeting of the board of directors of the Company (or the Compensation committee thereof) following Completion;

        "SUBSIDIARIES" means the UK Subsidiary and the US Subsidiary;

        "SUBSIDIARY" means a subsidiary within the meaning of sections 736 and 736A CA 85;

        "TAXATION" or "TAX" means all taxes, duties, levies, imposts, charges and withholdings of any nature whatsoever, whether created or imposed in the United Kingdom or elsewhere and at whatever time created or imposed which are collected and administered by any Tax Authority whether the same is primarily payable by the Company and whether or not the Company shall or may have any right of reimbursement against any other person including any payment which the Company may be or become bound to make or to account for in respect of Tax, and includes:-

        (a) within the United Kingdom, income tax, corporation tax, advance corporation tax, capital gains tax, value added tax, customs' duties (including import duties, excise duties), stamp duty reserve tax, inheritance tax, national insurance contributions, landfill tax, aggregates levy, income related benefits and any other forms of taxes, duties, levies, imposts, charges or withholdings similar to or supplementing or replaced by or replacing the foregoing or any of them, in all cases together with all incidental and supplemental penalties, charges, interest, fines and default surcharges other than stamp duty; and

        (b) outside the United Kingdom, any liability to any taxes, levies, duties, imposts, charges and withholdings of any nature whatsoever, including (without limitation) taxes on gross or net income, taxes on profits or gains and taxes on receipts, sales, use, occupation, franchise, value added, and personal property, in all cases together with all incidental or supplemental penalties, charges, interest, fines and default surcharges and costs;

        "TAXATION AUTHORITY" means the Inland Revenue, Customs & Excise, the Department of Social Security and any other governmental or other authority whatsoever competent to impose any Taxation, whether in the United Kingdom or elsewhere;

        "TAX COVENANT" means the taxation covenants and indemnities between the Principal Sellers and the Buyer set out in Schedule 10;

        "TAXATION STATUTE" means any directive, statute, enactment, law, or regulation or similar measure, wheresoever enacted or issued, coming into force or entered into providing for or imposing any Taxation and shall include orders, regulations, instruments, bye-laws or other subordinate legislation made under the relevant statute or statutory provision and any such measure which amends, extends, consolidates or replaces, or which has been amended, extended, consolidated or replaced by, any such measure but not to the extent that such re-enactment, modification or replacement increases with retrospective effect any liability of any party to this Agreement;

        "TAXES ACT" means the Income and Corporation Taxes Act 1988;

        "TAX WARRANTIES" means the warranties set out in Part 2 of Schedule 6;

        "TCGA" means the Taxation of Chargeable Gains Act 1992;

        "TMA" means the Taxes Management Act 1970;

        "TRADE MARKS" is as defined in paragraph 23 of Schedule 6;

        "TRADE UNION" is as defined in section 1 TULRCA;

        "TULRCA" means the Trade Union and Labour Relations (Consolidation) Act 1992;

        "TUPE" means the Transfer of Undertakings (Protection of Employment) Regulations 1981;

        "UK SUBSIDIARY" means International Sorbent Technology Limited, details of which are set out in Part 2 of Schedule 2;

        "US SUBSIDIARY" means Jones Chromatography, Inc., details of which are set out in Part 3 of Schedule 2;

        "UNAUDITED COMBINED RESULTS" means the combined and consolidating balance sheet and profit and loss account in respect of the Company, the UK Subsidiary and the US Subsidiary for the year ended 31 December 2001;

        "UNREGISTERED IP" is as defined in paragraph 23 of Schedule 6;

        "UK GAAP" means the generally accepted guidelines, conventions, rules and procedures of accounting practice in the United Kingdom which are regarded as permissible by the Account Standards Board Limited;

        "VAT" means value added tax;

        "VATA" means the Value Added Tax Act 1994; and

        "WARRANTIES" means the warranties set out in clause 7 and Schedule 6.

1.2 Where any statement is qualified as being limited to the Principal Sellers' knowledge (for example, by using expressions such as "so far as the Principal Sellers are aware" or "to the best of the Principal Sellers' knowledge"), the statement shall be deemed to be given to the best of the knowledge, information and belief of the Principal Sellers after making all reasonable enquiries of the directors and managers of the Company and the Subsidiaries, the Company's tax advisers and, where those enquiries would have prompted a reasonable person to make further enquiries, making those further enquiries.

1.3 The table of contents and headings and sub-headings are for convenience only and shall not affect the construction of this Agreement.

1.4 Unless the context otherwise requires, words denoting the singular shall include the plural and vice versa and references to any gender shall include all other genders. References to any person (which for the purposes of this Agreement shall include bodies corporate, unincorporated associations, partnerships, governments, governmental agencies and departments, statutory bodies or other entities, in each case whether or not having a separate legal personality) shall include the person's successors.

1.5 References to Recitals, Schedules and clauses are to (respectively) recitals to, schedules to and clauses of, this Agreement (unless otherwise specified) and references within a Schedule to paragraphs are to paragraphs of that Schedule (unless otherwise specified).

1.6 References in this Agreement to any statute, statutory provision, directive of the Council of the European Union (whether issued jointly with any other person or under any other name) or other legislation include a reference to that statute, statutory provision, directive or legislation as amended, extended, re-enacted, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include any order, regulation, instrument or other subordinate legislation made under the relevant statute, statutory provision, directive or legislation but not to the extent that such re-enactment, modification or replacement imposes or increases liability upon any party to this Agreement.

1.7 Any reference to "WRITING" or "WRITTEN" includes faxes and any legible reproduction of words delivered in permanent and tangible form (but does not include e-mail).

1.8 Any reference to a document "in the agreed form" means a document substantially in the form agreed at the date of this Agreement by the Parties and initialled by or on behalf of all of them.

1.9 Any amount expressed in pounds sterling shall, to the extent that it requires in whole or in part to be expressed in any other currency in order to give due effect to this Agreement, be deemed for that purpose to have been converted into the relevant currency immediately before the close of business on the date of this Agreement (or, if that is not a Business Day, the Business Day immediately before it). Subject to any applicable legal requirements governing conversions into that currency, the rate of exchange shall be the spot rate of Bank of Scotland for the purchase of that currency with sterling at the time of the deemed conversion.

1.10 References to times of the day are (unless otherwise expressly provided) to London time and references to a day are to a period of 24 hours running from midnight on the previous day.

2.      SALE AND PURCHASE

2.1     OBLIGATION TO SELL AND PURCHASE

        Subject to the terms of this Agreement, each Seller shall sell to the Buyer that number of the Shares as is set opposite that Seller's name in column 2 of Schedule 1 (together with all rights attaching to them at the date of this Agreement and all additional rights, if any, attaching to them at Completion) and the Buyer shall purchase the Shares accordingly.

2.2     SALE OF ALL SHARES

        The Buyer shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.

2.3     IMPLIED COVENANTS FOR TITLE

        Each Seller, including, without limitation, each Principal Seller, covenants, in relation to the Shares to be sold by him or it pursuant to this Agreement, that:

        2.3.1 he or it has (and will at Completion have) the right to transfer the legal and beneficial title to them;

        2.3.2  they are (and will at Completion be) free from all Encumbrances;

        2.3.3 he or it has taken all necessary action to authorise the execution and delivery of this Agreement and he has full power to enter into and perform this Agreement which constitutes binding obligations on him or it in accordance with its terms;

        2.3.4 his or it obligations under this Agreement and each document to be executed at or prior to Completion in connection with this Agreement are, or when executed will be, enforceable against him or it in accordance with its terms;

        2.3.5 the execution and delivery of this Agreement by him or it does not and the performance of the terms of this Agreement will not contravene any provision of existing law or regulation applicable to him or it, or, in the case of a Seller which is not an individual, its organisational documents and will not conflict with or result in any breach of or constitute a default under any agreement or instrument or any judgment, decree or decision to which he or it is party or by which he or it is bound; and

        2.3.6 he or it is the sole beneficial owner of that number of ordinary shares as are shown against his or its name in Schedule 1 and there is no Encumbrance on, over or affecting any of the Shares registered in his or its name.

        Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 shall not apply to any disposition made under or pursuant to this Agreement.

2.4     WAIVERS OF PRE-EMPTION

        Each of the Sellers hereby waives (and undertakes to procure that his nominee(s) (if any) shall waive) all rights of pre-emption or similar rights over any of the Shares conferred on him or it either by the articles of association of the Company or in any other way.

3.      PURCHASE PRICE

3.1     CALCULATION OF PURCHASE PRICE

        The purchase price for the Shares (the "PURCHASE PRICE") shall be the aggregate of:

        3.1.1  the Cash Amount;

        3.1.2  the Loan Notes; and

        3.1.3  the Consideration Stock

        and shall be paid or, in the case of the Loan Notes and the Consideration Stock, issued to the Sellers in the amounts set out against their names in columns 3, 4 and 5 of Schedule 1.

3.2     TIMING OF PAYMENTS

        The Purchase Price payable at Completion will comprise:

        3.2.1  the Cash Payment;

        3.2.2  subject to clause 3.3, the issue of the Consideration Stock; and

        3.2.3  the issue of the Loan Notes.

3.3     ADJUSTMENT OF CONSIDERATION STOCK

        If the Market Price is less than the sterling equivalent (as determined by reference to the spot rate of exchange of Barclays Bank PLC on the date immediately prior to the Completion Date) of US$3.00, the Buyer shall have the option to pay all or any portion of the Purchase Price that would otherwise be paid by the issuance of the Consideration Stock in cash to each of the Sellers at Completion.

3.4     INVESTMENT.

        Each of the Sellers represents and warrants that he or it:

        3.4.1 understands that the Consideration Stock and the Loan Notes have not been, and will not be, registered under the US Securities Act of 1933, as amended, or under any US state securities laws, and are being offered and sold in reliance upon US federal and state exemptions for transactions not involving any public offering;

        3.4.2 is acquiring the Consideration Stock and the Loan Notes solely for his or its own account for investment purposes, and not with a view to the distribution thereof;

        3.4.3 is a sophisticated investor with knowledge and experience in business and financial matters;

        3.4.4 has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Consideration Stock Loan Notes; and

        3.4.5 is able to bear the economic risk and lack of liquidity inherent in holding the Consideration Stock and the Loan Notes.

4.      CONDITIONS

4.1     CONDITIONS TO COMPLETION

        Completion is subject to and conditional on fulfilment of the following conditions, subject in each case to waiver in accordance with clause 4.2:

        4.1.1 the passing by the Buyer of such directors' resolutions as are necessary to approve the transactions contemplated by this Agreement;

        4.1.2 the Reorganisation having been completed so that all shares in the Subsidiaries not held by the Company on the date of this Agreement have been transferred to the Company in consideration for shares in the capital of the Company;

        4.1.3  the Guarantee being in place;

        4.1.4 all outstanding loans or other similar obligations made between the Company or any Subsidiary and the Sellers (or any Connected Person of any of the Sellers) having been repaid or satisfied in full;

        4.1.5  the representations and warranties set forth in clauses 2.3 and
               3.4 and Schedule 6 being true and correct in all material respects at and as of the Completion Date as if repeated by the Principal Sellers as at the Completion Date;

        4.1.6 each Seller having performed and complied with all of the covenants hereunder in all material respects until the Completion Date;

        4.1.7 no action, suit, or proceeding being pending or threatened before any court or quasi-judicial or administrative authority or before any arbitrator, in any case whether in the United Kingdom or elsewhere, in respect of which any injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Buyer to own the Shares and to control the Company and the Subsidiaries, or (iv) materially and adversely affect the right of any of the Company and the Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge being in effect);

        4.1.8 each of the persons listed in Schedule 10 having signed and delivered to the Buyer an employment offer letter in the agreed form, effective as of the Completion Date;

        4.1.9 the Buyer having received the resignations, effective as of the Completion Date, of each director and officer of the Company and the Subsidiaries who is required by the Buyer to resign at Completion;

        4.1.10 the Buyer having received from counsel to the Sellers an opinion in form and substance as set forth in Schedule 9, addressed to the Buyer, and dated as of the Completion Date;

        4.1.11 the Sellers or their representatives having delivered to the Buyer the Unaudited Combined Results;

        4.1.12 there shall have been completed the transfers by the Company of its entire shareholding in Kinesis Limited, Michrom Bioresources and Innovatech respectively;

        4.1.13 the Sellers, having procured that the Company, at its own expense, has used all commercially reasonable endeavours to make an application for the necessary fire certificate in relation to the Property, situated at Duffryn Industrial Estate (being the land registered under title number WA746101);

        4.1.14 the Sellers, having procured that the Company, at its own expense, has made an application to HM Land Registry to register properly the deed of rectification in relation to the land on the east side of New Road, Tir-Y-Berth;

        4.1.15 the Sellers, having procured that the Company, at its own expense, has ceased, and not recommenced, the transportation and/or storage of waste in relation to the Properties where permits are legally required under environmental or other legislation for such transportation and storage of waste but not currently held;

        4.1.16 all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby as set out in this clause 4 and Schedule 5, including, without limitation, the Reorganisation, and all certificates, opinions, instruments, and other documents required to effect those transactions being satisfactory in form and substance to the Buyer;

        4.1.17 there not having occurred any material adverse change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations or prospects of the Company and the Subsidiaries, taken as a whole, following the date of this Agreement;

        4.1.18 the shareholder consents required for the Buyer to enter into the Amended Investors' Rights Agreement having been obtained;

        4.1.19 the Buyer having performed and complied with all of its covenants hereunder in all material respects until the Completion Date; and

        4.1.20 each of the Sellers to whom Consideration Stock is to be issued at Completion having delivered to the Buyer a signed letter of representation relating to the issue and holding of Consideration Stock in the agreed form.

4.2     WAIVER OF CONDITIONS

        4.2.1 The Buyer shall be entitled by notice in writing given to the Sellers to waive (to such extent as it may think fit) compliance with any of the Conditions other than Conditions 4.1.1, 4.1.3,
               4.1.18 and 4.1.19.

        4.2.2 The Sellers shall be entitled by notice in writing to the Buyer to waive (to such extent as they may think fit) compliance with Conditions 4.1.1, 4.1.3, 4.1.18 and 4.1.19.

        4.2.3 In the event of any waiver of a Condition or Conditions granted under clause 4.2.1 or 4.2.2, such Condition or Conditions shall be deemed fulfilled for the purpose of clause 4.1.

4.3     TIME LIMIT FOR SATISFACTION OF CONDITIONS

        Where fulfilment of any Condition requires a Party's active involvement or assistance or where a Party is capable of preventing its fulfilment, that Party shall use all reasonable endeavours to procure that the Condition is fulfilled as soon as practicable and in any event on or before 1 March 2002. The Sellers shall, as soon as it comes to the attention of any of them, disclose to the Buyer in writing any matter which will or may prevent any of the Conditions being fulfilled in that time. The Buyer shall, as soon as it comes to its attention, disclose to the Principal Sellers in writing any matter which will or may prevent any of the Conditions being fulfilled in that time.

5.      COVENANTS

5.1 The Parties agree as follows with respect to the period between the execution of this Agreement and the Completion Date:

        5.1.1 Each of the Parties will use all reasonable efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction of the Conditions).

        5.1.2 The Sellers will cause each of the Company and the Subsidiaries to give any notices to third parties, and will cause each of the Company and the Subsidiaries to use all commercially reasonable efforts to obtain any third party consents, that the Buyer may reasonably request.

        5.1.3 The Principal Sellers will use all reasonable endeavours to collect from each of the Sellers to whom Consideration Stock is to be issued at Completion the signed letter of representation referred to in clause 4.1.20 and to deliver the same to the Buyer.

        5.1.4 The Sellers will not cause or permit any of the Company and the Subsidiaries to engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, the Sellers will not cause or permit any of the Company and the Subsidiaries to (i) declare, set aside, or pay any dividend or make any distribution with respect to its share capital or redeem, purchase, or otherwise acquire any of its share capital or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in paragraph 9.1 of
               Schedule 6.

        5.1.5 The Sellers will cause each of the Company and the Subsidiaries to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

        5.1.6 The Sellers will permit, and the Sellers will cause each of the Company and the Subsidiaries to permit, representatives of the Buyer to have reasonable access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Company and the Subsidiaries.

        5.1.7 The Sellers will give prompt written notice to the Buyer of any material adverse development which is likely to cause a breach of any of the Warranties when repeated as at Completion.

        5.1.8 The Sellers will not (and the Sellers will not cause or permit any of the Company and the Subsidiaries to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any shares or other voting securities, or any substantial portion of the assets, of any of the Company and the Subsidiaries or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing or (iii) vote any Shares in favour of such transaction. The Sellers will notify the Buyer immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

5.2 The Principal Sellers undertake to use their best efforts prior to and following Completion to obtain the confirmation of the Welsh Office that the acquisition of the Company by the Buyer will not result in the Welsh Office requiring repayment of the development grant of Pound Sterling68,000 made to the Company.

6.      COMPLETION

6.1     COMPLETION MEETING

        6.1.1 Completion shall take place at the offices of PricewaterhouseCoopers at One Kingsway, Cardiff as soon as practicable following fulfilment (or waiver) of all the Conditions but no later than 1 March 2002.

        6.1.2 At Completion, the Parties shall perform in full their respective obligations as set out in Schedule 5.

6.2     EFFECT OF COMPLETION

        Notwithstanding Completion:

        6.2.1 each provision of this Agreement (and any other document referred to in it) not performed at or before Completion but which remains capable of performance;

        6.2.2  the Warranties; and

        6.2.3 all covenants and other undertakings contained in or entered into pursuant to this Agreement will remain in full force and effect and (except as otherwise expressly provided) without limit in time.

6.3     PENDING REGISTRATION

        Each of the Sellers declares that so long as he (or any nominee of his) remains the registered holder of any of the Shares after Completion, he will:-

        6.3.1 hold those Shares and all dividends and other distributions in respect of them, and all other rights arising out of or in connection with them, in trust for the Buyer and its successors in title; and

        6.3.2 at all times deal with and dispose of those Shares, and all such dividends, distributions and rights attaching to them, only as the Buyer or any such successor may direct.

6.4     COMPANY RECORDS ETC.

        6.4.1 During the six years following Completion, each of the Sellers will maintain in safekeeping and on request promptly provide the Buyer with all Commercial Information in tangible form which after Completion remains in the possession or under the control of that Seller (but not of the Buyer).

        6.4.2 Each of the Sellers undertakes at all times to provide the Buyer promptly on request with all information known to him (or which would on reasonable enquiry be known to him) in relation to the Group if it is required for the purposes of complying with Regulatory Requirements.

7.      WARRANTIES

7.1     WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS

        7.1.1 The Principal Sellers warrant, represent and undertake to the Buyer in the terms set out in Schedule 6 as at the date of this Agreement.

        7.1.2  Each of the Warranties set out in the separate paragraphs of
               Schedule 6 shall be separate and independent and (except as expressly otherwise provided) shall not be limited by reference to any other Warranty or by anything in this Agreement.

7.2     SPECIFIC INDEMNITIES

        The Principal Sellers shall indemnify the Buyer and keep the Buyer fully indemnified in relation to any Losses and Expenses which may be suffered by the Buyer or the Company as a result of:

        7.2.1 the non compliance at any time up to and including Completion by the Company or the Sellers with the relevant legislation in connection with the storage or transportation of waste at the Properties;

        7.2.2 the failure by the Sellers or the Company to obtain the fire certificate relating to the Property situated at Duffryn Industrial Estate provided that after the Completion Date the Buyer procures that the Company continues to take such action as is reasonably necessary to obtain the fire certificate;

        7.2.3 the deed of rectification in relation to the land on the east side of New Road, Tir-Y-Berth, not being registered by the Land Registry with Full Title Absolute; and

        7.2.4 the agreement dated 18 July 1999 made between Jones Chromatography, Inc. and ABC Advocates and Business Consultants, Inc.

7.3     INVESTIGATION BY BUYER

        None of the Warranties shall be deemed in any way modified or discharged by reason of any investigation or inquiry made or to be made by or on behalf of the Buyer. No information relating to the Company or to any of the Subsidiaries of which the Buyer has knowledge (actual or constructive) other than by reason of its being Disclosed shall prejudice any claim which the Buyer shall be entitled to bring or shall operate to reduce any amount recoverable by the Buyer under this Agreement.

7.4     INFORMATION SUPPLIED BY THE COMPANY AND SUBSIDIARIES

        The Sellers undertake to the Buyer to waive any and all claims which they might otherwise have against the Company, the Subsidiaries and/or their respective officers, employees, agents and consultants or any of them in respect of any information supplied to them by or on behalf of the Company and/or the Subsidiaries in connection with the Warranties, the Tax Covenant and/or the information Disclosed. This shall not preclude any Seller from claiming against any other Seller under any right of contribution or indemnity to which he may be entitled.

7.5     RELIANCE

        The Principal Sellers accept that the Buyer has been induced to enter into this Agreement, and has entered into it, upon the basis of and in reliance upon the Warranties.

8.      REMEDIES

8.1     UNDERTAKINGS TO PAY

        The Principal Sellers undertake to the Buyer (without restricting the rights of the Buyer or any remedy it may have on any basis available to it if any of the Warranties is breached) to pay to the Buyer on demand the aggregate of:

        8.1.1 the full amount by which the value of any asset or contract of the Company, any of the Subsidiaries and/or of the Business (including any asset or contract warranted to exist which does not exist) is or becomes less than it would have been if the Warranties had not been breached;

        8.1.2 an amount equal to any other Losses and Expenses suffered or incurred by the Buyer, the Company and/or any of the Subsidiaries as a result of any Warranty being breached; and

        8.1.3 all other costs, expenses and disbursements, including legal fees and expenses, suffered or incurred by the Buyer, the Company and/or any of the Subsidiaries as a result of any Warranty being breached.

8.2     REDUCTION OF PURCHASE PRICE

        All payments made by the Sellers to the Buyer as a result of any Warranty being breached or as a result of a breach of the Tax Covenant shall be deemed adjustments to the Purchase Price.

8.3     DEPOSIT OF LOAN NOTES

        8.3.1 At Completion, the Principal Sellers shall deposit the Deposit Notes with the Deposit Agent and the Deposit Notes will be held by the Deposit Agent subject to the terms of the Deposit Agreement. The Deposit Notes will be deposited as security for the settlement of any liability of the Principal Sellers to the Buyer arising under this Agreement, subject, in the case of a claim arising under the Warranties, to the limitations set out in
               Schedule 7.

        8.3.2 The Deposit Agent shall hold the Deposit Notes on the terms of the Deposit Agreement until 30 April 2004 (the "Deposit Period") and, subject to clause 8.4 below, shall release the Deposit Notes to the Principal Seller on the next Business Day following the end of the Deposit Period.

8.4     MECHANISM FOR RELEASE OF DEPOSIT NOTES

        8.4.1 If, during the Deposit Period, the Buyer brings a claim against the Principal Sellers for a breach of this Agreement and either
               (i) the amount of such claim has been agreed between the Principal Sellers and the Buyer (a "Settlement") or (ii) final judgment in favour of the Buyer has been awarded but the amount of the claim has not been paid by the Principal Sellers within 28 days of the date of such settlement or final judgment, an amount of Deposit Notes equal to the amount of such Settlement or final judgment shall, at the expiry of such 28 day period, be redeemed by the Deposit Agent in accordance with their terms and the cash received upon redemption released to the Buyer in full settlement of such Settlement or final judgement.

        8.4.2 If, by the expiry of the Deposit Period, the Buyer has brought a claim against the Principal Sellers for a breach of this Agreement but such claim has neither been agreed between the Principal Sellers and the Buyer as a Settlement nor final judgment in favour of the Buyer awarded the Deposit Agent will redeem Deposit Notes equal to the value of such claim at the expiry of the Deposit Period and will continue to hold the cash received upon redemption until such time as a Settlement has been reached or final judgment awarded, at which time the Deposit Agent shall pay to the Buyer the full amount of any Settlement or final judgment and shall release the balance, if any, to the Principal Sellers.

        8.4.3 During the Deposit Period, any or all of the Principal Sellers may by notice in writing to the Deposit Agent require the release of all or any of his or their Loan Notes, as the case may be, and the Deposit Agent shall release such Loan Notes within 14 days of the receipt of such notification provided that the relevant Principal Seller or Principal Sellers shall have first deposited with the Deposit Agent as a replacement security the cash equivalent of the principal amount of the Loan Notes to be released and the Deposit Agent shall hold such cash amount on the terms and conditions of the Deposit Agreement.

        8.4.4 If any of the Deposit Notes are redeemed whilst held by the Deposit Agent in accordance with clause 8.4, the distribution of cash paid out of the redemption monies by the Deposit Agent to the Buyer in settlement of any settlement or final judgment shall be borne by each of the holders of the Deposit Notes on a pro rata basis by reference to the total amount of Deposit Notes held by the Deposit Agent on behalf of the relevant Principal Sellers.

        For the purpose of this clause 8.4, "final judgment" shall mean a judgment against which no appeal has been lodged within three months of the date of such judgment or by the end of the Deposit Period, whichever is the earlier.

8.5     GENERAL LAW

        For the avoidance of doubt, the rules of general law relating to claims for damages for breach of warranty shall not apply to the extent that they might limit the calculation of any amount payable under this clause 8.

9.      LIMITATION OF LIABILITY

9.1     LIMITATIONS ON LIABILITY

        Subject to clause 9.2, the Principal Sellers' liability in respect of any claim under the Warranties shall be limited as provided in Schedule 7.

9.2     EXCLUSIONS

        Notwithstanding any other provision of this Agreement, the provisions of this clause 9 and Schedule 7 shall not apply to any claim made against the Principal Sellers in the case of any fraud or dishonesty by or on behalf of all or any of the Sellers.

10.     TAX COVENANT

        The Principal Sellers covenant to the Buyer in the terms set out in
Schedule 10.

11.     PROTECTION OF GOODWILL AND TRADE SECRETS

11.1    COVENANTS

        As further consideration for the Buyer agreeing to purchase the Shares on the terms contained in this Agreement and with the intent of assuring to the Buyer the full benefit and value of the goodwill and connections of the Group and as a constituent part of the sale of the Shares, the Principal Sellers shall not (and shall procure that no Connected Person, employee, agent or representative of any Principal Seller shall) directly or indirectly, except in accordance with a prior waiver given by the Buyer:

        11.1.1 until 12 months after Completion, carry on or be employed or engaged by, be an officer of or be concerned, interested or involved in any way in, any business which competes with the business then carried on by any member of the Group either in the United Kingdom or the United States of America provided that nothing in this clause 11.1.1 shall prevent the Principal Sellers or any Connected Person from holding for investment purposes only up to three per cent of any class of the issued share or loan capital of any company quoted on a recognised investment exchange (as defined in the Financial Services and Markets Act 2000);

        11.1.2 until 12 months after Completion, offer employment to or offer to conclude any contract of services with any person who at the date of Completion was, or subsequently became, an employee of the Company or any of the Subsidiaries who is engaged in a senior sales or technical role or procure or facilitate the making of such an offer by any person, firm or company or entice or endeavour to entice any such employees of the Company or of any of the Subsidiaries to terminate their employment with the Company or any of the Subsidiaries;

        11.1.3 at any time after the date of this Agreement disclose to any person whatsoever or use to the detriment of the Company or any Subsidiary or otherwise make use of, or through any failure to exercise all due care and diligence cause any unauthorised disclosure or use of, any Confidential Information or in respect of which the Company or any of the Subsidiaries is bound by an obligation of confidence to a third party or which the Sellers are prohibited under clause 14 from disclosing without the Buyer's consent;

        11.1.4 until such time as all the Loan Notes issued to the relevant Principal Seller have been redeemed in full, take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer supplier or other business associate of the Company or the Subsidiaries from maintaining the same business relationships with the Company and the Subsidiaries following Completion as it maintained with the Company and the Subsidiaries prior to Completion. The Principal Sellers will refer all customer enquiries relating to the Business to the Buyer from and after Completion. For the purpose of this clause, "Loan Notes" shall include such amount of Deposit Notes as were issued in the name of that Principal Seller and any cash substituted for such Deposit Notes under clause 8.5.

        Each undertaking contained in this clause 11.1 shall be read and construed independently of the other undertakings and as an entirely separate and severable undertaking.

11.2    SEVERABILITY OF COVENANTS

        Whilst the undertakings in clause 11.1 are considered by the Parties to be reasonable in all the circumstances, if any one or more should for any reason be held to be invalid, but would have been held to be valid if part of the wording were deleted, the undertakings shall apply with the minimum modifications necessary to make them valid and effective.

11.3    INFORMATION IN THE PUBLIC DOMAIN

        The restriction contained in clause 11.1.3 shall not extend to any confidential or secret information which may come into the public domain otherwise than through the fault of any of the Sellers.

12.     THIRD PARTY RIGHTS

        Nothing in this Agreement is intended to confer on any person any right to enforce any term of this Agreement which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999.

13.     FURTHER ASSURANCE

        Any Party shall, from time to time on being required to do so by another Party, promptly and at the cost and expense of that other Party do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to that other Party as such other Party may reasonably consider necessary for giving full effect to this Agreement (or to such parts of it as remain operative after termination) and securing to each Party the full benefit of the rights, powers and remedies conferred upon it in this Agreement.

14.     CONFIDENTIALITY; ANNOUNCEMENTS

14.1    PROHIBITION ON DISCLOSURE

        The Sellers undertake with the Buyer, and the Buyer undertakes with the Sellers, to keep confidential (except as expressly provided in this Agreement) at all times after the date of this Agreement, and not directly or indirectly reveal, report, publish, disclose or transfer or use for his or its own or any other purposes, any Confidential Information received or obtained as a result of entering into or performing, or supplied by or on behalf of a Party in the negotiations leading to, this Agreement and which relates to:

        14.1.1 the negotiations relating to this Agreement;

        14.1.2 the subject matter and/or provisions of this Agreement; or

        14.1.3 (in the Sellers' case) the Buyer or (in the Buyer's case) the Sellers.

14.2    PERMITTED DISCLOSURES

        The prohibition in clause 14.1 does not apply if:

        14.2.1 the Confidential Information was in the public domain before it was furnished to the relevant Party or, after it was furnished to that Party, entered the public domain otherwise than as a result of (i) a breach by that Party of this clause or (ii) a breach of a confidentiality obligation by the discloser, where the breach was known to that Party;

        14.2.2 disclosure is necessary in order:

               (a)    to comply with Regulatory Requirements; or

               (b) to obtain tax or other clearances or consents from the Inland Revenue or other relevant Taxation Authority; or

        14.2.3 disclosure is made to such of the Party's officers, employees, agents, consultants and professional advisers as are involved in the transactions contemplated by this Agreement and is restricted to matters necessary for the proper performance of their duties or services in relation to those transactions provided that any such Confidential Information disclosable pursuant to clause 14.2.2 shall be disclosed only to the extent required by Regulatory Requirements and (unless such consultation is prohibited by Regulatory Requirements) only after consultation with the Buyer or the Sellers (as the case may be).

15.     ASSIGNMENT

15.1    ASSIGNMENT BY BUYER

        The Buyer is permitted to assign the benefit of, and any of its rights under, this Agreement (including under the Warranties) together with any cause of action arising in connection with any of them to its successor in title, to any of its Affiliates or any purchaser or transferee from it or any of them, or to any lender which, as a condition to making a loan facility available to the Buyer, requires such assignment by way of security.

15.2    NO ASSIGNMENT BY SELLERS

        None of the Sellers may:

        15.2.1 assign, transfer, charge or deal in any way with the benefit of, or any of their respective rights under or interest in, this Agreement; or

        15.2.2 sub-contract any or all of their respective obligations under it or do any such thing in relation to any document or arrangement expressed to be supplemental to this Agreement, or which this Agreement expressly preserves or requires to be executed, except in accordance with a prior written waiver given by the Buyer.

15.3    SUCCESSORS IN TITLE

        This Agreement shall be binding upon and enure for the benefit of the personal representatives and permitted assigns and successors in title of each of the Parties and references to the Parties shall be construed accordingly.

16.     WAIVER; VARIATION; INVALIDITY

16.1    NO WAIVER BY OMISSION, DELAY OR PARTIAL EXERCISE

        No right, power or remedy provided by law or under this Agreement shall be waived, impaired or precluded by:

        16.1.1 any delay or omission to exercise it; or

        16.1.2 any single or partial exercise of it on an earlier occasion; or

        16.1.3 any delay, omission to exercise or single or partial exercise of any other such right, power or remedy.

16.2    SPECIFIC WAIVERS TO BE IN WRITING

        Any waiver of any right, power or remedy under this Agreement must be in writing and may be given subject to any conditions thought fit by the grantor. No waiver will take effect if the person seeking the waiver has failed to disclose to the grantor every material fact or circumstance which (so far as the person seeking the waiver is aware) has a bearing on its subject matter. Unless otherwise expressly stated, any waiver shall be effective only in the instance and only for the purpose for which it is given.

16.3    VARIATIONS TO BE IN WRITING

        No variation to this Agreement shall be of any effect unless it is agreed in writing and signed by or on behalf of each Party.

16.4    INVALIDITY

        Each of the provisions of this Agreement is severable. If any such provision is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction:

        16.4.1 that shall not affect or impair the legality, validity or enforceability in that jurisdiction of the other provisions of this Agreement, or of that or any provisions of this Agreement in any other jurisdiction; and

        16.4.2 the Parties will use reasonable endeavours to negotiate in good faith with a view to replacing it with one or more provisions satisfactory to any relevant Competent Authority but differing from the replaced provision as little as possible.

16.5    OTHER WARRANTIES

        The Buyer confirms that it has not relied on any representation or warranty or undertaking or indemnity which is not contained in this Agreement or the Tax Covenant and, without prejudice to any liability for fraudulent misrepresentation, no Seller shall be under any liability or shall have any remedy in respect of misrepresentation or untrue statement unless and to the extent that a claim lies under this Agreement.

17.     TERMINATION

17.1    This Agreement may be terminated forthwith:

        17.1.1 by mutual written consent of the Buyer and the Principal Sellers at any time;

        17.1.2 by the Buyer or the Principal Sellers if all of the Conditions shall have not been fulfilled (or waived) prior to 1 March 2002;

        17.1.3 by the Buyer prior to Completion in the event of any material breach of any of the covenants set out in clause 5, which breach shall have continued without cure for 30 days following notification thereof by the Buyer to the Sellers;

        17.1.4 by the Buyer prior to Completion if any of the Warranties were not true and correct in all material respects when given or if the Buyer becomes aware that any of the Warranties would not be true and correct in all material respects if repeated as at the Completion Date.

17.2 Upon termination, the rights and liabilities of the Parties which have accrued beforehand shall subsist.

17.3    This clause and clauses 1, 12, 13, 14, 15, 16, 18, 20, 22 and 23 of this
        Agreement shall survive termination.

18.     COSTS AND EXPENSES

18.1    PAYMENT OF COSTS

        18.1.1 Except as otherwise stated in this Agreement, each Party shall bear its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and all other agreements forming part of the transactions contemplated by this Agreement.

        18.1.2 The following fees and costs (the "Reorganisation Costs"), which have been paid in full by the Company, shall be divided equally between the Sellers and the Company:

               (i) the fees of Berry Smith and Pricewaterhouse Coopers incurred by the Company and the Subsidiaries in relation to the Reorganisation amounting to Pound Sterling58,964 plus VAT of Pound Sterling10,319, totalling Pound Sterling69,283;

               (ii) the fees and costs incurred by the Company in connection with the preparation and delivery by Ernst & Young of the Audited Financial Statements amounting to Pound Sterling14,000 plus VAT of Pound Sterling2,450, totalling Pound Sterling16,450; and

               (iii) all stamp duty and other Taxation and costs arising in connection with the Reorganisation amounting to Pound Sterling20,496 such that the cash paid to the Sellers at Completion will comprise the Cash Amount less Pound Sterling53,115, representing the fifty per cent share of the Reorganisation Costs payable by the Sellers.

        18.1.3 To the extent that the Company recovers any amount of VAT paid in relation to clause 18.1.2(i)(a) or (ii) above, the Buyer shall procure that the Company reimburses half of the amount of such VAT recovered to the Sellers and for this purpose the payment of such amount to Berry Smith shall be a full discharge of the Company's obligations.

18.2    CLAIMS BY DIRECTORS ETC

        The Principal Sellers covenant with the Buyer to pay to the Company on demand an amount equal to all Losses and Expenses any Group Company may suffer or incur as a result of any and all claims which may be made against it by directors by reason of their resignation and/or termination of their employment in accordance with Schedule 5.

18.3    UNAUTHORISED OR INVALID DOCUMENTS

        18.3.1 The Principal Sellers shall indemnify the Buyer and keep the Buyer indemnified on demand against any Losses and Expenses it may suffer or incur as a result of any document delivered to it pursuant to clause 6 being unauthorised, invalid or for any other reason ineffective for its purpose.

        18.3.2 The Buyer shall indemnify the Sellers and keep the Sellers indemnified on demand against any Losses and Expenses which they may suffer or incur as a result of any document delivered to them pursuant to clause 6 being unauthorised, invalid or for any other reason ineffective for its purpose.

18.4    SELLERS' COSTS

        The Buyer shall make a contribution of Pound Sterling320,000 towards the transaction costs of the Sellers ("the Cost Payment") by electronic bank transfer. The Cost Payment will be paid to the Sellers' solicitors, Berry Smith, at Completion by electronic bank transfer, and Berry Smith are hereby authorised by the Sellers to receive the Cost Payment. Payment to Berry Smith will be a good sufficient discharge by the Buyer of its obligations in respect of the Cost Payment and the Buyer shall not be further concerned with the application of the monies so paid.

19.     PAYMENTS

19.1    NO DEDUCTION ETC

        19.1.1 Except as otherwise expressly provided in this Agreement, all payments to be made under this Agreement shall be made in full without any set-off or counterclaim and free from any deduction or withholding except as may be required by law (in which event such deduction or withholding shall not exceed the minimum amount required by law and the payer will simultaneously pay to the payee whatever additional amount is required for the net amount received to equal what would have been received if no such deduction or withholding had been required).

        19.1.2 Any amount payable in relation to any Warranty shall be increased to the extent necessary to ensure that the net amount received by the Buyer shall after Taxation be equal to that which it would have received had the payment not been subject to Taxation.

19.2    INTEREST ON LATE PAYMENT

        If a Party fails to pay any sum payable by it under this Agreement on the due date for payment, it shall pay interest on such sum for the period from and including the due date up to the date of actual payment (after as well as before judgment) at the base rate from time to time of Bank of Scotland. The interest will accrue from day to day and shall be payable on demand and shall be compounded quarterly in arrears.

20.     ENTIRE AGREEMENT

20.1    ENTIRE AGREEMENT

        This Agreement, together with the Confidentiality Agreement dated 26 November 2001, constitutes the whole and only agreement and understanding between the Parties in relation to its subject matter. Except as provided in clause 20.3, all previous agreements, understandings, undertakings, representations, warranties and arrangements of any nature whatsoever between the Parties or any of them with any bearing on the subject matter of this Agreement are superseded and extinguished (and all rights and liabilities arising by reason of them, whether accrued or not at the date of this Agreement, are cancelled) to the extent that they have such a bearing.

20.2    OTHER REMEDIES

        The rights, powers and remedies provided in this Agreement or expressly referred to in it are independent and cumulative and do not exclude any rights, powers or remedies

        (express or implied) which are available as a matter of common law, statute, custom or otherwise.

20.3    FRAUD

        Nothing in this Agreement shall be read or construed as excluding any liability or remedy in respect of fraud or dishonesty.

21.     COUNTERPARTS

        This Agreement may be executed in any number of counterparts and by the Parties on different counterparts. Each counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same Agreement.

22.     NOTICES

22.1    FORM OF NOTICES

        Any communication to be given in connection with the matters contemplated by this Agreement shall except where expressly provided otherwise be in writing and shall either be delivered by hand or facsimile transmission. Delivery by courier shall be regarded as delivery by hand.

22.2    ADDRESS AND FACSIMILE

        Any communication to (i) the Buyer or (ii) the Sellers collectively shall be sent to the address or facsimile number of the relevant Party referred to below or to such other address or facsimile number as may previously have been communicated to the sending Party in accordance with this clause. Each communication shall be marked for the attention of the relevant person. Communications made to an individual Seller shall be sent to the address specified against the name of such Seller in Schedule 1.

                      Address             Facsimile number      For the attention of
                      -------             ----------------      --------------------
        SELLERS       Penrhos Farm                              Colin Jones
                      Nantgarw
                      Cardiff
                      CF15 7UN

        WITH A COPY TO:

                      Berry Smith         029 20 345511         Andrew Bound
                      Heywood House
                      Dumfries Place
                      Cardiff
                      CF10 3GA

        BUYER         1101 Chess Drive
                      Foster City
                      California 94404
                      USA                 001-650-212-1313      Lissa Goldenstein

        WITH COPIES TO:

                      Wilson, Sonsini,
                      Goodrich & Rosati
                      650 Page Mill Road
                      Palo Alto
                      CA 94304
                      USA                 001-650-493-6811      Michael J. O'Donnell, Esq.

                      and

                      Paul, Hastings, Janofsky & Walker, LLP
                      Tower 42
                      25 Old Broad Street
                      London
                      EC2N 1HQ              +44-207-628-4444     Joel Simon

22.3    DEEMED TIME OF SERVICE

        A communication shall be deemed to have been served:

        22.3.1 if delivered by hand at the address referred to in clause 22.2 at the time of delivery; and

        22.3.2 if sent by facsimile to the number referred to in that clause, at the time of completion of transmission by the sender.

        If a communication would otherwise be deemed to have been delivered outside normal business hours (being 9:30 a.m. to 5:30 p.m. on a Business Day) in the time zone of the territory of the recipient under the preceding provisions of this clause, it shall be deemed to have been delivered at the next opening of such normal business hours in the territory of the recipient.

22.4    PROOF OF SERVICE

        In proving service of the communication, it shall be sufficient to show that delivery by hand was made or that the facsimile was despatched and a confirmatory transmission report received.

22.5    CHANGE OF DETAILS

        A Party may notify the other Parties of a change to its name, relevant person, address or facsimile number for the purposes of clause 22.2 provided that such notification shall only be effective on:

        22.5.1 the date specified in the notification as the date on which the change is to take place; or

        22.5.2 if no date is specified or the date specified is less than five clear Business Days after the date on which notice is deemed to have been served, the date falling five clear Business Days after notice of any such change is deemed to have been given.

22.6    NON-APPLICABILITY TO PROCEEDINGS

        For the avoidance of doubt, the Parties agree that the provisions of this clause shall not apply in relation to the service of any writ, summons, order, judgment or other document relating to or in connection with any Proceedings.

23.     GOVERNING LAW AND JURISDICTION

23.1    ENGLISH LAW

        This Agreement shall be governed by and construed in accordance with English law.

23.2    ARBITRATION

        Any dispute which may arise out of or in connection with this Agreement shall be referred and finally resolved by arbitration under the rules of the London Court of International Arbitration (the "LCIA RULES") which are deemed to be incorporated by reference to this clause. The procedural law governing any arbitration arising hereunder (insofar as not governed by the LCIA Rules) shall be English law. The place of the arbitration shall be London.

AS WITNESS the Parties have executed this Agreement as a Deed on the date first appearing above

                                   SCHEDULE 1
                                     PART 1
                             DETAILS OF THE SELLERS

------------------------------ ---------------- ---------------- -------------- -------------
             (1)                     (2)              (3)             (4)           (5)
------------------------------ ---------------- ---------------- -------------- -------------
            Name                  Number of     Amount of Cash     Amount of     Amount of
                                  Ordinary       Consideration    Loan Notes    Consideration
                                 Shares Held    Pound Sterling       Pound         Stock
                                                                   Sterling        Pound
                                                                                  Sterling
------------------------------ ---------------- ---------------- -------------- -------------
William Colin Jones 2002             73,788            0           4,518,924      604,495
Trust
------------------------------ ---------------- ---------------- -------------- -------------
William Colin Jones                   1,582         109,845
------------------------------ ---------------- ---------------- -------------- -------------
Constance Jones                         130          9,026
------------------------------ ---------------- ---------------- -------------- -------------
Hugh Davies 2002 Trust               11,641            0            700,973       107,312
------------------------------ ---------------- ---------------- -------------- -------------
Hugh Davies                           1,632         113,317
------------------------------ ---------------- ---------------- -------------- -------------
Lynne Davies                            130          9,026
------------------------------ ---------------- ---------------- -------------- -------------
Robert Towill 2002 Trust             13,013            0            797,278       106,271
------------------------------ ---------------- ---------------- -------------- -------------
Robert Towill                           130          9,026
------------------------------ ---------------- ---------------- -------------- -------------
Wendy Towill                            130          9,026
------------------------------ ---------------- ---------------- -------------- -------------
David Brian Jones                     3,562         247,325
------------------------------ ---------------- ---------------- -------------- -------------
Ann Jones                               200         13,887
------------------------------ ---------------- ---------------- -------------- -------------
Paul Cravos                           5,076         311,809                        40,640
------------------------------ ---------------- ---------------- -------------- -------------
Jo Cravos                             4,532         278,390                        36,286
------------------------------ ---------------- ---------------- -------------- -------------
David Kevin Jones                       245         17,011
------------------------------ ---------------- ---------------- -------------- -------------
Celia Monaghan                          245         17,011
------------------------------ ---------------- ---------------- -------------- -------------
Peter Regan                              90          6,249
------------------------------ ---------------- ---------------- -------------- -------------
Paul Phillips                            50          3,472
------------------------------ ---------------- ---------------- -------------- -------------
Neil Herbert                             50          3,472
------------------------------ ---------------- ---------------- -------------- -------------
Matthew Cleve                            50          3,472
------------------------------ ---------------- ---------------- -------------- -------------
Gavin Davies                             25          1,736
------------------------------ ---------------- ---------------- -------------- -------------
Margaret Small                           25          1,736
------------------------------ ---------------- ---------------- -------------- -------------
Richard Calverley                    20,938         104,228        1,181,090      168,498
------------------------------ ---------------- ---------------- -------------- -------------
Sue Calverley                           107          7,429
------------------------------ ---------------- ---------------- -------------- -------------
The Trustees of the Michael           5,407         375,431
and Virginia Burke Trust
------------------------------ ---------------- ---------------- -------------- -------------
MV Burke Investment Limited          15,638         557,102         360,214       168,498
Partnership LLP
------------------------------ ---------------- ---------------- -------------- -------------
Jerald E. Kuiken                      5,371         238,379         91,521         43,000
------------------------------ ---------------- ---------------- -------------- -------------
Sam Crawford                          3,482         241,768
------------------------------ ---------------- ---------------- -------------- -------------
William Hill                            957         66,420
------------------------------ ---------------- ---------------- -------------- -------------
Reinhard Kupferschmidt                  964         66,951
------------------------------ ---------------- ---------------- -------------- -------------
Sorbent AB                              482         33,476
------------------------------ ---------------- ---------------- -------------- -------------
Stepbio SRL                           1,060         73,593
------------------------------ ---------------- ---------------- -------------- -------------
Niveve AG                             1,393         96,707
------------------------------ ---------------- ---------------- -------------- -------------
Propex Enterprises AG                 1,389         96,442
------------------------------ ---------------- ---------------- -------------- -------------
Uniflex Co. Ltd                       1,446         100,427
------------------------------ ---------------- ---------------- -------------- -------------
K C Van Horne                         3,457         240,060
------------------------------ ---------------- ---------------- -------------- -------------
D Stackhouse                            601         41,750
------------------------------ ---------------- ---------------- -------------- -------------
TOTAL SHARES IN JCL                 179,018        3,505,000       7,650,000     1,275,000
                                    -------        ---------       ---------     ---------
------------------------------ ---------------- ---------------- -------------- -------------

                                     PART 2
                                  STOCK OPTIONS

----------------------------------------------- ---------------------------------------------

                  INDIVIDUAL                              NUMBER OF STOCK OPTIONS

----------------------------------------------- ---------------------------------------------
Colin Jones                                                          0
----------------------------------------------- ---------------------------------------------
Hugh Davies                                                        60,000
----------------------------------------------- ---------------------------------------------
Robert Towill                                                      40,000
----------------------------------------------- ---------------------------------------------
Richard Calverley                                                  40,000
----------------------------------------------- ---------------------------------------------
Jerald E. Kuiken                                                   40,000
----------------------------------------------- ---------------------------------------------
Mike Burke                                                           0
----------------------------------------------- ---------------------------------------------
Matthew Cleeve                                                     22,000
----------------------------------------------- ---------------------------------------------
Gavin Davies                                                       22,000
----------------------------------------------- ---------------------------------------------
Kevin Jones                                                        22,000
----------------------------------------------- ---------------------------------------------
Peter Regan                                                        22,000
----------------------------------------------- ---------------------------------------------
David Warburton                                                    15,000
----------------------------------------------- ---------------------------------------------
Elena Gairlock                                                     12,800
----------------------------------------------- ---------------------------------------------
Neil Herbert                                                       9,000
----------------------------------------------- ---------------------------------------------
Paul Phillips                                                      9,000
----------------------------------------------- ---------------------------------------------
Roger Small                                                        9,000
----------------------------------------------- ---------------------------------------------
Margaret Small                                                     9,000
----------------------------------------------- ---------------------------------------------
Claire Desbrow                                                     9,000
----------------------------------------------- ---------------------------------------------
Anne Howells                                                       9,000
----------------------------------------------- ---------------------------------------------
TOTAL                                                             349,800
----------------------------------------------- ---------------------------------------------

                                   SCHEDULE 2
                                     PART 1
                              DETAILS OF THE GROUP

Name and Registered Number:  Jones Chromatography Limited - 1033865

Country of Incorporation:    England and Wales

Registered Office:           Tir-Y-Berth Industrial Estate
                             New Road Hengoed
                             Mid-Glamorgan CF82 8AU

Authorised share capital:    Pound Sterling500,000 divided into 500,000 ordinary
                             shares of Pound Sterling1 each

Issued share capital at      Pound Sterling179,018 divided into 179,018 ordinary
the date of this             shares of Pound Sterling1 each
Agreement:

Directors:                   Hugh DAVIES
                             David Bryan JONES
                             Robert Charles TOWILL
                             William Colin JONES

Secretary:                   Paul PHILLIPS

Auditors:                    Zeidman & Davis

Bankers:                     Barclays Bank Plc

Accounting Reference Date:   31 December

Outstanding Charges:

1. Debenture fixed and floating charge dated 20 November 1981, with Barclays Bank Ltd over undertaking and all property and assets, present and future, including all goodwill, book debts and uncalled capital together with all fixtures plant and machinery;

2. Legal charge dated 4 April 1986, over property of Tir Y Berth Industrial Estate, Hengoed, Mid-Glamorgan, approximately 1.17 acres as comprised in conveyance dated 4 April 1986.

3. Guarantee and Debenture dated 4 December 1992 with Barclays Bank Plc. Fixed and Floating charges over the undertaking and all property and assets present and future, including goodwill, book debts, uncalled capital and building fixtures, fixed plant and machinery.

                                   SCHEDULE 2
                                     PART 2
                                  SUBSIDIARIES

NAME AND REGISTERED NUMBER:  INTERNATIONAL SORBENT TECHNOLOGY LIMITED - 2758858

Country of Incorporation:    England and Wales

Registered Office:           Duffryn Industrial Estate
                             Ystrad Mynach
                             Hengoed
                             Mid-Glamorgan CF82 7RJ

Authorised share capital:    Pound Sterling50,000 divided into 50,000 ordinary
                             shares of Pound Sterling1 each

Issued share capital:        Pound Sterling25,000 divided into 25,000 ordinary
                             shares of Pound Sterling1 each

Directors:                   Michael Francis BURKE
                             Richard Arthur CALVERLEY
                             William Colin JONES
                             Robert Charles TOWILL

Secretary:                   Richard Arthur CALVERLEY

Auditors:                    Zeidman & Davis

Bankers:                     Barclays Bank Plc

Outstanding Charges:

1. Guarantee and Debenture dated 4 December 1992 with Barclays Bank Plc. Fixed and Floating charges over the undertaking and all property and assets, present and future, including goodwill, book debts, uncalled capital, building fixtures, fixed plant and machinery; and

2. Legal charge dated 23 June 1995 with Barclays Bank Plc over land at Duffryn Farm Industrial Estate, Ystrad Mynach, Mid-Glamorgan.

NAME AND REGISTERED NUMBER:  JONES CHROMATOGRAPHY U.S.A., INC.

Country of Incorporation:    Colorado, USA

Registered Office:           C.T. Corporation
                             Registered agent:
                             13701 West Jewell Avenue
                             Suite 103
                             Lakewood
                             Colorado 80228
                             USA

Authorised share capital:    100,000 designated common shares having no par
                             value

Issued share capital:        40,000 designated common shares having no par value

Directors:                   Jerald E. KUIKEN
                             William Colin JONES
                             Hugh DAVIES

Secretary:                   Jerald E. Kuiken

Bankers:                     First Bank
                             12345 West Colfax Avenue
                             Lakewood
                             Colorado 80215
                             USA

                                   SCHEDULE 3
                                   PROPERTIES

----------------------- -------------- -------------- ----------------- --------------- --------------
ADDRESS                 FREEHOLD/      USE            TERM OF LEASE     RENT (IF        TITLE
                        LEASEHOLD                     (IF APPLICABLE)   APPLICABLE)     NO. (IF
                                                                                        APPLICABLE)
----------------------- -------------- -------------- ----------------- --------------- --------------
Freehold land and       Freehold       Factory with   N/A               N/A             WA338654
buildings lying on      ABSOLUTE       ancillary                                        WA448137
the east side of New                   offices
Road, Tir-Y-Berth

Freehold property at    Freehold       Factory with   N/A               N/A             WA746101
Duffryn Farm            ABSOLUTE       ancillary
Industrial Estate,                     offices
Ystrad Mynach

Leasehold property at   Leasehold      Bulk Storage   One year from     Pound           Not
Unit 40, Duffryn                                      1st August 1997   Sterling2,800   registerable
Industrial Estate,                                    and thereafter    pa plus         at the Land
Ystrad Mynach                                         from year to      insurance,      Registry.
                                                      year terminable   rent and
                                                      by the tenant     service
                                                      on not less       charge.
                                                      than 3 months
                                                      notice by the
                                                      landlord on not
                                                      less than 6
                                                      months notice.

                                   SCHEDULE 4
                              INTELLECTUAL PROPERTY

                                     PART 1
                                  REGISTERED IP

------------------------------- -------------------------- -----------------------------------
DESCRIPTION OF INTELLECTUAL     REGISTERED HOLDER          REGISTRATION DETAILS
PROPERTY RIGHTS
------------------------------- -------------------------- -----------------------------------
Flash Vac                       IST Limited                A registered trademark in the UK,
                                                           registered under number 2239506
                                                           in respect of class 9; scientific
                                                           apparatus and instruments as of
                                                           15th July 2000.

ISOLUTE                         IST Limited                Registered trademark, registered
                                                           in;

                                                                          USA, registration
                                                           number 2086874 as of the
                                                           12th August 1997


                                                                          UK registration
                                                           number 1522037 as of the 23rd
                                                           December 1992.

                                                                          Germany
ISOLUTE ENV+                    IST Limited                registration number 2066609 as of
                                                           3rd June 1994.

                                                           A registered trademark registered
                                                           in the;

                                                                          UK with
                                                           registration number 2019436 under
                                                           class 1 as of 1st May 1995.

ISOLUTE ARRAY                   IST Limited                               US registration
                                                           number 2102587 as of
                                                           7th October 1997.

VACMASTER                       IST Limited                A registered trademark registered
                                                           in the;

                                                                          UK under
                                                           registration number 2181897 under
                                                           class 1 as of 12th November 1998.

IST                             IST Limited                Registered under the United States
                                                           patent and trademark office under
                                                           registration number 2026654 as 31st
                                                           December 1996.

                                                           Trademark registered in the;

                                                                          UK under
                                                           registration number 1522401 under
                                                           class 1 as of 23rd December 1992.

                                                                          Germany under
                                                           number 2908759 as of
                                                           10th July 1995.
Genesis                         JCL Limited

                                                                          US under
                                                           registration number 2064549
                                                           registered as of 27th May 1997.
Flashmaster II                  JCL Limited
                                                           Trademark registered in the UK
Flashpack                       JCL Limited                under registration number 2050981
                                                           in respect of Class 9 as of
                                                           12 January 1996
Flashmaster Lite                JCL Limited
                                                           A trademark in process of
                                                           registration.
Flashmaster Parallel            JCL Limited
                                                           A trademark in process of
                                                           registration.
Flashmaster Personal            JCL Limited
                                                           A trademark in process of
                                                           registration.
Flashmaster Solo                JCL Limited
                                                           A trademark in process of
                                                           registration.

                                                           A trademark in process of
                                                           registration.

                                                           A trademark in process of
                                                           registration.
------------------------------- -------------------------- -----------------------------------


                                     PART 2
                            MATERIAL UNREGISTERED IP

None


                                     PART 3
                                   LICENCES-IN

None


                                     PART 4
                                  LICENCES-OUT

Under an agreement between Jones Chromatography Limited ("JCL") and Axel Sembrau GmbH ("AXEL") dated on or about 11 July 1997, JCL licensed to Axel a section of JCL's JCL6000 for Windows Chromatography data system for use and sale as part of an online/process GC product.

                                   SCHEDULE 5
                             COMPLETION OBLIGATIONS

1.      SELLERS' COMPLETION OBLIGATIONS

        The Sellers will be obliged to deliver to the Buyer (or otherwise make available to the satisfaction of the Buyer):

               (a) evidence in a form satisfactory to the Buyer of the fulfilment of the Conditions set out in clause 4.1 (other than clauses 4.1.1, 4.1.3, 4.1.18 and 4.1.19);

               (b) transfers of the Shares duly executed by the registered holders in favour of the Buyer (or as the Buyer may direct) together with the relevant share certificates in the names of such registered holders;

               (c) certificates in respect of all issued shares in the capital of each of the Subsidiaries and duly executed transfers of all shares in any Subsidiary held by any person other than the Company or another Subsidiary in favour of such persons as the Buyer shall direct;

               (d) such waivers, consents or other documents (including any power of attorney under which any document required to be delivered under this Schedule has been executed) in the agreed form as are required to enable the Buyer and/or its nominee(s), as the case may be, to be registered as the holders of the Shares;

               (e)    the Deposit Agreement, duly executed by the Principal
                      Sellers;

               (f) the duly signed letters of representation from each of the Sellers to whom Consideration Stock is to be issued at Completion, as required by clause 4.1.20;

               (g) the statutory registers and minute books (properly written up to the time immediately prior to Completion), the certificate of incorporation and (if applicable) any certificate of incorporation on change of name of the Company and each of the Subsidiaries;

               (h) the documents of title to those of the Properties which are unencumbered;

               (i) the Amended Investors' Rights Agreement, executed by all of the Sellers to whom Consideration Stock is to be issued;

               (j) certificates from each of the banks at which the Company and each of the Subsidiaries maintains an account of the amount standing to the credit or debit of all such accounts as at the close of business on the last Business Day before Completion;

               (k) the cheque books relating to all the bank accounts of the Company and each of the Subsidiaries;

               (l) the written resignations in the agreed form of such of the directors and the secretary or secretaries of the Company and the Subsidiaries as are required by the Buyer to resign from their respective offices, such resignations to take effect from Completion, together with a signed waiver by each such director, in a form required by the Buyer, that he has no claim against the Company or any Subsidiary;

               (m) the written resignation of the auditors of the Company and of each of the Subsidiaries in the agreed form to take effect from Completion containing the statements referred to in section 394(1) CA 85 that they consider there are no such circumstances as are mentioned in that section and confirming that they have deposited or shall deposit that statement in accordance with section 394(2) CA 85 at the respective registered offices of the Company and each of the Subsidiaries; and

               (n) irrevocable powers of attorney in the agreed form executed by each of the holders of the Shares in favour of the Buyer or its nominee(s) to enable the beneficiary (pending registration of the transfers of the Shares) to exercise all voting and other rights attaching to the Shares and to appoint proxies for this purpose;

            and to cause a board meeting of the Company and of each of the Subsidiaries to be held at which:

                      (i) in the case of the Company only, the transfers of the Shares will be approved for registration (subject to their being duly stamped, which shall be at the cost of the Buyer);

                      (ii) all resignations provided for above will be tendered and accepted so as to take effect at the close of the meeting;

                      (iii) all persons nominated by the Buyer (in the case of directors, subject to any maximum number imposed by the relevant articles of association) will be appointed additional directors and appointed secretaries;

                      (iv) all existing instructions and authorities to bankers will be revoked and will be replaced with alternative instructions, mandates and authorities in such form as the Buyer may require;

                      (v) in the case of the US Subsidiary, the accounting reference date will be changed to 31 December;

                      (vi)   Ernst & Young will be appointed auditors;

                      (vii) in the case of the Subsidiaries only, transfers will be approved for registration (subject to their having been duly stamped at the cost of the Company) and declarations of trust in a form satisfactory to the Buyer will be executed in respect of all shares in the Subsidiaries held by any person other than the Company; and

                      (viii) such other business as the Buyer may reasonably
                             require will be conducted.

2.      BUYER'S COMPLETION OBLIGATIONS

        The Buyer's obligations (which are subject to the Sellers complying with all their obligations under paragraph 1) are to:

               (a) deliver to the Sellers the Amended Investors' Rights Agreement duly executed by the Buyer;

               (b) deliver to the Sellers the Deposit Agreement duly executed by the Buyer and the Buyer's Counsel;

               (c) pay or procure the payment of the Cash Amount to such account or accounts as the Sellers shall have notified to the Buyer;

               (d)    issue to the Sellers in the amounts set out in Schedule 1:

                      (i)    the Loan Notes (other than the Deposit Notes;

                      (ii)   the Consideration Stock;

               (e) authorise the Buyer's transfer agent to release the Consideration Stock to the Sellers;

               (f)    deposit the Deposit Notes with the Deposit Agent;

               (g)    deliver the duly executed Guarantee;

               (h) procure that a meeting of either the board of directors of the Buyer, or the compensation committee thereof, is held as soon as practicable following Completion at which a resolution is passed to issue the Stock Options to the persons listed in Part 2 of Schedule 1.

                                   SCHEDULE 6
                                   WARRANTIES

IN THIS SCHEDULE (a) REFERENCES TO THE COMPANY SHALL (SAVE WHERE THE CONTEXT OTHERWISE REQUIRES, OR WHERE OTHERWISE EXPRESSLY PROVIDED) BE DEEMED TO INCLUDE AN ADDITIONAL AND SEPARATE REFERENCE TO EACH MEMBER OF THE GROUP; AND (b) REFERENCES TO ANY LEGAL TERM, CONCEPT OR LEGISLATION UNDER THE LAWS OF ENGLAND AND WALES, WITH RESPECT TO THE US SUBSIDIARY, SHALL BE DEEMED TO BE REFERENCES TO THE US FEDERAL OR STATE TERM, CONCEPT OR LEGISLATION WHICH MOST CLOSELY APPROXIMATES THERETO.

                                     PART 1
                               SPECIFIC WARRANTIES

1.      INFORMATION

        To the best of the Principal Sellers' knowledge, all facts and circumstances relating to the Company which might reasonably be expected to materially and adversely affect the financial condition, assets or prospects of the Company have been Disclosed, and the Principal Sellers are not aware of anything which makes any such fact or circumstance misleading.

2.      THE COMPANY

2.1     FOUNDING DOCUMENTS

        2.1.1 The copy of the memorandum and articles of association of the Company (but not for the purposes of this paragraph 2.1.1, the US Subsidiary) which is included in the Disclosure Documents is true and complete in all respects and has embodied in it or annexed to it a copy of every such resolution and agreement as is referred to in section 380(4) CA 85. The Company has at all times carried on its business and affairs in all respects in accordance with its memorandum and articles of association and all such resolutions and agreements.

        2.1.2 The US Subsidiary: (a) is a corporation duly organised, validly existing, and in good standing under the laws of the State of Colorado, and is duly authorised to conduct business in, and is in good standing under, the laws of, each jurisdiction where such qualification is required; (b) has full corporate power and authority and all licenses, permits, and authorisations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and to use the properties owned and used by it; (c) has no directors or officers other than those listed in the Disclosure Documents. True and complete copies of the charter and bylaws, the minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the US Subsidiary are included in the Disclosure Documents. The US Subsidiary is not in default under or in violation of any provision of its charter or bylaws.

2.2     STATUTORY BOOKS

        The statutory books (including all registers and minute books) of the Company have been properly kept and contain an accurate and complete record of the matters which should be dealt with in those books, and no notice or allegation that any of them is incorrect or should be rectified has been received.

2.3     STATUTORY RETURNS

        The Company has complied with the provisions of the Companies Acts (as defined in CA 85) and the Companies Act 1989 and all returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies or to any other authority whatsoever by the Company have been correctly and properly prepared and so filed or delivered.

2.4     SHARE CAPITAL

        2.4.1 The Shares constitute the whole of the issued share capital of the Company. There is no Encumbrance on, over or affecting any of the Shares or any unissued shares, debentures or other securities of the Company. No claim has been made by any person to be entitled to the benefit of any such Encumbrance and no person has the right (exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of the Company.

        2.4.2  The Company has not at any time:

               (a) repaid, redeemed or purchased any of its own shares, or otherwise reduced its issued share capital or any class of it, or capitalised, in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities, any profits or reserves of any class or description or passed any resolution to do so, or agreed to do any of the above;

               (b) directly or indirectly provided any financial assistance for the purpose of the acquisition of shares in the Company or any holding company of the Company or for the purpose of reducing or discharging any liability incurred in such an acquisition whether pursuant to sections 155 and 156 CA 85 or otherwise.

2.5     SOLVENCY

        2.5.1 The Company has not stopped payment of its debts, has not entered into any scheme of arrangement or voluntary arrangement with any of its creditors, and is not insolvent or unable to pay its debts according to section 123 Insolvency Act 1986.

        2.5.2 No order has ever been made or petition presented or resolution passed for the winding up of the Company and no distress, execution or other process has ever been levied on any of its assets.

        2.5.3 No administrative or other receiver has been appointed by any person over the whole or any part of the business or assets of the Company, nor has any order been made or petition presented for the appointment of an administrator in respect of the Company.

        2.5.4 There are no circumstances which would entitle any person to present a petition for the administration or winding up of the Company or to appoint a receiver or administrator over the whole or any part of the Company's undertaking or assets.

3.      CONNECTED BUSINESS

3.1     SUBSIDIARIES

        All of the issued share capital of each of the Subsidiaries is held, legally and beneficially, by the Company, free from all Encumbrances and with all rights attaching thereto.

3.2     CONNECTED TRANSACTIONS

        The Company:

        3.2.1 is not and has not agreed to become the holder or other owner of any shares, debentures or other securities of any body corporate (whether incorporated in the United Kingdom or elsewhere), other than the shares in the Subsidiaries;

        3.2.2 save as contemplated by this Agreement, has not agreed to become a subsidiary of any other body corporate or under the control of any group of bodies corporate or consortium;

        3.2.3 is not and has not agreed to become (i) a member of any partnership, joint venture, consortium or other unincorporated association, or (ii) a party to any agreement or arrangement for sharing commissions or other income; and

        3.2.4 save for the US Subsidiary, has no branch, place of business or substantial assets outside England and Wales or any permanent establishment (as that expression is defined in any relevant Order in Council made pursuant to section 788 TAXES ACT 88) in any country outside the United Kingdom.

4.      ACCOUNTS

4.1     GENERAL

        4.1.1 The Audited Financial Statements were properly audited and prepared and presented in accordance with UK GAAP as then applied, are consistent with the practice and policies adopted by the Company during the accounting period previous to the accounting period ended on 31 December 2000, comply with the requirements of the CA 85 and give a true and fair view of the assets, liabilities and the financial position of the Company as at 31 December 2000.

        4.1.2 The JCI Accounts (including the notes thereto) present fairly the financial condition of the US Subsidiary as of 31 October 2000 and the results of operations of the US Subsidiary for the period covered thereby, are correct and complete, and are consistent with the books and records of the US Subsidiary, which books and records are correct and complete.

        4.1.3 The Unaudited Combined Results are consistent with the practice and policies adopted by the Company for the preparation of its audited financial statements during the accounting period ended on the Accounts Date.

        4.1.4 The Management Accounts have been properly proposed in accordance with the Company's accounting records, adopting fundamental accounting concepts and accounting policies consistent with those adopted in the Company's normal monthly accounting procedures and (except as expressly disclosed in them) do not include any unusual, exceptional, non-recurring or extraordinary items of income or expenditure.

4.2     PROVISIONS

        Without prejudice to the contents of paragraph 4.1.3 above, the Unaudited Combined Results make full provision or reserve for all liabilities, contingent liabilities, bad and doubtful debts, obsolete or slow moving stock and depreciation, and do not include (and the profits of the Company for the financial periods covered by the Unaudited Combined Results have not been affected to a material extent by) any unusual, extraordinary or non-recurring items of income or expenditure.

4.3     TRUE AND FAIR VIEW

        The Unaudited Combined Results give a true and fair view of the assets, liabilities and financial position of the Company at the Accounts Date (except that they do not contain all notes and disclosures required to comply with UK GAAP), and there were no unusual, extraordinary or non-recurring items or transactions entered into other than in the normal course of trade which materially affect the Unaudited Combined Results.

4.4     BASIS OF VALUATION

        The basis of valuation for stock-in-trade, work-in-progress and of depreciation of fixed assets adopted for the purpose of the Unaudited Combined Results and each of the accounting periods of the Company for the two financial years preceding the accounting period ended on the Accounts Date has, in all material respects, remained consistent.

4.5     BOOKS OF ACCOUNT

        All accounts, books, ledgers, financial and other necessary records of whatsoever kind of the Company (including all invoices and other records required for VAT purposes) have been accurately maintained, are in the possession of the Company and contain true and accurate records of all matters (including those required to be entered in them by all applicable legislation) and no notice or allegation that any of them is incorrect or should be rectified has been received.

5.      POST-ACCOUNTS DATE EVENTS

5.1 Since the Accounts Date each of the Company, the US Subsidiary and the UK Subsidiary has:

        5.1.1 carried on its business in the normal course and without any interruption or alteration in the nature, scope or manner of its business;

        5.1.2 except as set out in the Unaudited Combined Results, not experienced any deterioration in its financial position or prospects or turnover or suffered any diminution of its assets by the wrongful act of any person and, except as set out in the Unaudited Combined Results, the Company has not had its business, profitability or prospects materially and adversely affected by the loss of any important customer or source of supply or by any abnormal factor not affecting similar businesses to a like extent and so far as the Principal Sellers are aware and there are no facts which are likely to give rise to any such effects;

        5.1.3 not acquired or disposed of or agreed to acquire or dispose of any assets or assumed or incurred or agreed to assume or incur any material liabilities (actual or contingent), or made any payment not provided for in the Unaudited Combined Results, or entered into any unusual or onerous transaction or any other transaction not in the ordinary course of trading (and for these purposes, the incurring of capital expenditure in excess of Pound Sterling20,000, on any individual item or in the aggregate, will be considered other than in the ordinary course of trading);

        5.1.4 not declared, made or paid any dividend, bonus or other distribution of capital or income (whether a qualifying distribution or otherwise) and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital of the Company has been repaid in whole or in part or has become due or is liable to be declared due for any reason;

        5.1.5 not created, allotted, issued, redeemed or cancelled (or entered into any agreement to do so) any shares or other securities;

        5.1.6 not carried out or entered into any transaction and no other event has occurred in consequence of which (whether alone or together with any one or more transactions or events occurring before, on or after the date of this Agreement) any liability of the Company to Taxation has arisen or will arise (or would have arisen or would or might arise but for the availability of any relief, allowance, deduction or credit) other than corporation tax on the actual income (not chargeable gains or deemed income) of the Company arising from transactions entered into in the ordinary course of business, income tax under the PAYE system and national insurance and social security contributions in respect of persons employed by it since the Accounts Date and VAT in respect of taxable supplies made by it in the ordinary course of business since the Accounts Date;

        5.1.7 not made any change to the remuneration, terms of employment, emoluments or pension benefits of any present or former director, officer or employee of the Company who on the Accounts Date was entitled to remuneration in excess of Pound Sterling25,000 per annum and has not appointed or employed any additional director, officer or employee who is so entitled;

        5.1.8 received payment in full on their due dates of all debts owing to the Company shown in the Unaudited Combined Results (subject to any provision for bad and doubtful debts made in the Unaudited Combined Results), has not released any debts in whole or in part and has not written off debts in an amount exceeding Pound Sterling10,000 in the aggregate;

        5.1.9 not entered into contracts involving capital expenditure in an amount exceeding Pound Sterling20,000 in the aggregate;

        5.1.10 has not modified or terminated any agreement relating to Intellectual Property or knowingly allowed any of its right relating to Intellectual Property to lapse;

        5.1.11 in relation to any of the Properties:

               (i)    has made no alteration, addition or change of use;

               (ii) has not been refused any application for planning permission;

               (iii) has not given notice to terminate any lease, tenancy or licence or agreed any new rent or fee payable under any lease, tenancy or licence;

        5.1.12 has not become aware that any event has occurred which would entitle any third party to terminate any contract or any benefit enjoyed by it or call in any money before the normal due date thereof;

        5.1.13 has not purchased stocks in quantities or at prices materially greater than was the practice of the Company before and on the Accounts Date;

        5.1.14 has paid its creditors within the times accepted by such creditors and does not have any debts outstanding which are more than 30 days overdue for payment;

        5.1.15 has not created or agreed to create any Encumbrance or entered into any factoring arrangement, hire-purchase, conditional sale or credit sale agreement which has not been Disclosed (and there has been no default by the Company in the performance or observance of any of the provisions of any such Encumbrance, arrangement or agreement);

        5.1.16 has not given any guarantees or indemnities in respect of any third party;

        5.1.17 has not borrowed or raised any money or taken any financial facility or renegotiated or received any notice from any banker that such banker wishes to renegotiate any overdraft facility available to the Company at the Accounts Date;

        5.1.18 has not made any change to its accounting reference date and no accounting period of the Company has ended since the Accounts Date;

        5.1.19 has made no change to the accounting procedures or principles by reference to which its accounts are prepared;

        5.1.20 has not made a payment or incurred an obligation to make a payment which will not be deductible in computing trading profits for the purposes of corporation tax; and

        5.1.21 has not passed any resolution whether in general meeting or otherwise.

5.2     Since the Accounts Date, the Sellers:

        5.2.1 have used their best efforts to preserve and retain the goodwill of the Business and the existing relationships with customers and suppliers;

        5.2.2 have not induced or endeavoured to induce (whether directly or indirectly) any employee or worker of the Company to terminate his employment.

6.      TRANSACTIONS WITH THE SELLERS, DIRECTORS AND CONNECTED PERSONS

6.1     LOANS AND DEBTS

        There is not outstanding:

        6.1.1 any indebtedness or other liability (actual or contingent) owing by the Company to any Seller, director or employee of the Company or any Connected Person or owing to the Company by any Seller, director or employee of the Company or any Connected Person; or

        6.1.2  any guarantee or security for any such indebtedness or liability.

6.2     ARRANGEMENTS WITH CONNECTED PERSONS

        6.2.1 There is not outstanding, and there has not at any time during the last 3 years been outstanding, any agreement, arrangement or understanding (whether legally enforceable or not) to which the Company is a party and in which any Seller, director or former director of the Company or any Connected Person is or has been interested whether directly or indirectly.

        6.2.2 The Company is not a party to nor have its profits or financial position been affected by any agreement or arrangement which is not entirely of an arm's length nature.

6.3     COMPETITIVE INTERESTS

        6.3.1 No Seller, director or former director of the Company nor any Connected Person, either individually or with any other person or persons, has any estate, right or interest, directly or indirectly, in any business other than that now carried on by the Company which is or, so far as the Principal Sellers are aware, is likely to become competitive with any aspect of the Business of the Company save as registered holder or other owner of any class of securities of any company if such class of securities is listed on any recognised investment exchange (as defined in the Financial Services and Markets Act 2000) and if such person (together with Connected Persons and Affiliates) holds or is otherwise interested in less than three per cent of such class of securities.

        6.3.2 The Sellers either individually, collectively or with any other person or persons, are not interested in any way whatsoever in any Intellectual Property used and not wholly owned by the Company and have no (and have not asserted any, and do not have grounds to assert any) right, title or interest in or to any Intellectual Property wholly owned by the Company.

6.4     BENEFITS

        No Connected Person is entitled to or has claimed entitlement to any remuneration, compensation or other benefit from the Company.

7.      FINANCE

7.1     BORROWINGS

        Particulars of all money borrowed by the Company have been Disclosed. The total amount borrowed by the Company from any source does not exceed any limitation on its borrowing contained in the articles of association of the Company or in any debenture or loan stock trust deed or instrument or any other document binding on the Company and the amount borrowed by the Company from each of its bankers does not exceed the overdraft facility agreed with such banker. The Company has no outstanding loan capital.

7.2     DEBTS OWED TO THE COMPANY

        Except for allowances for bad debts reflected in the Unaudited Combined Results, all debts owed to the Company are collectable in the ordinary course of business and so far as the Principal Sellers are aware without having made enquiry of any creditors each such debt will realise in full its face value within four months of its due date for payment. The Company does not own the benefit of any debt (whether present or future) other than debts which have accrued to it in the ordinary course of business.

7.3     BANK ACCOUNTS

        Particulars of the balances on all the Company's bank accounts as at the Business Day immediately preceding the Completion Date have been Disclosed and the Company has no other bank accounts. Since the date of such particulars there have been no payments out of any such bank accounts except for routine payments which have been Disclosed.

7.4     WORKING CAPITAL

        Having regard to its existing banking and other facilities, the Company has sufficient working capital for the purpose of continuing to carry on the Business as currently carried out and at its present level of turnover for the foreseeable future and for the purposes of executing, carrying out and fulfilling in accordance with their terms all orders, projects and contractual obligations which have been placed with or undertaken by the Company.

7.5     FINANCIAL FACILITIES

        The Principal Sellers have Disclosed full details and true and correct copies of all documents relating to all debentures, acceptance lines, overdrafts, loans or other financial facilities outstanding or available to the Company and all Encumbrances to which any asset of the Company is subject. Neither the Sellers nor the Company have done anything whereby the continuance of any such facility or Encumbrance in full force and effect might be affected or prejudiced.

7.6     GRANTS

        Full details of all grants made to the Company since incorporation, and all outstanding applications for any such grant, have been Disclosed. No act or transaction has been effected in consequence of which the Company is or could be held liable to refund (in whole or in part) any such grant or any loan received by virtue of any statute, or in consequence of which any such grant or loan for which application has been made by it will not or may not be paid or will or may be reduced.

7.7     OPTIONS AND GUARANTEES

        7.7.1 The Company is not responsible for the indebtedness of any other person nor party to any option or pre-emption right or any guarantee, suretyship or any other obligation (whatever called) to pay, purchase or provide funds for the payment of, or as an indemnity against the consequence of default in the payment of, any indebtedness of any other person.

        7.7.2 No person other than the Company or a Subsidiary has given any guarantee of or security for any overdraft, loan or loan facility granted to the Company or any Subsidiary.

8.      UK ENVIRONMENT

        In this paragraph 8, a reference to the Company shall be deemed to include a separate and additional reference to the UK Subsidiary, but not to the US Subsidiary.

        In this paragraph 8:

        "ENVIRONMENT" means any and all organisms (including man), ecosystems, property and the following media: air (including the air within buildings and the air within other natural or man-made structures, whether above or below ground); water (including water under or within land or in drains or sewers and coastal and inland waters); and land (including land under water);

        "ENVIRONMENT AGREEMENTS" means any and all leases or licences or other agreements (including agreements of the nature referred to at paragraph 44 of Chapter IV of the draft statutory Guidance to Part IIA of the Environment Protection Act 1990) which are binding on the Company but only to the extent that they relate, either wholly or in part, to the protection of the Environment and/or the prevention of Harm and/or Remediation Action;

        "ENVIRONMENT LAWS" means any and all laws, whether civil, criminal or administrative applicable to the Company any Property and/or conduct of the Business and which have as a purpose or effect the protection of the Environment and/or the prevention of Harm and/or the provision of remedies in respect of Harm, including: European Community or European Union regulations, directives, decisions and recommendations; statutes and subordinate legislation; regulations, orders and ordinances; Permits; Environment Agreements; codes of practice, circulars, guidance notes and the like; common law, local laws and bye-laws; and judgments, notices, orders, directions, instructions or awards of any Competent Authority;

        "ENVIRONMENT LIABILITY" means liability (including liability in respect of Remediation Action) on the part of the Company and/or any of its directors or officers or shareholders under Environment Laws;

        "HARM" means material harm or damage to, or other interference with, the Environment and includes any detrimental effects on the health of living organisms or other interference with the ecosystems of which they form part and, in the case of man, includes offence caused to any of his senses or harm or damage to his property;

        "HAZARDOUS MATTER" means any and all matter (whether alone or in combination with other matter) including electricity, heat, vibration, noise or other vibration which is liable to cause Harm;

        "OTHER PROPERTY" means any and all land or property, other than any Property, owned or occupied at any time by the Company since its incorporation;

        "PERMITS" means any and all licences, consents, permits, registrations, filings, exemptions, approvals, authorisations or the like, made or issued pursuant to or under, or required by, Environment Laws in relation to the carrying on of the Business at any Property and/or the Other Property;

        "REMEDIATION ACTION" means (i) preventing, limiting, removing, remedying, cleaning-up, abating or containing the presence or effect of any Hazardous Matter in the Environment (including the Environment at any Property and/or at the Other Property) or (ii) carrying out investigative work and obtaining legal and other professional advice as is reasonably required in relation to (i).

8.1     COMPLIANCE WITH ENVIRONMENT LAWS

        8.1.1 Each Property has been used, and the Business has been conducted, at all times whilst the Company has owned or been in occupation of such property, in compliance with Environment Laws.

        8.1.2 As far as the Principal Sellers are aware, the Property and the Other Property were used at all times prior to the date of ownership or occupation by the Company in compliance with Environmental Laws.

        8.1.3 No material work, repairs, remedy, construction, or capital expenditure is or may be required under any Environment Laws or in order to carry on lawfully the Business at any Property and/or, so far as the Principal Sellers are aware, the Other Property.

8.2     PERMITS

        8.2.1 All Permits have been obtained and have been disclosed to the Purchaser and are in full force and effect and their terms and conditions have been complied with. No Permits are limited in duration or subject to onerous conditions.

        8.2.2 So far as the Principal Sellers are aware, no circumstance exists which is liable to result in modification, suspension, or revocation of any Permit or is likely to result in any such Permit not being extended, renewed, granted or (where necessary) transferred.

8.3     HAZARDOUS MATTER

        8.3.1 During the period of occupation or ownership by the Company, or, so far as the Principal Sellers are aware, at any period prior to the Company's occupation or ownership, no Hazardous Matter has been generated, used, kept, treated, transported (including transportation in pipes and pipeworks), spilled, deposited, disposed of, discharged, emitted or otherwise dealt with or managed at, on, under or from any Property and/or, so far as the Principal Sellers are aware, the Other Property.

        8.3.2 During the period of occupation or ownership by the Company, none of the following has been introduced onto or caused to exist at any of the Properties and/or, so far as the Principal Sellers are aware, the Other Property: (1) asbestos-containing material in any form or condition, (2) materials or equipment containing polychlorinated biphenyls, or (3) landfills, surface impoundments, or disposal areas.

8.4     ENVIRONMENT STATES OF AFFAIRS

        8.4.1 During the period of occupation or ownership by the Company, no events, states of affairs, conditions, circumstances, activities, practices, incidents, or actions have occurred under or about any Property or, so far as the Principal Sellers are aware, the Other Property or in or about the conduct of the Business by the Company which are liable to give rise to Environment Liability and, so far as the Principal Sellers are aware, no events, states of affairs, conditions, circumstances, activities, practices, incidents or actions are occurring or in existence under or about any Property or Other Property relating to a time prior to the occupation or ownership by the Company which are liable to give rise to Environmental Liability.

        8.4.2 The Company has not, either expressly or by operation of law, assumed or undertaken any Environment Liability of any third party.

8.5     STORAGE TANKS

        During the period of occupation or ownership by the Company no storage tanks of any kind, including related pipework, are or have been located on or under any Property and/or the Other Property. As far as the Principal Sellers are aware no such storage tanks or pipeworks were located on or under any Property or Other Property at anytime prior to the date of the Company's ownership or occupation.

8.6     NOTICE OF CLAIMS

        At no time has any Seller or the Company had knowledge of or received any notice, claim, demand or other communication alleging any actual or potential Environment Liability.

8.7     CONTINUED COMPLIANCE

        No facts, events or conditions relating to the present (or, so far as the Principal Sellers are aware, the past) facilities, properties or operations of the Company or, so far as the Principal Sellers are aware, any of the Company's predecessors in title, will prevent, hinder or limit continued compliance with Environmental Laws give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Laws, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

9.      UK HEALTH AND SAFETY

        In this paragraph 9, a reference to the Company shall be deemed to include a separate and additional reference to the UK Subsidiary, but not to the US Subsidiary.

9.1     COMPLIANCE

        The Business has at all times been conducted in compliance with all applicable legislation concerning health and safety matters and all and any regulations or orders made or issued under any such legislation and any relevant codes of practice issued by government agencies (the "Health and Safety Legislation").

9.2     LIABILITIES

        There are no events, states of affairs, conditions, circumstances, activities, practices, incidents or actions which have occurred and have not been remedied or are occurring or have been or are in existence in connection with the conduct of the Business which are liable to give rise to liability under the Health and Safety Legislation.

9.3     PROPERTIES

        No works, repairs, construction, remedial action or expenditure is or may be required in relation to the Health and Safety Legislation in order to carry on lawfully the Business at any Property.

9.4     CLAIMS

        At no time have the Sellers or the Company had knowledge of and/or received any notice, claim or other communication alleging any contravention of or actual or potential liability under the Health and Safety Legislation.

10.     US ENVIRONMENT

        This paragraph 10 shall apply to and in respect of the US Subsidiary, but not the Company or the UK Subsidiary.

10.1 In this paragraph 10: (a) "Environmental, Health, and Safety Requirements" shall mean all US federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all applicable common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labelling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect; and (b) "Affiliates" shall have the meaning ascribed thereto in paragraph 19.2.1.

10.2 The US Subsidiary and its Affiliates have complied and are in compliance with all Environmental, Health, and Safety Requirements. Without limiting the generality of the foregoing, the US Subsidiary and its Affiliates have obtained and complied with, and are in compliance with, all permits, licenses and other authorisations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of their respective facilities and the operation of their respective businesses. A true and complete list of all such permits, licenses and other authorisations is included in the Disclosure Documents.

10.3 Neither the US Subsidiary nor any of its Affiliates or, so far as the Principal Sellers are aware, any of the US Subsidiary's predecessors in title has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or their respective facilities, arising under Environmental, Health, and Safety Requirements.

10.4 At no time during the period of occupation or ownership by the Company or, so far as the Principal Sellers are aware, at any time prior to the Company's ownership or occupation have any of the following existed at any property or facility owned or operated by the US Subsidiary or any of its Affiliates: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

10.5 Neither this Agreement nor the consummation of the transactions contemplated by this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any Environmental, Health, and Safety Requirements.

10.6 Neither the US Subsidiary nor any of its Affiliates or, so far as the Principal Sellers are aware, any of the US Subsidiary's predecessors in title has either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person relating to Environmental, Health, and Safety Requirements.

10.7 No facts, events or conditions relating to the present (or, so far as the Principal Sellers are aware, the past) facilities, properties or operations of the US Subsidiary or any of its Affiliates or, so far as the Principal Sellers are aware, any of the US Subsidiary's predecessors in title, will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

11.     OTHER ASSETS

11.1    TITLE

        11.1.1 The Company has legal and beneficial title (free from any Encumbrance, hire or hire purchase agreement or leasing agreement or agreement for payment on deferred terms) to all assets of the Company which:

               (a)    are included in the Unaudited Combined Results; or

               (b) have otherwise been represented as being the property of the Company; or

               (c) were at the Accounts Date used or held for the purposes of its business; or

               (d)    have been acquired by the Company since the Accounts Date

               and all such assets are in the possession and control of the Company and are situated within the United Kingdom.

        11.1.2 The Company has not acquired or agreed to acquire any material asset on terms that title does not pass to the Company until full payment is made.

11.2    CONDITION OF ASSETS

        The fixtures, furniture, equipment and vehicles shown in the Unaudited Combined Results or acquired since the Accounts Date or otherwise used in connection with the Business which have not been disposed of in the ordinary course of business:

        11.2.1 do not contravene any requirement or restriction having the force of law;

        11.2.2 are in satisfactory repair and condition having regard to their age and are maintained;

        11.2.3 are each capable of doing the work for which they were designed and/or purchased and so far as the Principal Sellers are aware will each be so capable (subject to fair wear and tear) during the period of time over which the value of such assets will be written down to nil in the accounts of the Company;

        11.2.4 are not surplus to the Company's requirements; and

        11.2.5 are not dangerous or in need of renewal or replacement,

        and the vehicles owned by the Company are road-worthy and duly licensed for the purposes for which they are used.

11.3    CONDITION OF STOCK

        The Company's stock-in-trade is in good condition and is capable of being sold by the Company in the ordinary course of business in accordance with its current price list without rebate or allowance to a purchaser.

11.4    RENTAL PAYMENTS

        Rentals payable by the Company under any leasing, hire-purchase or other similar agreement to which it is a party are set out in the Disclosure Documents and have not been and are, so far as the Principal Sellers are aware, not likely to be increased and all such rentals are fully deductible by the Company for tax purposes.

12.     INSURANCE

12.1    EXTENT OF INSURANCE

        All the assets of the Company which are of an insurable nature are fully insured to their full replacement value with a well established and reputable insurer against fire and all other risks normally insured against by companies carrying on similar businesses or owning property of a similar nature to those of the Company and the Company is and has at all material times been adequately covered against all legal liability and risks normally insured against by such companies (including liability to employees or third parties for personal injury or loss or damage to property, product liability and loss of profit).

12.2    PREMIUMS AND CLAIMS

        Particulars of all policies of insurance of the Company now in force have been Disclosed and such particulars are true and correct and all premiums due on such policies have been duly paid and all such policies are valid and in force. So far as the Principal Sellers are aware there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being increased. There is no claim outstanding under any such policies and so far as the Principal Sellers are aware there are no circumstances likely to give rise to a claim.

13.     LITIGATION

13.1    LITIGATION

        13.1.1 Except as plaintiff in the collection of debts (not exceeding Pound Sterling10,000 in the aggregate) arising in the ordinary course of trading, the Company is not now engaged in any Litigation, and so far as the Principal Sellers are aware no Litigation is in prospect, in either case by or against the Company, or any person for whose acts or defaults the Company may be vicariously liable.

        13.1.2 The Company has not, in the last five years preceding the date of this Agreement, been involved in any Litigation with any person who is or was a supplier or customer of importance to the Company or the Business, or where such Litigation resulted in adverse publicity or loss of goodwill.

        13.1.3 So far as the Principal Sellers are aware there is no matter or fact in existence which might give rise to any Litigation involving the Company including any which might form the basis of any criminal prosecution against the Company.

13.2    INJUNCTIONS, ETC

        No injunction or order for specific performance has ever been granted against the Company.

13.3    ORDERS AND JUDGMENTS

        The Company is not subject to any order or judgment given by any court, tribunal or governmental agency which is still in force and has not given any undertaking to any court or tribunal or to any third party arising out of any Litigation.

14.     LICENCES

14.1    GENERAL

        The Company has all necessary licences (including statutory licences), permits, consents and authorities (public and private) for the proper and effective carrying on of the

        Business in the manner in which the Business is now carried on and all such licences, permits, consents and authorities are valid and subsisting and the Sellers know of no reason why any of them should be suspended, cancelled or revoked whether in connection with the sale to the Purchaser or otherwise and, so far as the Sellers are aware, there are no factors that might in any way prejudice the continuance or renewal of any of those licences, permits, consents or authorities and the Company is not restricted by contract from carrying on any activity in any part of the world.

14.2    DATA PROTECTION ACT 1998

        The Company and its employees have complied in all respects with the requirements of the Data Protection Acts 1984 and 1998.

15.     TRADING

15.1    TENDERS, ETC

        No offer, tender or the like is outstanding (the value of which to the Company could exceed Pound Sterling20,000 in any year) which is capable of being converted into an obligation of the Company by an acceptance or other act of some other person.

15.2    DELEGATION OF POWERS

        Other than as Disclosed, there are in force no powers of attorney given by the Company nor any other authority (express, implied or ostensible) given by the Company to any person to enter into any contract or commitment or do anything on its behalf other than any authority of employees to enter into routine trading contracts in the normal course of their duties.

15.3    CONSEQUENCE OF ACQUISITION OF SHARES BY PURCHASER

        Nothing done in compliance with the terms of this Agreement (including the acquisition of the Shares by the Purchaser) and no change in the management of the Company will:

        15.3.1 cause the Company to lose the benefit of any right or privilege it presently enjoys or, so far as the Principal Sellers are aware, cause any person who normally does business with the Company not to continue to do so on the same basis as previously;

        15.3.2 relieve any person of any obligation to the Company (whether contractual or otherwise) or legally entitle any person to determine any such obligation or any right or benefit enjoyed by the Company or to exercise any right whether under an agreement with or otherwise in respect of the Company;

        15.3.3 conflict with or result in the breach of or constitute a default under on the part of the Company (i) under any of the terms, conditions or provisions of any agreement or instrument to which it is now a party; or any loan to or mortgage created by it; or
               (ii) of its memorandum or articles of association;

        15.3.4 result in any present or future indebtedness of the Company becoming due and payable or capable of being declared due and payable prior to its stated maturity;

        15.3.5 so far as the Principal Sellers are aware, cause any director, officer or senior employee of the Company to leave employment; or

        15.3.6 conflict with, violate or result in a breach of any law, regulation, order, decree or writ applicable to the Company, the Sellers or any of them, or entitle any person to receive from the Company any finder's fee, brokerage or other commission.

15.4    COMPETITION/ANTI-TRUST

        15.4.1 The Company has not been, is not and may not be, party to, or directly or indirectly concerned, in any agreement, arrangement, understanding or practice (whether or not legally binding) which has been, is or may be:

               (a) registrable but not properly registered under the Restrictive Trade Practices Act 1976 or capable of giving rise to an investigation by the Director-General of Fair Trading or a reference to the Competition Commission;

               (b) in contravention or breach of The Treaty of Rome 1957, the Fair Trading Act 1973, the Consumer Credit Act 1974, the Trade Descriptions Act 1968, the Restrictive Trade Practices Act 1976, the Competition Act 1980, the Consumer Protection Act 1988, the Competition Act 1998 or any notices or directions made under any of them;

               (c) otherwise registrable, unenforceable or void or rendering the Company or any of its officers liable to administrative, civil or criminal proceedings under any anti-trust legislation, trade regulation or similar legislation in any jurisdiction; or

               (d) the subject of any investigation by any competent authority in respect of any provision of any anti-trust legislation, trade regulation or similar legislation in any jurisdiction.

        15.4.2 The Company has not, is not and may not be, engaged in (whether on its own or jointly with any other person) any conduct which amounts to the abuse of a dominant position in a market which may affect trade (within the meaning of section 18(1) of the Competition Act 1998) within the United Kingdom or any part of it.

15.5    RESTRICTIONS ON TRADING

        The Company is not and has not been a party to any agreement, arrangement, understanding or practice restricting the freedom of the Company to provide and take goods and services by such means and from and to such persons and into or from such place as it may from time to time think fit.

15.6    POSSESSION OF RECORDS

        15.6.1 All title deeds and agreements to which the Company is a party and all other documents owned by, or which ought to be in the possession of or held unconditionally to the order of, the Company are in the possession of the Company.

        15.6.2 The Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

15.7    BUSINESS NAMES

        The Company does not use on its letterhead, books or vehicles or otherwise carry on the Business under any name other than its corporate name and in the case of (a) the UK Subsidiary, the name "International Sorbent Technology Limited"; and (b) the US Subsidiary, the name "Jones Chromatography Inc.".

15.8    SENSITIVE PAYMENTS

        No officer or employee of the Company has made or received any Sensitive Payment in connection with the Business or otherwise. For the purposes of this paragraph the expression "Sensitive Payments" (whether or not illegal) shall include (i) bribes or kickbacks paid to any person, firm or company including central or local government officials or employees or (ii) amounts received with an understanding that rebates or refunds will be made in contravention of the laws of any jurisdiction either directly or through a third party or (iii) political contributions or
        (iv) payments or commitments (whether made in the form of commissions, payments or fees for goods received or otherwise) made with the understanding or under circumstances that would indicate that all or part of the payment is to be paid by the recipient to central or local government officials or as a commercial bribe, influence payment or kickback or (v) any payment deemed illegal under the Prevention of Corruption Acts 1889 to 1916.

16.     CONTRACTS

16.1    MATERIAL CONTRACTS

        All contracts to which the Company is a party have been Disclosed and the Company is not a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability which:

        16.1.1 is incapable of complete performance in accordance with its terms within six months after the date on which it was entered into or undertaken;

        16.1.2 is known by any of the Sellers to be likely to result in a loss to the Company on completion of performance;

        16.1.3 cannot readily be fulfilled or performed by the Company on time and without undue or unusual expenditure of money and effort;

        16.1.4 involves or is likely to involve obligations, restrictions, expenditure or receipts of an unusual, onerous or exceptional nature and not in the ordinary course of business;

        16.1.5 requires an aggregate consideration payable by the Company in excess of Pound Sterling30,000;

        16.1.6 involves or is likely to involve the supply of goods by or to the Company the aggregate sales value of which will represent in excess of five per cent of the turnover of the Company for the year ended on the Accounts Date;

        16.1.7 requires the Company to pay any commission, finder's fee, royalty or the like; or

        16.1.8 is in any way otherwise than in the ordinary and proper course of the Company's business, or would in any respect reasonably be regarded as onerous or material by an intending purchaser of the Shares.

16.2    PERFORMANCE OF CONTRACTS

        16.2.1 The terms of all contracts of the Company have been complied with by the Company and by the other parties to the contracts in all material respects and there are no circumstances likely to give rise to a default by the Company or (so far as the Sellers are aware) by the other parties under any such contract.

        16.2.2 All the contracts of the Company except those between the Company and its employees may be assigned by the Company without the consent of any other person.

        16.2.3 There are no outstanding claims, separately or in the aggregate, of material amounts, against the Company on the part of customers or other persons in respect of defects in quality or delays in delivery or completion of contracts or deficiencies of design or performance or otherwise relating to liability for goods or services sold or supplied by the Company and no such claims are threatened or, so far as the Principal Sellers are aware, anticipated by any of the Sellers and, so far as the Principal Sellers are aware, there is no matter or fact in existence in relation to goods or services currently sold or supplied by the Company which might give rise to any such claim.

        16.2.4 The Sellers have no knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any agreement or other transaction to which the Company is a party and the Company has received no notice of any intention to terminate, repudiate or disclaim any such agreement or other transaction.

16.3    AGENCY AND DISTRIBUTION AGREEMENTS

        Save as set out in the Disclosure Documents, the Company is not a party to any subsisting agency or distributorship agreement.

17.     EMPLOYEES

        In this paragraph 17, references to the Company shall be deemed to include an additional and separate reference to the UK Subsidiary, but not to the US Subsidiary.

17.1    PARTICULARS OF EMPLOYEES

        The particulars shown in the schedule of employees comprised in the Disclosure Documents are true and complete and show in respect of each director, officer and employee of the Company, the date on which he commenced continuous employment with the Company for the purposes of ERA and all remuneration payable and other benefits provided or which the Company is bound to provide (whether now or in the future) to each such person and include full particulars of all remuneration arrangements (particularly profit sharing, incentive, bonus and severance arrangements to which the Company is a party, whether legally binding or not) and each director, officer and employee of the Company is listed there.

17.2    CONTRACTS OF EMPLOYMENT

        There is no contract of employment in force between the Company and any of its directors, officers and employees which is not terminable by the Company without compensation (other than any compensation payable under Parts X and XI ERA) on one month's notice given at any time or otherwise in accordance with section 86 ERA. There are no consultancy or management services agreements in existence between the Company and any other person, firm or company, and there are no agreements or other arrangements (binding or otherwise) between the Company (or any employers' or trade association of which the Company is a member) and any Trade Union or works council. There are no outstanding pay negotiations with any employees, workers or Trade Unions.

17.3    BENEFITS

        There are no amounts owing to present or former directors, officers or employees of the Company other than not more than one month's arrears of remuneration accrued or due or for reimbursement of business expenses incurred within a period of three months preceding the date of this Agreement. No moneys or benefits other than in respect of remuneration or emoluments of employment are payable to or for the benefit of any present or former director, officer or employee of the Company, nor any dependant of any present or former director, officer or employee of the Company.

17.4    LIABILITIES AND PAYMENTS

        Save to the extent (if any) to which provision or allowance has been made in the Unaudited Combined Results:

        17.4.1 no liability has been incurred or is anticipated by the Company for breach of any contract of employment or contract for services or for severance payments or for redundancy payments or protective awards or for compensation for unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for sex, race, disability or discrimination or for any other liability accruing from the termination or variation of any contract of employment or for services; no gratuitous payment has been made or promised by the Company in connection with the actual or proposed termination, suspension or variation of any contract of employment or contract for services of any present or former director, officer or employee or any dependant of any present or former director, officer or employee of the Company; and

        17.4.2 the Company has not made or agreed to make any payment to or provided or agreed to provide any benefit or change in terms and conditions of employment for any present or former director, officer or employee of the Company in connection with the sale and purchase contemplated by this Agreement.

17.5    RELEVANT LEGISLATION

        17.5.1 The Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied with:

               (a) all obligations imposed on it by all relevant statutes, regulations and codes of conduct and practice affecting its employment of any persons and all relevant orders and awards made thereunder and has maintained current, adequate and suitable records regarding the service, terms and conditions of employment of each of its employees; and

               (b) all collective agreements, recognition agreements and customs and practices for the time being affecting its employees or their conditions of service.

        17.5.2 The Company has not been served with any improvement and/or prohibition notices pursuant to sections 21 and 22 of the Health and Safety at Work etc Act 1974; nor is any prosecution or sentence pending for any (alleged) offence under that Act.

        17.5.3 The Company is not in breach of any of the provisions on the employment of young persons contained in the Health and Safety (Young Persons) Regulations 1997, the Children (Protection at
               Work) Regulations 1998 or the Working Time Regulations 1998 and is not presently being prosecuted under any of such provisions.

        17.5.4 There is no liability or claim against the Company outstanding or anticipated under the Equal Pay Act 1970, the Sex Discrimination Acts 1975 and 1986, the Race Relations Act 1976, the Disability Discrimination Act 1995, ERA, TUPE, the Social Security Contributions and Benefits Act 1992, TULRCA, the Working Time Regulations 1998, the National Minimum Wage Act 1998, or the National Minimum Wage Regulations 1999.

        17.5.5 Within a period of one year preceding the date of this Agreement, the Company has not given notice of any redundancies to the Secretary of State or started consultations with any independent trade union or workers' representatives under the provisions of
               Part IV TULRCA or under TUPE nor has the Company failed to comply with any such obligation under Part IV TULRCA or under TUPE.

17.6    TERMINATION OF EMPLOYMENT

        17.6.1 No present director, officer or employee of the Company has given or received notice terminating his employment except as expressly contemplated under this Agreement and Completion of this Agreement will not entitle any director, officer or employee to terminate his employment or trigger any entitlement to a severance payment or liquidated damages.

        17.6.2 The Company has complied with all recommendations made by the Advisory Conciliation and Arbitration Service and with all awards and declarations made by the Central Arbitration Committee in respect of its employees.

17.7    SHARE AND OTHER SCHEMES

        The Company does not have in existence nor is it proposing to introduce, and none of its directors, officers or employees participates in (whether or not established by the Company), any employee share trust, share incentive scheme, share option scheme or profit sharing scheme for the benefit of all or any of its present or former directors, officers or employees or the dependants of any of such persons or any scheme under which any present or former director, officer or employee of the Company is entitled to a commission or remuneration of any other sort calculated by reference to the whole or part of the turnover, profits or sales of the Company or any other person, firm or company including any profit related pay scheme.

17.8    DISPUTES AND CLAIMS

        17.8.1 No dispute exists or can reasonably be anticipated between the Company and a material number or category of its employees or any Trade Union(s) or works council and so far as the Sellers are aware there are no wage or other claims outstanding against the Company by any person who is now or has been a director, officer, employee or worker of the Company.

        17.8.2 The Company has not had during the last three years any strike, work stoppages, slow-down or work-to-rule by its employees or workers or any lock-out, nor, so far as the Sellers are aware, is any anticipated, which has caused, or is likely to cause, the Company to be materially incapable of carrying on its business in the normal and ordinary course.

17.9    TRANSFER OF UNDERTAKINGS

        The Company has not been a party to any relevant transfer as defined in TUPE nor has the Company failed to comply with any duty to inform and consult with employees or any Trade Union or workers' representatives under TUPE within the period of one year preceding the date of this Agreement.

17.10   AGREEMENTS WITH TRADE UNIONS

        The Company is not a party to any agreement or arrangement with or commitment to any trade unions or staff association nor are any of its employees members of any trades union or staff association and, so far as the Sellers are aware, no application for collective bargaining recognition by a Trade Union is pending in relation to the Company under Schedule A1 of TULRCA .

18.     PENSION SCHEMES

18.1    GENERAL

        Particulars of all Pension Schemes have been Disclosed, including true and complete copies of the following in relation to each Pension Scheme:-

        18.1.1   Trust deeds and rules and all other deeds;

        18.1.2 Booklets currently in force and any subsequent announcements to scheme members;


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        18.1.3   Latest finalised actuarial valuation together with any
                 subsequent valuation in draft and any subsequent written actuarial advice not included in such valuations;

        18.1.4 Details of members, pensioners and deferred pensioners (including dates of birth, sex, entry and current salary and pensionable salary and name of employer);

        18.1.5 Details of contributions by members and the employer in the last three years;

        18.1.6   List of investments;

        18.1.7   Investment agreements;

        18.1.8   Scheme accounts and trustee reports for the last three years;

        18.1.9   Evidence of Inland Revenue approval;

        18.1.10  Contracting-out certificate (if applicable);

        18.1.11 SSAP 24 disclosures in the employer's accounts for the last three years;

        18.1.12 Insurance policies and certificates and details of premiums paid;

        18.1.13 Details of ex-gratia pensions and any discretionary increases in benefits given in the last three years;

        18.1.14 Details of arrangements for the selection of trustees in accordance with sections 16 to 21 Pensions Act 1995 including copies of notices to members;

        18.1.15  Statement of investment principles prepared in accordance with section 35 Pensions Act 1995;

        18.1.16 Any correspondence with the Occupational Pensions Regulatory Authority in relation to the Pension Scheme;

        18.1.17 All letters or agreements for the appointment of professional advisers pursuant to section 47 Pensions Act 1995;

        18.1.18 any actuarial certificates pursuant to section 67 Pensions Act 1995.

        Other than as Disclosed, there are no other Pension Schemes for current or past directors or employees of the Company.

18.2    BENEFITS, DISCRETIONS AND FUNDING

        In relation to each Pension Scheme:-

        18.2.1   no power to augment benefits has been exercised;

        18.2.2 no discretion has been exercised to admit an employee to membership of the pension scheme who would not otherwise be eligible;

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        18.2.3   no discretion has been exercised to provide a benefit which would not otherwise be provided;

        18.2.4 all benefits (other than a refund of contributions with interest where appropriate) payable under the pension scheme on the death of a member while in an employment to which the pension scheme relates or during a period of sickness or disability of a member are fully insured by a policy with an insurance company of good repute; and all premiums have been paid;

        18.2.5 there are no contributions to the Pension Scheme which are due but unpaid and have remained unpaid for more than one month and in any event contributions have been paid which are at least equal to and by the due date specified in any schedule of contributions or payments applicable under section 58 or 87 Pensions Act 1995;

        18.2.6 no take-over protection provision will be triggered by Completion;

        18.2.7 no payment has been made out of the Pension Scheme to any participating employer;

        18.2.8 no amendment has been made in contravention of section 67 of the Pensions Act 1995;

        18.2.9 the Pension Scheme is sufficiently funded on an ongoing basis using the assumptions used in the last actuarial valuation to secure at least the benefits accrued to Completion (other than those which are insured) and in addition is sufficiently funded to meet the minimum funding requirement as defined in section 56 Pensions Act 1995;

        18.2.10 other than benefits payable on death as disclosed, the Pension Scheme provides only money purchase benefits within the meaning of section 181 Pension Schemes Act 1993.

18.3    ADMINISTRATION

        Each Pension Scheme:-

        18.3.1 is either approved by the Board of Inland Revenue for the purposes of Chapter I of Part XIV TAXES ACT 88 or is a scheme under which the benefits provided or to be provided are consistent with the approval of the scheme by the Board of Inland Revenue for such purposes and is a scheme in respect of which an application for such approval has been made and has not been withdrawn or refused and the Board of Inland Revenue have not given notice to the applicant that they believe the application has been dropped;

        18.3.2 is established under irrevocable trusts;

        18.3.3 has been administered in accordance with:-

               the preservation requirements under the Pension Schemes Act 1993;

               the equal access requirements of that Act;

               the contracting-out requirements of that Act (where applicable);

               the Pensions Act 1995; and

               all other applicable laws (including Article 119 of the Treaty of Rome), regulations and requirements of any competent governmental body or regulatory authority and the trusts and rules of the Pension Scheme;

        18.3.4 has not been the subject of any report of wrongdoing or irregularities to the Occupational Pensions Regulatory Authority nor, so far as the Sellers are aware, are there any circumstances which would justify such a report;

        18.3.5 is a scheme in respect of which all actuarial, consultancy, legal and other fees, charges or expenses have been paid and for which no services have been provided for which an account or invoice has not been rendered; and

        18.3.6 has no investment in employer-related assets as defined in section 40 Pensions Act 1995.

18.4    CLAIMS

        No claim has been threatened or made or litigation commenced against the trustees or administrator of any Pension Scheme or against the Company or any other person whom the Company is or may be liable to indemnify or compensate in respect of any matter arising out of or in connection with any Pension Scheme. So far as the Sellers are aware, there are no circumstances which may give rise to any such claim or litigation. There are no unresolved disputes under the Pension Scheme's internal dispute resolution procedure.

19.     US EMPLOYEES

        This paragraph 19 shall apply to and in respect of the US Subsidiary, but not the Company or the UK Subsidiary.

19.1 To the best of the knowledge of the Principal Sellers, and of the directors and officers (and employees with responsibility for employment matters) of the Company and the US Subsidiary but without having made enquiries of the employees concerned, no executive, key employee, or group of employees has any plans to terminate employment with the US Subsidiary.

19.2    DEFINITIONS

        With the exception of the definition of "Affiliate" set forth below (which definition shall apply only to this paragraph 19) for purposes of this Agreement, the following terms shall have the meanings set forth below:

        19.2.1 "AFFILIATE" shall mean any other person or entity under common control with the US Subsidiary within the meaning of Section 414(b), (c), (m) or (o) of the United States Internal Revenue Code of 1986, as amended and the regulations issued thereunder (the "CODE");

        19.2.2 "COBRA" shall mean the United States Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

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        19.2.3 "EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the US Subsidiary or any Affiliate for the benefit of any Employee, or with respect to which the US Subsidiary or any Affiliate has or may have any liability or obligation;

        19.2.4 "DOL" shall mean the United States Department of Labor;

        19.2.5 "EMPLOYEE" shall mean any current or former or retired employee, consultant or director of the US Subsidiary;

        19.2.6 "EMPLOYMENT AGREEMENT" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the US Subsidiary and any Employee;

        19.2.7 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended;

        19.2.8 "FMLA" shall mean the United States Family Medical Leave Act of 1993, as amended;

        19.2.9 "IRS" shall mean the United States Internal Revenue Service;

        19.2.10"MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

        19.2.11"PENSION PLAN" shall mean each Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

19.3 The Disclosure Documents contain an accurate and complete list of each Employee Plan, and each Employment Agreement. The US Subsidiary does not have any plan or commitment to establish any new Employee Plan or enter into any new Employment Agreement, or to modify any Employee Plan or Employment Agreement (except to the extent required by law or to conform any Employee Plan or Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to the Purchaser in writing, or as required by this Agreement), or to adopt or enter into any Employee Plan or Employment Agreement.

19.4 The Disclosure Documents include correct and complete copies of: (i) all documents embodying each Employee Plan and each Employment Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Employee Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Employee Plan; (iv) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the US Subsidiary; (viii) all correspondence to or from any governmental agency relating to any Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each Employee Plan; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Employee Plan.

19.5 The US Subsidiary has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Employee Plan, and each Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favourable determination, opinion, notification or advisory letter from the IRS with respect to each such Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favourable determination as to the qualified status of each such Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Sellers, threatened or reasonably anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (v) each Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Closing Date, without material liability to the Purchaser, or the US Subsidiary or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the US Subsidiary or any Affiliates, threatened by the IRS or DOL with respect to any Employee Plan; and (vii) neither the US Subsidiary nor any Affiliate is subject to any penalty or tax with respect to any Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

19.6 Neither the US Subsidiary nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

19.7 At no time has the US Subsidiary or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the US Subsidiary, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in
        Section 413 of the Code.

19.8 No Employee Plan provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and the US Subsidiary has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

19.9 Neither the US Subsidiary nor any Affiliate has, in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

19.10 The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

19.11 No payment or benefit which will or may be made by the US Subsidiary or its Affiliates with respect to any Employee or any other "disqualified individual" (as defined in Code Section 280G and the regulations thereunder) will be characterised as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

19.12 The US Subsidiary: (i) is in compliance in all respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees;
        (ii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with laws or agreements regarding withholding and reporting with respect to wages, salaries and other payments to Employees; and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the US Subsidiary under any worker's compensation policy or long-term disability policy.

19.13 No work stoppage or labour strike against the US Subsidiary is pending, threatened or reasonably anticipated. The US Subsidiary does not know of any activities or proceedings of any labour union to organise any Employees. There are no actions, suits, claims, labour disputes or grievances pending, or, to the knowledge of the Sellers, threatened or reasonably anticipated relating to any labour, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labour practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the US Subsidiary. Neither the US Subsidiary nor any of its Affiliates has engaged in any unfair labour practices within the meaning of the National Labor Relations Act. The US Subsidiary is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the US Subsidiary.

20.     INTELLECTUAL PROPERTY

20.1    In this Agreement:

        "COPYRIGHT" means copyright, design rights, topography rights and database rights, whether registered or unregistered (including any applications for registration of any such thing) and any similar or analogous rights to any of the above, whether arising or granted under the law of England or of any other jurisdiction;

        "KNOW HOW" means trade secrets and confidential business information, including details of supply arrangements, customer lists and pricing policy; sales targets, sales statistics, market share statistics, marketing surveys and reports; marketing research; other information including procedures, ideas, concepts, formulae, manufacturing techniques and processes, specifications and tests; information comprised in Software; together with all common law or statutory rights protecting any such thing, including by any action for breach of confidence and any similar or analogous rights to any of the above, whether arising or granted under the law of England or any other jurisdiction;

        "INTELLECTUAL PROPERTY" means Patent Rights, Know How, Copyright (including rights in Software), Trade Marks and IP Materials;

        "IP AGREEMENTS" means agreements, arrangements or licences relating to the Relevant IP;

        "IP MATERIALS" means all documents, records, tapes, discs, diskettes and any other materials whatsoever containing Copyright works, Know How or Software;

        "LICENCES-IN" means IP Agreements whereby the Company uses or exploits any Intellectual Property belonging to a third party;

        "LICENCES-OUT" means IP Agreements whereby the Company has authorised or otherwise permitted (expressly or by implication) any use whatsoever of any Intellectual Property, or granted to any third party any right or interest in respect of any Intellectual Property;

        "PATENT RIGHTS" means patent applications or patents, author certificates, inventor certificates, utility certificates, improvement patents and models and certificates of addition, including any divisions, renewals, continuations, refilings, confirmations-in-part, substitutions, registrations, confirmations, additions, extensions or reissues of any such thing and any similar or analogous rights to any of the above, whether arising or granted under the law of England or any other jurisdiction;

        "REGISTERED IP" means the Intellectual Property owned, licensed, used or exploited by the Company and listed in Schedule 4;

        "RELEVANT IP" means all Registered IP and Unregistered IP;

        "SOFTWARE" means any and all computer programs in both source and object code form, including all modules, routines and sub-routines such programs and all source and other preparatory materials relating to them, including user requirements, functional specifications and programming specifications, ideas, principles, programming languages, algorithms, flow charts, logic, logic diagrams, orthographic representations, file structures, coding sheets, coding and any manuals or other documentation relating to them and computer generated works;

        "TRADE MARKS" means trade or service mark applications or registered trade or service marks, registered protected designations of origin, registered protected geographic origins, refilings, renewals or reissues of any of the above, unregistered trade or service marks, get up and company names in each case with any and all associated goodwill and all rights or forms of protection of a similar or analogous nature, including rights which protect goodwill, whether arising or granted under the law of England or of any other jurisdiction;

        "UNREGISTERED IP" means Intellectual Property owned, licensed, used or exploited by the Company other than Registered IP.

20.2    OWNERSHIP AND RIGHTS

        20.2.1 Schedule 4 contains particulars of all Registered IP and material Unregistered IP.

        20.2.2 The Company is the sole beneficial owner of all Relevant IP (subject to Licences-In and Licences-Out).

        20.2.3 The Company does not require any further Intellectual Property in relation to the current manufacture, marketing, sale or planned development of its products or services or in relation to any of the processes employed in the Business.

20.3    ENFORCEMENT

        20.3.1 The Relevant IP (insofar as it is owned by the Company) is valid and subsisting and none of the Registered IP is the subject of outstanding or, so far as the Principal Sellers are aware, threatened disputes, claims or proceedings for cancellation, revocation, opposition, interference, rectification or contested ownership.

        20.3.2 Where an application for registration has been made, the Company has received no adverse opinion, whether from any registry concerned or its own advisers, in relation to any such application.

        20.3.3 All Registered IP has been maintained and all renewal fees have been paid on time.

        20.3.4 Except as set out in Schedule 4, all Know-How owned, used or exploited by the Company has been kept secret and confidential and has not been disclosed to third parties except in the ordinary course of business to third parties who have agreed to keep such know-how secret and confidential.

        20.3.5 Nothing has been done to diminish or otherwise affect the reputation of unregistered Trade Marks owned, used or otherwise exploited by the Company.

20.4    IP AGREEMENTS

        20.4.1 Complete copies of all the IP Agreements have been Disclosed. All of the IP Agreements are valid and binding and none has been the subject of any breach or default by any party or of any event which with notice or lapse of time or both would constitute a default. There are no disputes, claims or proceedings arising out of or relating to any of them.

        20.4.2 Schedule 4 respectively contain particulars of all Licences-In and Licences-Out.

        20.4.3 Except as set out in Schedule 4, none of the Relevant IP is subject to any Encumbrance.

        20.4.4 All IP Agreements have been duly recorded or registered with the proper authorities whenever a requirement to do so exists.

20.5    INFRINGEMENT

        20.5.1 The Company has not infringed and does not infringe any Intellectual Property of a third party as a result of the Company's use or exploitation of the Relevant IP, nor will such use or exploitation give rise to any infringement dispute, claims or proceedings against the Company.

        20.5.2 There has been and is no current or anticipated infringement by any third party of any Relevant IP.

21.     INFORMATION TECHNOLOGY AND TELECOMMUNICATIONS

21.1    In this Agreement:

        "HARDWARE" means any and all computer, telecommunications and network equipment and any aspect or asset of a business which relies in any respect on computer hardware or other information technology (whether embedded or not);

        "IT CONTRACTS" means any agreements, arrangements or licences with third parties relating to IT Systems or IT Services, including all hire purchase contracts or leases of Hardware, licences of Software, and other IT procurement;

        "IT SERVICES" means any services relating to the IT Systems or to any other aspect of the Company's data processing or data transfer requirements, including facilities management, bureau services, hardware maintenance, software development or support, consultancy, source code deposit, recovery and network services;

        "IT SYSTEMS" means Hardware and/or Software owned or used by the Company.

21.2    IDENTIFICATION AND OWNERSHIP

        21.2.1 All IT Systems are identified in the Disclosure Documents, and are not wholly or partly dependent on any facilities or services not under the exclusive ownership and control of the Company.

        21.2.2 All the IT Contracts are valid and binding. None of the IT Contracts has been the subject of any breach or default, or of any event which (with notice or lapse of time or both) would constitute a default, or is liable to be terminated or otherwise adversely affected by the transaction contemplated by this Agreement.

        21.2.3 The Company has in its possession or in its control the source code of all Software owned or used by the Company for the purposes of the Business.

21.3    COMPUTER OPERATION AND MAINTENANCE

        21.3.1 All IT Systems are in good working order, function in accordance with all applicable specifications, and have been and are being properly and regularly maintained and replaced. No part of the IT Systems has materially or consistently failed to function at any time during the 2 years prior to the date of this Agreement.

        21.3.2 All IT Services are being and have been provided in accordance with all applicable specifications.

        21.3.3 The Company has full and unrestricted access to and use of the IT Systems, and no third party agreements or consents are required to enable the Company to continue such access and use following completion of the transaction contemplated by this Agreement.

        21.3.4 So far as the Sellers are aware:

               (a) it is not necessary or desirable to incur any further expenditure on the modification, development, expansion or (save in the normal course of business) replacement of the IT Systems; and

               (b) the present capacity of the IT Systems is sufficient in order to satisfy the requirements of the Company with regard to data processing and communications during the period ending three years from the date of this Agreement.

        21.3.5 The Company has taken all steps necessary to ensure that its business can continue in the event of a failure of the IT Systems (whether due to natural disaster, power failure or otherwise).

22.     LEGISLATION

        The Company is not in breach of and has not received notice of and is not aware of any allegation of breach of the requirements of any legislation which is applicable to it.

23.     INFORMATION

23.1    INFORMATION

        The information set out in Schedules 1 to 4 (inclusive) and all information contained in the Disclosure Documents is complete, true, full and fair and not misleading. Insofar as any such information amounts to a forecast or an expression of opinion, intention or expectation, such information is so far as the Sellers are aware fair and honest and made on reasonable grounds.

23.2    DISCLOSURE

        There is no fact or matter which has not been Disclosed which renders any such information untrue, inaccurate or misleading in any material respect or the disclosure of which might reasonably affect the willingness of a willing purchaser to purchase the Shares on the terms of this Agreement.

23.3    FINANCIAL AND TRADING POSITION

        The information disclosed to the Purchaser or its representatives or professional advisers by the Principal Sellers and the directors, officers, or professional advisers of the Company regarding the current financial and trading position and prospects of the Company comprises all information which is material for the reasonable assessment of the financial and trading prospects of the Company.

24.     BROKERS' FEES

        The Company has no liability in respect of, or obligation to pay, any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

25.     PRODUCT WARRANTY

        Each product manufactured, sold, leased, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no liability (and so far as the Principal Sellers are aware there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. No product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. The Disclosure Documents include copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions). The Company has not sold or leased products other than under those standard terms and conditions of sale or lease.

26.     PRODUCT LIABILITY

        The Company has no liability (and so far as the Principal Sellers are aware there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

27.     EXPENSES

        The Company has not borne and will not bear any of the Sellers' costs and expenses in connection with this Agreement or any of the transactions contemplated hereby (including without limitation legal and accounting fees and expenses).

28.     DISCLOSURE

        The representations and warranties contained in this Schedule 6 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Schedule 6 not misleading.

29.     PROPERTIES


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29.1    DEFINITIONS

        In this Agreement:

        "EXISTING USE" means in relation to any Property the purpose(s) referred to in Schedule 3 in relation to that Property;

        "LEASE" means in relation to any Property, if applicable, the lease under which the Property is held by the Company;

        "LETTING DOCUMENTS" means in relation to any Property leases, underleases, tenancies, licences or other agreements or arrangements giving rise to rights of occupation (in each case as amended) to which the Property is subject.

        References to a "Property" includes a reference to each of the Properties, unless the context requires otherwise.

29.2    GENERAL

        29.2.1 The Properties comprise all the land owned, controlled, used or occupied by the Company and all the estates, interests or rights vested in the Company relating to any land at the date of this Agreement.

        29.2.2 The Company has no liability (whether actual, contingent or otherwise) as tenant, assignee, guarantor, covenantor or otherwise arising from or relating to any estate, interest or right in any land other than the Properties.

        29.2.3 The Company has not assigned any lease or tenancy (other than a lease or tenancy which is a new tenancy as defined in section 28 LTCA and in respect of which the Company has not entered into any authorised guarantee agreement) without receiving a full and effective indemnity from the assignee in respect of its liability under such lease or tenancy.

29.3    TITLE

        In relation to each Property:-

        29.3.1 The Company has a good and marketable legal title and is solely legally entitled to it.

        29.3.2 The details of the title set out in Schedule 3 are complete and accurate in all respects.

        29.3.3 If the title is registered at HM Land Registry, the Company is registered with the class of title shown in Schedule 3 and under the title number referred to in Schedule 3.

        29.3.4 Any Letting Documents to which the Property is subject are referred to in Schedule 3. Otherwise the Company is in actual occupation of the Property on an exclusive basis and, except by virtue of the Letting Documents, no person, other than the Company, has any right (actual or contingent) to possession, occupation or use of or interest in the Property.

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        29.3.5 There are no circumstances which could render any transaction affecting the Company's title liable to be set aside under the provisions of the Insolvency Act 1986.

29.4    EXISTING USE

        The present use is for the purpose(s) referred to in Schedule 3.

29.5    DOCUMENTS OF TITLE

        The documents of title consist of original documents or properly examined abstracts, all of which are in the possession of the Company or are unconditionally held to its order. Where necessary all title deeds are fully stamped with ad valorem stamp duty and a produced document stamp.

29.6    REGISTRATION

        Where title is not registered at HM Land Registry, there is no caution registered against first registration and no event has occurred in consequence of which such registration of title should have been effected.

29.7    FIXTURES AND FITTINGS

        All fixtures and fittings at the Property other than landlord's/tenant's fixtures are the property of the Company free from Encumbrances.

29.8    ACCESS

        A roadway maintainable at public expense abuts the Property at each point of access or egress or the Property has the benefit of all necessary rights of way to and from such a roadway.

29.9    CONSTRUCTION WORK

        Details of all construction projects undertaken in the last 6 years have been Disclosed and, in relation to any such construction:

        29.9.1 all necessary consents and permissions were obtained for such construction;

        29.9.2 the construction works were carried out in material compliance with professional building standards and with the applicable laws and regulations relating to technical quality of construction;

        29.9.3 the Company obtained all mandatory policies of insurance with a level of cover appropriate to such project and performed all its obligations under such contracts of insurance, including the payment of all premiums.

29.10   TITLE POLICIES

        There are no insurance policies relating to any question of title or covenants.

29.11   CHARGES

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        There are no mortgages, charges or liens, legal or equitable, specific or floating.

29.12   AGREEMENTS

        There are no agreements for sale or lease, estate contracts, options, rights of pre-emption or similar matters, the provisions of which remain to be performed.

29.13   ENCUMBRANCES

        There is no breach of any covenants, restrictions, stipulations, easements or other matters to which the Property is subject.

29.14   ADVERSE RIGHTS

        No one is in adverse possession or has acquired or is acquiring any adverse rights.

29.15   OVERRIDING INTERESTS

        There are no overriding interests as referred to in section 70 Land Registration Act 1925.

29.16   COMPLAINTS

        The Company has not had occasion to make any claim or complaint in relation to any neighbouring property or its use or occupation and has not received any such complaint from any such neighbouring property.

29.17   DISPUTES

        There are no disputes, claims, actions, demands or complaints which are outstanding or which are expected by the Company.

29.18   NOTICES

        Neither the Company nor the Sellers have received actual notice of any resolution, proposal, order or act made or contemplated for the compulsory acquisition of the Property by the local or any other authority nor any outstanding order, notice or other requirement of any such authority that affects the existing use or involves expenditure in compliance with it nor any other circumstances which may result in any such order or notice being made or served or which may otherwise affect the Property.

29.19   CONDITION

        No flooding, subsidence, settlement, landslip, heave, rising damp or damp penetration, fungoid or insect attack or infestation or other material defect (including a design or construction defect) affects or has affected the Property and no building or structure contains a deleterious substance or a substance which, at the date of this Agreement, is not used in generally accepted good building practice. There is no material defect in the plumbing, air conditioning, heating or other parts of the Property which renders such part of the Property unfit for their intended use.

29.20   OUTGOINGS

        Save as disclosed in the title deeds there is no liability for the payment of any outgoings or charges other than the uniform business rate or water rates (and in the case of leasehold property sums due under the Lease including rent, insurance and service charge reserved by the Lease) and all such payments have been made to date.

29.21   LAWFUL USE

        The Existing Use is a lawful use under the Town and Country Planning legislation (which includes the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990 and the Planning (Hazardous Substances) Act 1990).

29.22   DEVELOPMENT

        No development (as defined in the Town and Country Planning legislation) which has been or is being carried out is unlawful, no development has been carried out without any necessary consents and permissions being obtained, no enforcement proceedings under the Town and Country Planning legislation have been commenced or notices served and no such proceedings or notices have been proposed.

29.23   VALIDITY OF PERMISSIONS

        To the best of the Sellers' knowledge and belief, all planning permissions received by the Company are valid, subsisting and unimpeachable and are either unconditional or subject only to conditions which have been satisfied in full.

29.24   CONDITIONS

        All planning permissions are either unconditional or subject only to conditions which have either been satisfied, so that nothing further remains to be done under them or, in the case of continuing conditions, are being complied with and there is no reason why such conditions should not continue to be so complied with.

29.25   PENDING APPLICATIONS

        There is no application for planning permission awaiting determination and no planning decision or deemed refusal which is subject to appeal.

29.26   PLANNING AGREEMENTS

        There is no agreement or planning obligation under section 38 or section 278 Highways Act 1980, section 33 Local Government (Miscellaneous Provisions) Act 1982, section 106 Town and Country Planning Act 1990, section 104 Water Industry Act 1991 or any provision in legislation of a similar nature and the Company is not required to enter into any such agreement or obligation.

29.27   LISTED BUILDINGS ETC

        No building or structure has been listed under section 1 Planning (Listed Buildings and Conservation Areas) Act 1990 nor has the relevant local authority served or authorised the service of any building preservation notice under section 3 Planning (Listed Buildings and Conservation Areas) Act 1990 or any repairs notice under section 48 Planning (Listed Buildings and Conservation Areas) Act 1990 in respect of the Property.

29.28   COMPENSATION POTENTIALLY REPAYABLE

        No compensation has been received under the Town and Country Planning legislation which is potentially repayable under such legislation.

29.29   DESIGNATED AREAS

        It is not within an area of archaeological importance nor is any building or structure a scheduled monument within the meaning set out in the Ancient Monuments and Archaeological Areas Act 1979.

29.30   STATUTORY REQUIREMENTS

        There is no outstanding order, notice or other requirement of any local or other authority that affects the Existing Use or involves expenditure in compliance with it nor any other circumstances which may result in any such order or notice being made or served.

29.31   STATUTORY COMPLIANCE

        There is no material breach of the requirements of:-

               the Shops Acts 1950 to 1965

               the Factories Act 1961

               the Offices, Shops and Railway Premises Act 1963

               the Fire Precautions Act 1971

               the Health and Safety at Work, etc Act 1974

               the Sunday Trading Act 1994

               the Clean Air Act 1993

               the Construction (Design and Management Regulations) Act 1995

               the Control of Pollution Act 1974

               the Planning (Hazardous Substances) Act 1990

        and other current or previous legislation or any regulations, orders, notices or directions made or issued under such legislation capable of enforcement at the date of this Agreement.

29.32   FIRE CERTIFICATE

        Either a fire certificate is not required or a fire certificate covering the Existing Use is in force and the Property complies in all material respects with current fire regulations and the current requirements of the insurers.

29.33   LEASEHOLD PROPERTY

        In relation to each Property where the Company's tenure is leasehold:

        29.33.1  Details of Lease

                 The details of the Lease set out in Schedule 3 are complete and accurate in all respects.

        29.33.2  Collateral assurances and undertakings

                 No collateral assurances, undertakings, waivers, releases or concessions have been made by any party to the Lease.

        29.33.3  Head lease

                 The Lease is a head lease.

        29.33.4  Consents

                 Any consents required for the vesting of the Lease in the Company or for the grant of any sub-lease or for any works carried out by or change of use effected by the tenant have been obtained and placed with the documents of title along with evidence of the registration of any such grant or vesting where requisite.

        29.33.5  Registration of title

                 Where title to the Lease is not registered at HM Land Registry, the Lease was not subject to compulsory registration when it was granted and any subsequent disposition of the leasehold interest was not subject to compulsory registration at the relevant time.

        29.33.6  Payment of rent

                 The last instalment of rent (and service charge if any) was paid to and was accepted by the landlord or its agents without qualification.

        29.33.7  Subsisting breaches of covenant

                 There is no subsisting breach of the covenants contained in the Lease or any other event which could give rise to forfeiture of the Lease and no notice alleging any breach of the covenants contained in the Lease, whether on the part of the landlord or the tenant, remains outstanding.

        29.33.8  Adverse matters

                 There are no matters affecting the Property (other than any referred to in the Lease) which are protected either by registration against any estate owner in the Land Charges Department or by an entry in the registered title (if any) or in any superior title which may be registered.

                                     PART 2
                           WARRANTIES RELATING TO TAX
                                     PART 2A

IN THIS PART 2A OF SCHEDULE 6 A REFERENCE TO THE COMPANY SHALL BE DEEMED TO BE A REFERENCE TO THE COMPANY AND THE UK SUBSIDIARY, BUT NOT TO THE US SUBSIDIARY.

1.      ADMINISTRATION AND RETURNS

1.1     PROVISION

        The Company has no liability for Tax (whether actual, deferred or contingent) in respect of any financial period down to and including the Accounts Date or referable to profits (including income and gains) made or deemed to have been made on or before the Accounts Date which has not been provided for or disclosed in the Unaudited Combined Results.

1.2     PAYMENT OF TAX

        The Company has duly paid all Tax which it has become liable to pay and has not in the six years ending on the date of this Agreement been liable to pay a penalty, surcharge, fine or interest in connection with Tax or the submission or failure to submit any returns.

1.3     INTEREST/PENALTIES

        The Company is under no liability to pay any interest, penalty, fine or default surcharge in connection with any Tax nor is any such liability likely to arise.

1.4     RETURNS

        The Company has properly and duly made all returns and supplied all notices, accounts, computations and information for the purposes of Tax required to have been made or supplied to any Tax Authority.

1.5     DISPUTES

        None of the aforementioned returns, notices, accounts and information has been or, so far as the Principal Sellers are aware, is likely to be the subject of any dispute by any Tax Authority or will give rise to any disallowance of relief, allowance, deduction or credit or any assessment (including any claim for any penalty, interest, surcharge or fine).

1.6     INVESTIGATIONS

        No Tax Authority has investigated or indicated that it intends to investigate or enquire into the Tax affairs of the Company or carried out any audit or enquiry in relation to the Tax affairs of the Company and, so far as the Principal Sellers are aware, there are no circumstances which are likely to give rise to any such investigation or enquiry.

1.7     CLAIMS AND ELECTIONS

        1.7.1 All claims, disclaimers, elections, surrenders, appeals or applications which the Company has made or is entitled to make in respect of Tax have been Disclosed and the particulars thereof are sufficient to enable the Purchaser to procure that any time limit to such entitlement expiring within six months of Completion can be met.

        1.7.2 All Tax claims, disclaimers, elections, surrenders, notices, consents and all other things in respect of Tax the making, giving or doing of which was assumed to have been made for the purposes of the Unaudited Combined Results have been duly and properly made, given or done.

1.8     CLEARANCES AND CONSENTS

        1.8.1 All clearances or consents relating to Tax (including for the avoidance of doubt clearances made pursuant to Section 765 of the Taxes Act) obtained by or on behalf of the Company have been properly obtained on the basis of full and accurate disclosure to the appropriate section of the relevant Tax Authority of all material facts and circumstances; any transaction for which such consent or clearance was obtained has been carried out in accordance with the terms of the relevant application and consent or clearance; and any such consent or clearance was and remains valid and effective.

        1.8.2 All agreements, concessions or other arrangements which are not based on a strict application of the relevant legislation (whether formal or informal) currently subsisting which have been made with or by any Tax Authority have been Disclosed and no action has been taken by or on behalf of the Company which has had or is likely to have the result of altering, prejudicing or in any way disturbing any such agreement, concession or arrangement.

1.9     COLLECTION AND DEDUCTION OF TAX

        1.9.1 All payments by the Company which ought to have been made under deduction of Tax have been so made and the Company has accounted to the Tax Authority for the Tax so deducted and in particular has complied in all respects with the following provisions of the Taxes Act and other legislation and all regulations made under any of those provisions:

               (a)    Section 43 (payments of rent to a non-resident landlord);

               (b) Section 123 and Schedule 3 (collection of foreign dividends on behalf of a UK resident);

               (c) Section 339 (deduction of Tax from donations to a charity);

               (d) Sections 349 and 350 (deduction of Tax from interest and annual payments);

               (e)    Section 524 (deduction of Tax from patent receipts);

               (f)    Section 536 (deductions of Tax from royalties);

               (g) Sections 559 to 567 (deduction of Tax from payments to sub-contractors in the construction industry);

               (h)    Section 582 (deduction of Tax from funding bonds);

               (i) Section 732 (deduction of Tax by dealers in securities buying securities cum interest);

               (j) Section 737 (deduction of Tax where dividends manufactured);

               (k) Section 777 (deduction of Tax following a Section 776 transaction in land); and

        1.9.2 All rent interest, annual payments and other sums of an income nature paid during or in respect of the six years ending on the Accounts Date or which the Company is under an obligation to pay in the future are wholly allowable as deductions or charges on income in computing profits for the purposes of corporation Tax.

1.10 The Company is in possession of sufficient information or has reasonable access to such information to enable it to make and complete all returns for Tax purposes insofar as it depends on any Event (as defined in the Tax Covenant) occurring on or before Completion and the books and records of the Company contain sufficient detail in appropriate form to enable the Tax liability of the Company to be established and to determine the Tax consequences which would arise on any disposal or realisation of any asset owned at the Accounts Date or acquired since that date but before Completion and to comply with its obligations under
        Part III of Schedule 18 to the Finance Act 1998 ( duty to keep and preserve records);

1.11 The execution or completion of this Agreement will not result in any profit or gain being deemed to accrue to the Company for Tax purposes whether under Section 178 or 179 TCGA 1992 or otherwise.

1.12 The Disclosure Letter contains full and accurate particulars of any transaction outside the ordinary course of trade in respect of which the Company is required to make a return or provide information to a Tax authority, where such return or information will not have been provided at Completion;

1.13 The Company has not made any payment to or provided any benefit for any officer or employee during the six years ended on the Accounts Date which is not or was not allowable as a deduction in calculating the profits of the Company for Tax purposes in the accounting period in which it was paid and is under no obligation to make any such payment or provide any such benefit.

1.14 No Event has occurred as a result of which the Company has or may become liable to pay or to bear any Tax which is primarily or directly chargeable against or attributable to any person, firm or company other than the Company.

1.15 No relief (whether by way of deduction, reduction, set off, exemption, postponement, rollover, holdover, repayment or allowance or otherwise) from, against or in respect of any Tax has been claimed and/or given to any Company which, so far as the Principal Sellers are aware, could or might be effectively withdrawn, postponed, restricted, clawed back or otherwise lost as a result of any act, omission, event or circumstance arising or occurring in the ordinary course of business at or at any time after Completion.

1.16 The Company is not, and will not become, liable to pay, or make reimbursement or indemnity in respect of, any Tax (or amounts corresponding to any Tax) payable by or chargeable on or attributable to any other person, whether in consequence of the failure by that person to discharge that Tax within any specified period or otherwise, where such Tax relates to a profit, income or gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) on or prior to Completion.

2.      ANTI-AVOIDANCE

2.1 The Company has not at any time within the last six years (nor at any time except as has been fully disclosed to the relevant tax authority) entered into any transaction, series of transactions, schemes or arrangements of which the main purpose, or one of the main purposes, was the avoidance of, or a reduction in liability to Tax and the Company has not at any time entered into a transaction the main purpose of which was a commercial purpose but into which a step or a series of steps have been inserted with a view to the avoidance of, or a reduction in, or the mitigation of, or the deferral of a liability to Tax; or in respect of or to any transaction which the Company could be liable to Tax as a result of the principles enunciated by the House of Lords in the line of cases including Furniss v Dawson, Craven v White and McGuckian v IRC, and, without prejudice to the generality of the foregoing, to which any of the following provisions could apply:

        2.1.1 Sections 35 and 36 of the Taxes Act (assignment of lease granted at undervalue; sale with right to conveyance);

        2.1.2  Section 43A Taxes Act (rent factoring);

        2.1.3 Section 56 of the Taxes Act (transactions in deposits with and without certificates or in debts);

        2.1.4 Section 116 of the Taxes Act (arrangements for transferring relief);

        2.1.5  Section 240 of the Taxes Act (surrender of advance corporation
               Tax);

        2.1.6 Section 341 of the Taxes Act (payments of interest etc between related companies);

        2.1.7 Section 395 of the Taxes Act (leasing contracts and company reconstructions);

        2.1.8 Section 399 of the Taxes Act (dealings in commodity futures etc; withdrawal of loss relief);

        2.1.9 Section 410 of the Taxes Act (arrangements for transfer of company to another group or consortium);

        2.1.10 Part XVII of the Taxes Act (Tax Avoidance);

        2.1.11 Part 2 Chapter 17 of the CAA (Anti-Avoidance);

        2.1.12 Section 106 of the TCGA (disposals of shares and securities within prescribed period of acquisition);

        2.1.13 Sections 29 to 34 of the TCGA (value shifting); and

        2.1.14 Schedule 9A to the VATA.

2.2 The Company has not been a party to any transaction to which any of the following provisions have been, or could be, applied, other than where all necessary consents or clearances have been obtained:

        2.2.1 Sections 703 to 709 (inclusive) of the Taxes Act (cancellation of Tax advantages from certain transactions in securities);

        2.2.2 Sections 765 to 767 (inclusive) of the Taxes Act (migration etc. of companies);

        2.2.3 Section 776 of the Taxes Act (transactions in land; Taxation of capital gains); and

        2.2.4 Sections 135 to 139 (inclusive) of the TCGA (company reconstructions and amalgamations).

3.      CAPITAL ALLOWANCES

3.1 All capital expenditure which the Company has incurred or may incur under any subsisting commitment has qualified or will qualify for capital allowances.

3.2 The Principal Sellers are not aware of any circumstances as to why the capital expenditure on which capital allowances have been claimed should not continue to attract capital allowances either under the Taxes Act or the CAA.

3.3 Full details of capital allowances claimed in each of the last six years and of all disclaimers of capital allowances and reductions in initial allowances on industrial buildings have been Disclosed.

3.4 All capital allowances made or to be made to the Company in respect of capital expenditure incurred prior to Completion or to be incurred under any subsisting commitment have been made or will be made for the purpose of its trade.

3.5 Since the Accounts Date the Company has not done or omitted to do or agreed to do or permitted to be done any act as a result of which there may be a balancing charge or reduction in allowance under Sections 55, 314, 376 or 417 of the CAA, or a withdrawal of first year allowances or recovery of excess relief under Sections 111 or 112 of the CAA.

3.6 None of Sections 325 or 326, Part 2 Chapter 17, or Sections 567 to 570 inclusive, or 157 of the CAA applies in respect of any of the assets owned by the Company.

3.7 The Company has not made any election under Part 2 Chapter 9 of the CAA nor has it made an election thereunder for assets to be treated as short-life assets.

3.8 The Company has not incurred any capital expenditure on the provision of machinery or plant for leasing (Part 2 Chapter 14).

3.9 The Company is not and has not been the lessee of any plant or machinery.

3.10 No balancing charge under the CAA would arise on the disposal of any asset or the assets of the Company taken as a whole if each of the assets were disposed of for a consideration equal to its book value in or adopted for the purposes of the Accounts

(and for the purposes of this warranty "asset" shall be taken to include each and every part of such asset).]

3.11 The Company is not in dispute with any person as to the availability of allowances under Part 2 Chapter 4 CAA and there are no circumstances which are likely to give rise to such a dispute.

3.12 None of the Company's assets, expenditure on which has qualified for a capital allowance under Part 3 CAA, has at any time since that expenditure was incurred been used otherwise than as an industrial building or structure.

3.13 The Company has not entered into, nor agreed to enter into, any elections under Section 198 CAA.

4.      CLOSE COMPANIES

4.1 The Company is not and has never been a close company within the meaning of Section 414 of the Taxes Act (close companies).

5.      CORPORATION TAX ON CHARGEABLE GAINS

5.1 The Company has not made nor has it been entitled to make any claim under any of the following provisions of the TCGA:

        5.1.1 Section 23 (compensation and insurance proceeds applied to replace or restore asset);

        5.1.2 Section 24(2) (assets lost or destroyed or whose value becomes negligible);

        5.1.3  Sections 48 and 280 (consideration due after time of disposal);

        5.1.4  Section 242 (small part disposals);

        5.1.5 Sections 247 (roll-over relief on compulsory acquisition of land);

        5.1.6  Sections 152 to 158 (roll-over relief on business assets);

        5.1.7  Section 161(3) (appropriation to trading stock);

        5.1.8 Section 175 (replacement of business assets by members of a group);

        5.1.9 Sections 253 or 254 (reliefs for loans to traders and for debts on qualifying corporate bonds), and no chargeable gain has arisen or is likely to arise under Sections 253 or 254 TCGA; and

        5.1.10 Section 280 (consideration payable by instalments).

5.2 The book value of each asset of the Company as shown in or adopted for the purposes of the Unaudited Combined Results is such that if an asset were disposed of at Completion for a consideration or deemed consideration equal to its book value no liability to Tax would be incurred and for this purpose any relief or allowance available to the Company, other than amounts to be deducted in calculating the amount liable to Tax, shall be disregarded.

5.3 No assessment has been postponed under Section 279 of the TCGA (delayed remittance of capital gain on disposal of a foreign asset).

5.4     In respect of the TCGA:

        5.4.1 no loss which might accrue on the disposal by the Company of any asset is liable to be reduced or eliminated by the application of
               Section 35(3) or (4) of the TCGA (exclusion of rebasing);

        5.4.2 the Company has not made any election under Section 35(5) of the TCGA for capital gains and allowable losses on assets held on 31 March 1982 to be computed by reference to their market value on that date irrespective of their acquisition cost nor is it treated by paragraph 8 of Schedule 3 of the TCGA as having made an election that all disposals fall outside Section 35 of the TCGA;

        5.4.3 since 6 April 1988 the Company has not disposed of any asset which was held by it on 31 March 1982 (time period for making election under Section 35(5) of the TCGA);

        5.4.4 the provisions of paragraph 2 of Schedule 3 of the TCGA would not apply to any asset held by the Company (asset governed by rebasing elections made by other persons);

        5.4.5 the Company does not hold any asset on the disposal of which a claim may be made under paragraph 9 of Schedule 4 of the TCGA; and no gain to which paragraph 4(1)-(4) of Schedule 4 of the TCGA may apply in consequence of an event occurring after Completion would be treated as accruing to the Company (deferred gains and assets acquired since 31 March 1982);

        5.4.6 the Company has not disposed of any asset and no gain has been treated as accruing to the Company in respect of which a claim could be made under paragraph 9 of Schedule 4 of the TCGA and in respect of which no such claim has been made; and

        5.4.7  the Company does not own any asset to which paragraph 4(2) of
               Schedule 3 to the TCGA would apply on its disposal.

5.5     The Company has not taken or omitted to take any action whereby either:

        5.5.1 the Company is denied the right to the time apportionment basis for computing the chargeable gain on any asset held at 6 April 1965 by reason of any election, part disposal, reorganisation, reconstruction or transfer to a close company; or

        5.5.2 the Company is deprived of the right to make an election to have a chargeable gain on any asset held at 6 April 1965 assessed by reference to its value at that date.

5.6 The Company has not disposed of or acquired any asset in circumstances such that Section 17 of the TCGA could apply (disposals and acquisitions treated as made at market value).

5.7     The Company is not entitled to a capital loss to which Section 18(3) and
        (4) of the TCGA is applicable (disposals to a connected person).

5.8 The Company has not acquired shares as a "new holding" within the meaning of Sections 126 to 130 of the TCGA (inclusive) (reorganisations of share capital, etc.), as extended by Sections 132, 135 and 136 of the TCGA.

5.9 No gain chargeable to corporation Tax will accrue to the Company on the disposal of any debt owed to the Company.

5.10 No loss which may accrue on the disposal by the Company of any asset is liable to be reduced by virtue of any depreciatory transaction within the meaning of Section 176 of the TCGA (transactions in a group) or
        Section 177 of the TCGA (dividend stripping).

5.11 The Company has not engaged in any transactions which may hereafter result in an adjustment being made under Sections 29, 30, 31, 32, 33 or 34 of the TCGA of the consideration received on any future disposal (value shifting).

5.12 The Company has made no election pursuant to Section 171A TCGA (Notional transfers within a group).

5.13    The Company has not take part in any transaction in respect of which
        Section 176 of the TCGA could apply to reduce any allowable loss.

5.14 Full details of all assets currently owned by the Company in relation to which a charge to Tax might at any time within the next six years arise under Sections 178-181 (inclusive) of the TCGA (company ceasing to be member of a group):-

        (a)    on the sale of the Company pursuant to this Agreement; or

        (b) on the sale of any company which is at the date of this Agreement a subsidiary of the Company are (together with the current allowable expenditure in relation to each of such assets) Disclosed.

5.15 The Company has not been assessed and no event has occurred as a result of which the Company is or could be liable to be assessed to corporation Tax under Section 190 of the TCGA (tax on one member recoverable from another).

5.16 The Company has not received any capital distribution to which the provisions of Section 189 of the TCGA (Capital Distribution of Chargeable Gains: Recovery of Tax from Shareholders) could apply.

        5.16.1 The Company has not acquired benefits under any policy of assurance which would on disposal give rise to a chargeable gain under Section 210 of the TCGA (disposals by a person other than the original beneficial owner).

        5.16.2 The Company has not received any assets by way of gift and as mentioned in Section 282 of the TCGA (recovery of Tax from donee).

        5.16.3 The Company is not nor has it been a shareholder in a company which has made a transfer as mentioned in Section 125 of the TCGA (close company transferring assets at an undervalue).

        5.16.4 The Company is not deemed to have made a disposal of any assets under Section 186 of the TCGA (assets ceasing to be within the charge to UK Tax).

        5.16.5 The Company has not made any claim or election under Section 187 of the TCGA (postponement of gains relating to foreign trades).

        5.16.6 The Company does not own any assets which are wasting assets within Section 44 of the TCGA and which do not qualify for capital allowances.

        5.16.7 The Company has not carried out or been involved in or connected with any scheme of reconstruction or amalgamation involving a transfer of business assets whether or not Section 139 TCGA applied to the transfer.

        5.16.8 The Company has not realised a pre-entry loss or acquired any pre-entry asset as defined in Schedule 7A TCGA.

        5.16.9 The Company has not disposed of any chargeable asset for a consideration not payable wholly in cash on completion of the disposal.

        5.16.10 The Company has not made an election under paragraph 4 Schedule 2 TCGA and no asset owned by the Company is subject to a deemed disposal and re-acquisition under paragraph 16, 19 or 20
                Schedule 2 TCGA.

        5.16.11 The Company has not acquired any policy of assurance or contract for a deferred annuity or interest in any such policy or contract in circumstances such that a chargeable gain could arise on disposal under Section 210 TCGA.

        5.16.12 The Company has not transferred a trade carried on by it outside the United Kingdom through a branch or agency in circumstances such that a chargeable gain could be deemed to arise at a date after such transfer under Section 140 TCGA.

6.      LOANS, FINANCIAL INSTRUMENTS, AND EXCHANGE GAINS AND LOSSES

6.1 The Company is not a party to any loan relationship within the meaning of Section 81 of the Finance Act 1996 with a person with which it is connected so that Section 87 of that Act applies.

6.2 The Company is not and has not been a party to any loan relationship in circumstances where the debt has become a bad debt, has been or could be estimated to be bad or has been released so that paragraphs 5 or 6 of
        Schedule 9 of the Finance Act 1996 could apply.

6.3 The Company uses an accruals basis as its authorised accounting method for the purpose of Chapter II Part IV of the Finance Act 1996.

6.4 There are no outstanding debts owed to or by the Company, or any securities issued by the Company or which it owns or in which it has an interest, which will not be repaid at Completion, other than trade debts which fall within the exemption in Section 251(1) TCGA and which do not arise out of loan relationships of the Company for the purposes of
        Section 81(1) FA 1996.

6.5 No loan relationship entered into by the Company has an unallowable purpose within paragraph 13 Schedule 9 of the Finance Act 1996.

6.6 The Company is not and never has been a party to any interest rate contract or option, or currency contract or option which is or may become a qualifying contract as described in Chapter II Part IV FA 1994.

6.7 The Company has and has never had any assets or liabilities and is not and has never been a party to a currency contract to which Chapter II
        Part II FA 1993 could apply.

7.      DISTRIBUTIONS

7.1 The Company has not made any distributions or failed to so treat any amount which ought to have been to so treated for the purposes of Part VI or Section 418 of the Taxes Act except for dividends shown in its audited accounts nor is the Company bound to make any such distributions and has not issued or agreed to issue share capital as paid up other than by the receipt of new consideration within the meaning of Part VI Taxes Act.

7.2 The Company has not issued or agreed to issue any security within the meaning of Section 254 of the Taxes Act the interest or other consideration given in respect of which falls to be Taxed under Section 209.

7.3 The Company has not redeemed, repaid or purchased any of its own shares or agreed to redeem, repay or purchase any of its own shares or converted or agreed to convert its share capital or capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves of any class or description.

7.4 The Company has not been a party to an exempt distribution within the meaning of Sections 213 to 218 (inclusive) of the Taxes Act within the last six year (demergers -- exempt distributions).

7.5     The Company has not issued any share capital to which the provisions of
        Section 249 of the Taxes Act (stock dividends treated as income) could apply nor does it own any such share capital (shares carrying the right to bonus share capital).

7.6 The Company has not made an election under Section 246A of the Taxes Act (Foreign Income Dividends).

8.      EMPLOYMENT TAXES

8.1 The Company has duly paid and accounted for all sums payable to the Inland Revenue in respect of income Tax under the Pay As You Earn system (including any sums payable in respect of benefits provided to the Company's Directors, employees or former employees) and has complied with all its reporting obligations in connection with all payments to and benefits provided for the Company's Directors, employees and former employees.

8.2 The Company has duly paid and accounted for all National Insurance Contributions required of it under the provisions of the Social Security Contributions and Benefits Act 1992 (as amended) and regulations made thereunder.

8.3 No PAYE audit has been made in respect of the Company by the Inland Revenue and no notice has been given that any such audit will or may be made.

8.4 The Company has duly applied, paid and accounted for all income related benefits within Section 123 Social Security Contributions and Benefits Act 1992 and regulations made thereunder.

8.5 The Company is not and has not been a party to any arrangement which has been, is being or may be challenged as being an abnormal pay practice under regulation 21 of the Social Security (Contributions) Regulations (SI 1979/591).

8.6 Full details of all dispensations granted to the Company by the Inland Revenue under Section 166 Taxes Act or otherwise relating to payments and benefits made or provided, or treated as made or provided, to its directors, employees or officers or former directors, employees or officers or any persons required to be treated as such, and the reporting requirements mentioned in relation to such payments and benefits in paragraph 8.1 together with full details of any PAYE settlement agreements negotiated and agreed with the Inland Revenue under Section 206A Taxes Act are Disclosed.

8.7 The Company has complied fully with its obligations under the provisions of sections 136(6), 139(5) and 140G Taxes Act and Section 85 FA 1988.

8.8 Full details of all share option schemes and profit sharing schemes established by the Company, whether approved by the Inland Revenue under the provisions of Schedule 9 Taxes Act or otherwise and employee share ownership plans under FA2000 Schedule 8 are Disclosed, and the Company has complied with all statutory requirements in respect of such schemes.

8.9 The Company has not established a qualifying employee share ownership trust within the meaning of Section 74 and Schedule 5 FA 1989 and no chargeable event within the meaning of section 69 FA 1989 has occurred.

8.10 Full details of all profit-related pay schemes providing for the payment to any employee of the Company of emoluments calculated by reference to profits, which have ever been registered under Chapter III Part V Taxes Act are Disclosed.

8.11 Full details of all agreements pursuant to paragraph 3A and elections pursuant to paragraph 3B, Schedule 1 Social Security Contributions and Benefits Act 1992 are Disclosed and no relief thereunder has been withdrawn and, so far as the Principal Sellers are aware, there are no circumstances under which it can be expected that any such relief could be withdrawn.

8.12    The Company has complied fully with its obligations under Chapter IV
        Part XIII Taxes Act (subcontractors in the construction industry).

8.13 There are no rights to acquire shares in the Company in respect of which notice has, could or could have been given pursuant to Section 1(1) Social Security Contributions (Share Options) Act 2001.

9.      FOREIGN MATTERS

9.1 The Company is and has at all times been resident in the United Kingdom for Tax purposes.

9.2 The Company is not regarded and has never fallen to be treated for the purposes of any double Taxation relief arrangements as resident in a territory outside of the United

        Kingdom and is not liable to Tax on gains arising on disposals of assets of descriptions specified in any such arrangements nor are the Principal Sellers aware of any circumstances as to why this would be the case.

9.3 The Company has not carried out any transaction within Section 765A of the Taxes Act (migration of companies).

9.4 The Company has not carried out any transaction to which Section 765A of the Taxes Act applies (movement of capital between residents of the European Community).

9.5 The Company is not a person to whom Section 132(2) of the Finance Act 1988 or Section 191(2) of the TCGA applies (liability of other persons for unpaid Tax of migrating companies: non-payment of Tax by non-resident companies).

9.6 The Company has not transferred a trade carried on by it outside the United Kingdom through a branch or agency to a company not resident in the United Kingdom in circumstances such that a chargeable gain may be deemed to arise at a date after the transfer under Section 140 of the TCGA (postponement of charge on transfer to a non-resident company).

9.7 The Company does not hold shares in a company which is not resident in the United Kingdom and which would be a close company if it were resident in the United Kingdom in circumstances such that a chargeable gain accruing to the company not resident in the United Kingdom could be apportioned to the Company pursuant to Section 13 of the TCGA.

9.8 The Company has not carried out nor been engaged in any transactions to which the provisions of Section 770 of the Taxes Act (as extended by Section 773 of the Taxes Act) (transactions at an undervalue) or
        Schedule 28AA (transfer pricing) have been or may be applied.

9.9 The Company does not and has not ever had an interest in a controlled foreign company within the meaning of Sections 747 and 752 Taxes Act.

9.10    The Company has no material interest in:

        9.10.1 an offshore fund; or

        9.10.2 a UK resident company or a unit trust scheme the trustees of which are resident in the United Kingdom;

        any of which is or has at any material time been a non-qualifying offshore fund for the purposes of Sections 757 to 764 (inclusive) of and Schedules 27 and 28 to the Taxes Act.

9.11 The Company is not and has never been a dual resident investment company within the meaning of Section 404 of the Taxes Act.

9.12 The Company is not liable to be assessed to Tax under Sections 78 or 79 of the Taxes Management Act 1970 (branch or agent of a non-resident), Sections 126 to 130 of the Finance Act 1995 (UK representative of non-residents) or otherwise.

9.13    The Company has not made, nor is it entitled to make any claim under
        Section 584 of the Taxes Act.

9.14 The Company has not at any time been subject to Tax in any jurisdiction outside the United Kingdom or had a branch outside the United Kingdom or any permanent establishment (as that expression is defined in the respective double Taxation relief orders current at the date of this Agreement) outside the United Kingdom.

10.     INHERITANCE TAX

10.1 No circumstances exist whereby any power within Section 212 of the IHTA (powers to raise Tax) could be exercised in relation to any shares, securities or other assets of the Company, or which could be exercised but for the provisions of Section 204(6) IHTA.

10.2 There is no Inland Revenue charge outstanding for unpaid inheritance Tax as provided by Sections 237 and 238 of the IHTA (Inland Revenue charge for unpaid Tax) over any asset of the Company or in relation to any shares in the capital of the Company.

10.3 The Company has not been a party to associated operations in relation to a transfer of value within the meaning of Section 268 IHTA.

10.4    The Company has made no transfer of value within section 94 or 99 IHTA
        1984.

11.     LOSSES AND RELIEFS

11.1 There has been no change in the ownership of the Company or major change in the nature or conduct of a trade or business carried on by the Company and no event or series of events which might cause the disallowance of the carry forward of losses or excess charges under the provisions of Section 768 of the Taxes Act or the disallowance of the carry forward, set-off or surrender of advance corporation Tax under the provisions of Sections 245, 245A or 245B of the Taxes Act (change of ownership of company; calculation and treatment of advance corporation
        Tax) or restrictions on the set off of pre-entry losses under Schedule 7A of the TCGA.

11.2 The Company has not surrendered or claimed any amount by way of group relief under the provisions of Sections 402 to 413 (inclusive) of the Taxes Act (group relief) or under the provisions of Section 240 of the Taxes Act (surrender of advance corporation Tax).

12.     MATTERS SINCE THE ACCOUNTS DATE

        Since the Accounts Date:-

12.1 no Event has occurred which has given rise or may give rise to a Tax liability on the Company other than transactions entered into in the ordinary course of business; and

12.2 the Company has not made any payment either alone or in aggregate with any other payments of a similar nature which exceed Pound Sterling10,000 which will not be deductible for the purposes of corporation Tax in computing the Taxable profits of the Company.

13.     STAMP DUTY AND STAMP DUTY RESERVE TAX

13.1 All documents which are required to be stamped and which are in the possession or under control of the Company or to which the Company is a party have been properly stamped and the appropriate stamp duty has been paid and there is no liability for any interest or penalty in respect of such duty and no such documents which are outside the United Kingdom would attract stamp duty if they were brought into the United

        Kingdom and no documents are presently subject to adjudication of claims for exemption or relief.

13.2 Within the period of five years ending on today's date the Company has not made any claim for relief or exemption from stamp duty under Section 42 of the Finance Act 1930, Sections 75, 76 or 77 Finance Act 1986, or
        Section 151 of Finance Act 1995.

13.3 The Company has not had transferred to it chargeable securities (as defined in Section 99 of the Finance Act 1986) in circumstances which have given rise to or which may give rise to a liability for Stamp Duty Reserve Tax nor are there any other circumstances in which the Company may have a liability for Stamp Duty Reserve Tax.

14.     VALUE ADDED TAX

14.1    For the purpose of this paragraph:-

        "THE VAT LEGISLATION" means the law relating to VAT in any jurisdiction including VATA 1994 and all regulations made or imposed thereunder (or any earlier enactment of which VATA 1994 is a consolidation) and any other statutes or other provisions relating to value added Tax including all EC legislation whether in the form of directives, regulations or otherwise; and

        "VAT" means UK value added Tax and its equivalent under the law of any other country.

14.2 The Company is a registered Taxable person for the purposes of VAT and has been duly registered at all times that it has been required to be registered and such registration is not subject to any conditions imposed or agreed with HM Customs & Excise. The Company has at all times issued correct Tax invoices to all persons properly requiring the same in respect of its Taxable supplies either by way of goods or of services and has likewise requested and received all appropriate Tax invoices from its suppliers and others and has kept all necessary records and documents required to complete and verify its VAT returns, and is not subject to any conditions imposed by HM Customs & Excise under Part 6
        Schedule II VATA.

14.3 The Company has in all other respects complied with the VAT legislation and all regulations, notices, orders, provisions, directions and conditions relating to VAT.

14.4 The Company is not in arrears with any payments or returns under the VAT legislation or liable to any abnormal or non-routine payment or any forfeiture, penalty, interest or surcharge or to the operation of a penalty, interest or surcharge provisions contained therein.

14.5 The Company is not and has never been partially exempt for VAT purposes and has not been denied credit for any input Tax.

14.6 The Company has never been required by the Commissioners of HM Customs and Excise to give security.

14.7 There is not, nor has there at any time been, in force a group or similar election for VAT purposes in relation to the Company and the Company has not been the subject of an application for group registration, and no transaction has been effected in consequence of which the Company is or may be held liable for any VAT arising from supplies made by another company.

14.8 The Company is not and will not become for VAT as agent, manager or factor (for the purposes of Section 47 of the VATA) nor as VAT representative (for the purposes of Section 48 of the VATA) of any person who is not resident in the United Kingdom.

14.9 Full particulars of any claim for bad debt relief made or which may be made by the Company under Part XIX of the Value Added Tax Regulations 1995 (SI 1995/2518) have been Disclosed.

14.10 The Company has not received a surcharge liability notice under Section 59 of the VATA (default surcharge) or a penalty liability notice under
        Section 64 of the VAT Act 1994 (persistent misdeclaration resulting in understatements or overclaims).

14.11 The Company nor any relevant associate of the Company (within the meaning of paragraph 3(7) of Schedule 10 to the VAT Act 1994) has not made and will not prior to Completion make an election under paragraph 2 of Schedule 10 to the VAT Act 1994 (election to waive exemption).

14.12 The Company is not and has not at any time been liable nor has it taken any action likely to make it liable to a self supply charge under paragraph 6 of Schedule 10 to the VAT Act 1994 (developers of certain non-residential buildings etc.)

14.13 No notice has been received by the Company and the Company is not aware of anything which indicates that the grant to the Company of any interest in or right over land or of any licence to occupy land is and will continue to be other than an exempt supply for VAT purposes.

14.14 The Company does not own any assets which are or could be subject to the Capital Goods Adjustment Scheme pursuant to Part XV Value Added Tax Regulations 1995 (SI 1995/2518).

14.15 All supplies of goods and services made by the Company are Taxable supplies for the purposes of the VATA and all input Tax is deductible in accordance with the provisions of sections 25 and 26 VATA.

14.16 All goods or services supplied to the Company, or goods imported by the Company, in respect of which the Company has claimed credit for input Tax under the rules set out in VATA, are used or to be used wholly for the purposes of the Company's business.

14.17 The Company has never disposed of or acquired any business or assets in the circumstances mentioned in Section 49 VATA or Article 5 of the Value Added Tax (Special Provisions) Order 1995.

14.18 The Company has never been registered for the purposes of VAT by reason of its intention to make Taxable supplies (within the meaning of Section 4 VATA) and has not claimed input Tax on the basis of anticipated Taxable supplies which have not yet been made.

14.19 There are set out in the Disclosure Letter details of all outstanding claims made by the Company under Section 22 Value Added Tax Act 1983 and
        Section 36 VATA.

14.20 The Company has not been a party to any transaction or arrangement as a result of which a direction has been or may be given under Schedule 9A VATA.

14.21   The Company has not received any supplies of the type described in
        Schedule 5 VATA.

14.22 The Company has not incurred any liability in respect of VAT (whether to HM Customs and Excise or to any other person) by reason of the provisions of paragraph 2(1) Schedule 10 VATA and there are no circumstances whereby the Company could become so liable as a result of a person making an election under that paragraph.

14.23 Neither the Company nor any relevant associate (within the meaning of paragraph 3(7) Schedule 10 VATA) has made any election under paragraph 2(1) Schedule 10 VATA in respect of any land in, over or in respect of which the Company has any interest, right or licence to occupy and the Principal Sellers are not aware of any intention to make such an election.

14.24 The Company does not own the fee simple in any building or work such as is referred to in Item 1(a) Group 1 Schedule 9 VATA the supply of which would be standard rated.

14.25 No interest in or right over land or any licence to occupy land of the Company constitutes or is subject to a developmental tenancy, developmental lease or developmental licence such as is referred to in
        Item 1(b) Group 1 Schedule 9 VATA.

15.     LANDFILL TAX

        The Company has never had land which is a landfill site and has never been an operator or the controller of the whole or a part of a landfill site within Part III Finance Act 1996.

16.     AGGREGATES LEVY

        The Company has never been required to be registered and has not been an operator of a site for the purposes of the Aggregates Levy within Part 2 Finance Act 2001.

17.     GROUP PROVISIONS

17.1 The Company is a member of the Group for the purposes of Section 402 of the Taxes Act and there are no arrangements in existence within the meaning of Section 410 of the Taxes Act which would preclude the Company from being a member of the Group.

17.2 The provisions of Section 413(7) and (8) of the Taxes Act as supplemented by the provisions of Schedule 18 to the Taxes Act do not apply and the Principal Sellers are not aware of any reason as to why they may apply (restriction of group relief).

17.3 Details of all claims and surrenders for group relief and of the surrender of advance corporation Tax pursuant to Section 240 of the Taxes Act and refunds present to Section 102 of the Finance Act 1989 have been Disclosed.

17.4 The Company has not made, nor is it liable to make any payment for the surrender of group relief or advance corporation Tax.

17.5 All claims for the surrender of group relief and advance corporation Tax were valid when made and have been or will be allowed by way of relief from corporation Tax.

17.6 The Company does not own any asset which it has acquired from another company which was at the time a member of the same group of companies as defined in Section 170 TCGA and which owned that asset other than as trading stock within the meaning of Section 173 of the TCGA.

17.7 The Company has not ceased and will not cease to be a member of a group of companies in circumstances in which a charge under Sections 178 and 179 of the TCGA has arisen or may arise.

17.8 The Company has made no claim under Section 175 of the TCGA (replacement of business assets by a member of a group) or Sections 247 and 152 to 154 (inclusive) TCGA.

17.9    There have been Disclosed copies of all elections made pursuant to
        Section 247 of the Taxes Act (claim to have dividends and interest paid gross) and all such elections were validly made and are now in force.

17.10 The Company has not made any payment without deduction of income Tax in the circumstances specified in Section 247(6) of the Taxes Act or, prior to 6 April 1999, paid any dividend without advance corporation Tax.

17.11 The provisions of Sections 245A and 245B of the Taxes Act have not and will not apply to any advance corporation Tax which has been surrendered to the Company.

17.12   No shares owned by the Company are held as trading stock.

17.13 The Company has not entered into or been otherwise involved in any transaction to which Section 774 Taxes Act applies.

17.14 The Company has not been a party to any such reconstruction as is described in Section 343 Taxes Act.

17.15 The Company has not been the subject of or otherwise involved in any arrangements as are referred to in Section 240(11) or 410 Taxes Act.

17.16 The Company has not acquired an asset as trading stock from a member of the same group where the asset did not form part of the trading stock of any trade carried on by the other member, as mentioned in Section 173(1) TCGA, or disposed of an asset which formed part of the trading stock of any trade carried on by the Company to another member of the same group which acquired the asset otherwise than as trading stock of a trade carried on by the other member, as mentioned in Section 173(2) TCGA.

17.17 The Company has not been, and there are no circumstances by virtue of which the Company could be, assessed or charged to corporation Tax by virtue of the provisions of Section 178(9), 179(11), 190 or 191 TCGA and is not entitled to recover or liable to have recovered from it any sums paid pursuant to any of those sections.

18.     LOSSES, ACT AND SHADOW ACT

18.1 Within the period of three years ending on the date of this Agreement there has been no major change in the nature or conduct of a trade or business carried on by the Company within the meaning of Section 245, 245A or 768 Taxes Act.

18.2 There has at no time been a change in the ownership of the Company (otherwise than pursuant to this Agreement) such that Section 245B, 768 or 768A Taxes Act has been or may be applied to deny relief in respect of any ACT or loss or losses or excess charges on income of the Company.

18.3 The Company has complied with the provisions of the Corporation Tax (Treatment of Unrelieved Surplus Advanced Corporation Tax) Regulations SI 1999/358 in utilising any surplus ACT in existence at 6 April 1999.

19.     SHARES AND SECURITIES

19.1    The Company has not at any time:-

        19.1.1 purchased or agreed to purchase, repaid or agreed to repay or redeemed or agreed to redeem any shares of any class of its share capital or any amount paid up on any of its shares;

        19.1.2 capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves of any class or description or passed or agreed to pass any resolution to do so; or

        19.1.3 provided capital to any company on terms whereby the company so capitalised has in consideration of the provision of capital issued loan stock or other securities on terms which were otherwise than by way of a bargain made at arm's length.

19.2 The Company does not hold or have in issue any shares or securities (as defined in section 132(3)(b) TCGA) other than the Shares.

20.     QUARTERLY INSTALMENT PAYMENTS

        The Company is not obliged to pay corporation Tax in quarterly instalments under the provisions of Corporation Tax (Instalment Payments) Regulations 1998 (SI 1998 No 3175) and Section 59E TMA.

21.     GROUP PAYMENT ARRANGEMENTS

        The Company has not entered into any group payment arrangements under the provisions of Section 36 FA 1998.

22.     TRANSFER PRICING

22.1 The Company has not, nor agreed to, undertake any transactions which are within the provisions of Schedule 28AA Taxes Act and the Disclosure Letter sets out the details of the documentation the Company has prepared to enable it to fulfil its obligations under Schedule 18 FA 1998 in respect of accounting periods ending after 30 June 1999 in relation to transfer pricing.

22.2 The Company has not entered into any advance pricing agreements with the Inland Revenue under the provisions of Section 85 FA 1999.

23.     UNAUDITED COMBINED RESULTS

23.1 The Unaudited Combined Results fully provide or reserve for all Tax (including deferred Tax attributable to timing differences capable of reversal after the Accounts Date) for which the Company is or may be liable, or for which it may be accountable, as at the Accounts Date by reference to:

        23.1.1 the profits, gains, income and earnings (whether actual or deemed) for any period ended on or before the Accounts Date; or

        23.1.2 any distributions (within the meaning of Part VI or Section 418 Taxes Act) made or deemed to be made on or before Accounts Date; or

        23.1.3 any other transaction entered into or deemed to be entered into on or before the Accounts Date.

23.2 To the extent that provision for deferred Tax was not made in the Unaudited Combined Results, full details of the amounts of deferred Tax not provided for and the matter to which the deferred Tax relates are disclosed in the notes to the Unaudited Combined Results.

23.3 The Unaudited Combined Results fully provide or reserve, in accordance with the accounting policies set out in the notes included in the Unaudited Combined Results, for all Tax (including deferred Tax attributable to timing differences capable of reversal after the Accounts Date) for which the Company is or may be liable, or for which it may be accountable, as at the Accounts Date by reference to:

        23.3.1 the profits, gains, income and earnings (whether actual or deemed) for any period ended on or before the Accounts Date; or

        23.3.2 any distributions (within the meaning of Part VI or Section 418 Taxes Act) made or deemed to be made on or before Accounts Date; or

        23.3.3 any other transaction entered into or deemed to be entered into on or before the Accounts Date.

                                     PART 2B

This Part 2B of Schedule 6 shall apply to and in respect of the US Subsidiary, but not the Company or the UK Subsidiary.

1. In this Part 3B of Schedule 6: (a) "Tax" shall mean means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and (b) "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2. The US Subsidiary has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the US Subsidiary (whether or not shown on any Tax Return) which have fallen due for payment have been paid. The US Subsidiary is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the US Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of any of US Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax.

3. The US Subsidiary has withheld, reported and paid all Taxes required to have been withheld, reported and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

4. So far as the Principal Sellers are aware, no director or officer (or employee responsible for Tax matters) of the US Subsidiary expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability or alleged Tax liability of the US Subsidiary either (A) claimed or raised by any authority in writing or (B) as to which any of the Principal Sellers, or the directors and officers (or employees responsible for Tax matters) of US Subsidiary has knowledge. All of the federal, state, local, and foreign income Tax Returns, examination reports and statements of deficiencies filed or assessed, as the case may be, with respect to the US Subsidiary are included in the Disclosure Documents for taxable periods after 31 October 1998.

5. The US Subsidiary has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

6. The US Subsidiary is not a party to any Tax allocation or sharing agreement.

7. The unpaid Taxes of US Subsidiary did not, as of the Accounts Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the JCI Accounts (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Completion Date in accordance with the past custom and practice of the US Subsidiary in filing Tax Returns.

                                   SCHEDULE 7
                             LIMITATION OF LIABILITY

1.      GENERAL LIMITATIONS

        The Principal Sellers shall not be liable under the Warranties to the extent that:

1.1 the facts which might result in a claim or possible claim under the Warranties were Disclosed;

1.2 the subject of the claim is specifically provided for in the Audited Financial Statements, the Unaudited Combined Results or the JCI Accounts, and, in the case of the Audited Financial Statements and the JCI Accounts,

1.3     a claim under the Warranties arises or is increased:-

        1.3.1 as a result of an act or omission on the part of the Principal Sellers occurring at the request of or with the written consent of the Buyer after Completion;

        1.3.2 as a result of an act or omission of the Company or any of the Subsidiaries after Completion (otherwise than in the ordinary course of trading);

        1.3.3 wholly or partly as a result of the passing or coming into force of or any change in any enactment, law, regulation, directive, requirement or any published practice of any government, government department or agency or regulatory body (including extra-statutory concessions of the Inland Revenue) after Completion, whether or not having retrospective effect;

        1.3.4 as a result of an increase in rates of Taxation after the Accounts Date or any provision or reserve in the Unaudited Combined Results being insufficient as a result of any increase in rates of Taxation after the Accounts Date;

1.4 the Buyer has recovered any amount under the Tax Covenant or otherwise under this Agreement in respect of the same loss, damage or deficiency;

1.5 that it arises as a result of any change in the accounting policy or practice or in the accounting reference date of the Company or the Subsidiaries after Completion.

2.      QUANTUM

2.1 The liability of the Principal Sellers in respect of any claim under the Warranties (other than the Tax Covenant) shall not arise unless and until the amount of such claim when aggregated with the amount of any other claim made against the Sellers under this Agreement or under the Tax Covenant exceeds Pound Sterling100,000 in which event all of such claim or claims (and not just the excess) shall be recoverable and no minimum shall apply to any subsequent claims.

2.2 The individual liability of each of the Principal Sellers in respect of any claim under the Warranties and/or the Tax Covenant shall not, when aggregated with the amount of all other claims under the Warranties and under the Tax Covenant, exceed an amount equal to the aggregate of:

               (a)    the cash amount received by that Principal Seller;

               (b) the principal amount of the Loan Notes issued to that Principal Seller; and

               (c) the sterling equivalent (as determined by reference to the spot rate of exchange of Barclays Bank PLC) of the market value of the Consideration Stock received by that Principal Seller as at the close of trading on the date prior to the date on which such claim was first notified.

3.      TIME LIMITS

3.1 The liability of the Principal Sellers in respect of any claim under the Warranties and the Tax Covenant shall cease:

        3.1.1 in the case of any claim the subject matter of which relates to Taxation, three months after the publication of the sixth consolidated audited statutory accounts of the Group following Completion; and

        3.1.2 in the case of any other claim, on the second anniversary of the Completion Date except in respect of matters which before that period expires have been the subject of a bona fide written claim made by or on behalf of the Buyer to the Principal Sellers giving reasonable details of all material aspects of the claim, including the Buyer's bona fide estimate of the amount.

3.2 Any such claim shall (if it has not previously been satisfied, settled or withdrawn) be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by being issued and by all commercially reasonable efforts being made to serve the same within 12 months of such notification to the Principal Sellers.

4.      THIRD PARTIES

        Where the Buyer or the Company or a Subsidiary is entitled to recover an amount from a third party, including an insurer, which may reduce the amount payable by the Principal Sellers in respect of a claim under the Warranties or the Tax Covenant, the Buyer, the Company or Subsidiary (as the case may be) shall:

4.1 make all efforts which are commercially reasonable to pursue such claim against such third party; and

4.2 where the amount claimed has been recovered from the Principal Sellers, reimburse to the Principal Sellers the amount by which the amount of the claim for which the Principal Sellers are liable is reduced by any amount recovered from such third party, subject to the deduction of the reasonable costs and expenses of recovering such amount,

        PROVIDED THAT

        (i) the ability to claim any such amount from the Principal Sellers shall not be conditional upon the Buyer, Company or Subsidiary, as the case may be, having first exhausted its claim against such third party; and

        (ii) the Buyer will procure that, as a minimum, the level of insurance cover currently in place for the Company and the Subsidiaries at the date of this Agreement is maintained following Completion.

5.      CLAIMS

        Upon the Buyer becoming aware of an event whereby it appears that a claim will or is likely to be made under the Warranties or the Tax Covenant, the Buyer will:-

5.1 as soon as practicable notify the Principal Sellers in writing of any claim and of any matter which may give rise to a claim;

5.2 disclose in writing to the Principal Sellers such information and documents relating to any claim or matter which may give rise to a claim as the Principal Sellers may reasonably request and give the Principal Sellers and their professional advisers reasonable access to any documents and records within the power, possession or control of the Buyer and/or of the Company or other relevant Group Company to enable the Principal Sellers and their professional advisers to examine such documents and records and to take copies or photographs thereof at their own expense; and

5.3 not make any admission of liability, agreement or compromise with any person in relation thereto without giving prior notification thereof to the Principal Sellers.

6.      COMMON LAW

        Nothing herein shall in any way diminish the Buyer's or the Company's or any other Group Company's common law obligation to mitigate its loss.

7.      CONTINGENT LOSS

        If any potential claim shall arise by reason of a liability of the Company or any other Group Company which is contingent only, then the Principal Sellers shall not be under any obligation to make any payment pursuant to such claim until such time as the contingent liability ceases to be contingent and becomes actual.

8.      SAME SUBJECT MATTER

        Payment of any claim shall to the extent of such payment satisfy and preclude any other claim which is capable of being made in respect of the same subject matter.

9.      OVERRIDING PROVISIONS

        The provisions of this Schedule apply notwithstanding any other provision of this Agreement or the Tax Covenant to the contrary and will not cease to have effect in consequence of any rescission or termination by the Buyer of any other provisions of this Agreement.

                                   SCHEDULE 8
                                  TAX COVENANT

1.      DEFINITIONS AND INTERPRETATION

1.1     In this Schedule:-

        "CLAIM" includes any claim, assessment, notice, demand, letter, direction, order, counterclaim or other document issued or made, or action taken by or on behalf of any Tax Authority (including any action deemed to be a self-assessment) or any other person including the Company by virtue of which the Company has, or is alleged to have, a liability to Tax, or from which it appears that the Company has, or will or may have, a liability to Tax, or from which it is sought to impose upon the Company a liability to Tax (whether in each case the same is primarily payable by the Company and whether or not the Company shall or may have any right of reimbursement against any other person) or is denied or sought to be denied any Relief;

        "COMPANY" means Jones Chromatography Limited and its successors and assigns and each of the Subsidiaries and each of their successors and assigns, as the case may be;

        "EVENT" includes any event, transaction, act, omission, or occurrence of whatsoever nature including receipt, or accrual of any income, distribution or deemed distribution or failure to distribute, acquisition, disposal, transfer, payment, loan or advance, the death of any person, the change in residence of any person, entry into the Agreement, Completion, the Reorganisation or the inclusion of a company within a group of companies for any purpose;

        "GROUP RELIEF" means (i) relief for trading losses and other amounts by way of group relief under Sections 402 to 413 of the Taxes Act; (ii) the surrender of advance corporation tax under Section 240 of the Taxes Act; and (iii) the surrender of tax refunds under Section 102 of the Finance Act 1989; or, in each case, the nearest equivalent under the laws of any other jurisdiction;

        "RELIEF" includes any relief, loss, allowance, exemption, set-off, deduction or credit claimed or available in respect of any Tax, or any set-off or deduction in computing income, profits or gains for the purposes of any Tax, whether pursuant to any legislation or otherwise;

1.2 References to an Event occurring on or before any date or on or before other Events shall be deemed to include any combination of two or more Events the first of which has taken place or took place on or before that date or on or before that other Event and shall include any Event which is deemed for Tax purposes to have occurred prior to such date.

1.3 Words and expressions (if any) which are defined in the Agreement and which are not expressly defined in this Schedule, and rules of interpretation which are provided for in the Agreement and which are not otherwise expressly provided for in this Schedule, shall have the same meaning in and shall apply to this Schedule and shall be deemed to be incorporated in this Schedule respectively.

1.4 Words and expressions (if any) neither defined in this Schedule nor in the Agreement but which are defined or used in any legislation relating to Tax which is relevant in the context shall have the same meaning in this Schedule as they have in such legislation.

1.5 References to statutes or statutory provisions shall be construed as references to such provisions (including any subordinate legislation made thereunder) as notified or reenacted from time to time and any prior enactment thereof.

1.6 References to income, profits or gains accrued, or being earned or received, on or before a particular period shall include any profits deemed for Tax purposes to have accrued, or to have been earned or received, on or before that date or in respect of that period.

1.7 References to "income, profits or gains" shall include any such income, profits or gains as are deemed to be or treated as earned accrued or received and receipts, value and any other criterion used in establishing the incidence of any Tax or measure in establishing the amount of any Tax.

1.8 Unless otherwise expressly stated the rule of construction known as "the ejusdem generis rule" shall not apply in interpreting this Schedule so that words or phrases of a generally descriptive nature shall not be given a restrictive meaning by reason only of the fact that they are preceded by more specific words or phrases;

2.      COVENANT

2.1 Subject to clause 3, the Principal Sellers hereby jointly and severally agree with the Buyer to pay to the Buyer an amount equal to:-

        2.1.1 any liability to Tax of the Company which arises as a consequence of or by reference to:-

               (a)    any Event occurring on or before Completion; or

               (b) any income, profits or gains accrued, or earned or received, on or before Completion,

        2.1.2 any reasonable costs and expenses (including legal costs on a full indemnity basis) incurred or payable by the Buyer or the Company in connection with any matter in respect of which a claim is made under this Schedule;

        2.1.3 any liability to Tax of the Company which would have been saved but for the loss, reduction, modification, setting-off or cancellation of some Relief in consequence of an Event occurring on or before Completion;

        2.1.4 any liability to Tax of the Company which arises in consequence of an Event occurring on or before Completion and which would have been payable but for the utilisation or set-off of some Relief or right to repayment where the Relief or right to repayment arises in respect of an Event occurring after Completion;

        2.1.5 any liability to Tax of the Company arising in consequence of an Event occurring after Completion and for which the Company is liable as a result of having been a member of any group for Tax purposes at any time before Completion;

        2.1.6 any Tax which would have been repaid to the Company but for the loss, reduction, set-off or cancellation of any right to repayment of Tax in consequence of an Event occurring on or before Completion;

        2.1.7  (a)    any liability of the Company (other than to any other
                      Company) to repay in whole or in part any payment for Group Relief or surrender of advance corporation tax received pursuant to an agreement or arrangement entered into on or before Completion; or

               (b) any payment which a Company fails to obtain for Group Relief which was taken into account as an asset in the Unaudited Combined Results;

        2.1.8 any amount the Company is obliged to pay by way of reimbursement, recharge, indemnity, covenant, guarantee, damages or charge connected in any way with Tax:-

               (a) in respect of or arising from any Event effected or deemed to have been effected on or before Completion; or

               (b) by reference to any profits earned accrued or received on or before Completion; and

        2.1.9 any depletion in or reduction in value of the assets or increase in the liabilities of the Buyer and the Company as a result of any inheritance tax which:-

               (a) is at Completion a charge on or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company; or

               (b) after Completion becomes a charge on or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company, which is a liability in respect of inheritance tax payable as a consequence of the death of any person (whenever occurring) within seven years after a transfer of value, occurring on or before Completion; or

               (c) arises as a consequence of a transfer of value occurring on or before Completion (whether or not in conjunction with the death of any person whenever occurring) made by or to the Company;

        2.1.10 any liability to tax which arises as a result of any Event which occurs after Completion pursuant to a legally binding obligation (whether or not conditional) entered into by the Company on or before Completion otherwise than in the ordinary course of business of the Company;

        2.1.11 any liability to tax in respect of a chargeable gain which arises as a result of the disposal after Completion of any asset acquired by the Company on or before Completion, to the extent that such liability would not have arisen if the expenditure allowable under section 38(1)(a) TCGA in respect of the asset (ignoring any other Relief) had not been less than the value of the asset after deducting any revaluation reserve shown in the Unaudited Combined Results;

        2.1.12 any liability of the Company to make a payment to any person (other than another Company) under any agreement or arrangement relating to any VAT group, in either case entered into by the Company on or before Completion;

        2.1.13 any liability to tax which arises under section 767A or 767AA ICTA, section 132 FA 1988, section 179, 189, 190 or 191 TCGA,
               Schedule 28 FA2000 as a result of the combined effect of two or more Events, the first of which occurred on or before Completion;

        2.1.14 any liability to tax which arises in respect of a chargeable gain as a result of the Company ceasing after Completion to use an asset acquired on or before Completion for the purposes of a trade, as mentioned in section 154(2)(b) TCGA, or as a result of the expiry after Completion of a period of ten years beginning on or before Completion with the acquisition of an asset, as mentioned in section 154(2)(c) TCGA;

2.2 For avoidance of doubt, any payment made by the Company or the Buyer to discharge or remove any power to sell, mortgage or charge shall give rise to a liability and notwithstanding any provision of this Schedule the Company or the Buyer may disregard any right to pay any Tax in instalments in discharging or removing a charge or power.

2.3 Section 213 of the Inheritance Tax Act 1984 shall not apply in relation to any payments to be made by the Principal Sellers under this Schedule.

2.4 There shall be treated as an amount of Tax which would for the purposes of clause 2.1.3 have been saved but for the loss, reduction, modification, setting-off or cancellation of some Relief, the amount of Tax which would have been saved by the Relief lost, reduced, modified, set-off or cancelled applying the relevant rates of Tax in force or (where the rate has at the relevant time not been fixed) at the last known rate, in the earliest period in respect of which Tax becomes payable which would not have been payable if the Relief had not been lost, reduced, modified, set-off or cancelled.

2.5 Each of the covenants contained in clause 2.1 shall be construed as giving rise to separate and independent obligations and shall not be restricted by the other save that (for the avoidance of doubt) any payment by the Principal Sellers in respect of a liability under one covenant shall pro tanto discharge any liability under the other so far as it arises from the same subject matter.

3.      LIMITATIONS

        The Principal Sellers shall not be liable under clause 2 to the extent that:

3.1 the loss occasioned has been recovered pursuant to a claim under the Warranties in the Agreement;

3.2 such liability would not have arisen but for any Event occurring in the ordinary course of trade of the Company between the Accounts Date and Completion;

3.3 such liability would not have arisen but for a change in legislation (including but not limited to an increase in rates of Taxation) or in the published practice of any Taxation Authority announced or introduced after Completion but with retrospective effect; or

3.4 such liability would not have arisen but for a voluntary act, transaction or omission of the Company or the Buyer after Completion:-

        3.4.1 otherwise than pursuant to a legally binding obligation entered into on or before Completion or imposed by any legislation; and

        3.4.2 other than in the ordinary course of business or in relation to or arising from the Reorganisation; or

3.5 such liability would not have arisen but for a disclaimer by the Company after Completion of capital allowances available to and claimed by the Company before Completion in respect of any period ended on or before the Accounts Date;

        and for the avoidance of doubt the following shall not be regarded as an Event in the ordinary course of trade of the Company:

        (a) any Event giving rise to Taxation arising as a result of the application either of any anti-avoidance provisions contained in any Taxation Statute or of any principles established in case law concerning anti-avoidance;

        (b)    any dividend, distribution or deemed distribution;

        (c) any acquisition, disposal or supply or the deemed acquisition, disposal or supply of any assets, goods, services or business facility of any kind (including a loan of money or the letting, hiring or licensing of any tangible or intangible property) for a consideration deemed for Taxation purposes to be different from that (if any) actually received, but only insofar as such Taxation is attributable to the difference between the consideration actually received and the consideration deemed for Taxation purposes to have been received;

        (d) any Event giving rise to Taxation arising as a result of the Company being liable to pay Taxation primarily chargeable against or attributable to some other person;

        (e) any failure duly to deduct, charge, recover or account for Taxation;

        (f) any Event giving rise to an amount payable to HM Customs and Excise by the Company as a result of Part XV of the Value Added Tax Regulations 1995 or equivalent provisions in any other relevant jurisdiction; and

        (g)    the Reorganisation.

4.      CONDUCT OF CLAIMS

4.1 If the Buyer or the Company becomes aware of any Claim, the Buyer shall or shall procure that the Company as soon as reasonably practicable give notice of such Claim to the Principal Sellers PROVIDED that the giving of such notice shall not be a condition precedent to the liability of the Principal Sellers under this Schedule.

4.2 If the Principal Sellers shall first indemnify and secure the Company and the Buyer to their reasonable satisfaction against any Tax, additional Tax, losses, fines, penalties, interest, charges, damages, costs and expenses, the Company and the Buyer shall subject to clause
        4.3 take such action as the Principal Sellers may reasonably request to avoid, dispute, resist, appeal, compromise, or defend such Claim.

4.3 Neither the Buyer nor the Company shall be obliged to appeal against any Claim if, having given the Principal Sellers notice of the receipt of that Claim, it has not within ten Business Days received instructions in writing from the Principal Sellers in accordance with the preceding provisions of this clause to make that appeal.

4.4 Neither the Buyer nor the Company shall be obliged to take any action or further action under this clause in respect of any Claim if, in the reasonable opinion of the Buyer, either the Principal Sellers, or the Company prior to its being in the ownership of the Buyer, have committed acts or omissions which may constitute fraudulent or negligent conduct (within Section 36 Taxes Management Act 1970 or Finance Act 1998
        Schedule 18 Paragraph 46).

4.5 Neither the Buyer nor the Company shall be required to take any action which either interferes with the normal course of its business or which in its reasonable opinion is likely to prejudice its business or its relationship with any Tax Authority or result in the Buyer or any company which forms part of the Buyer's group incurring a Liability to Tax or an increased Liability to Tax.

4.6 Neither the Buyer nor the Company shall be obliged to take any action under this clause 4 which involves contesting any Claim before any court or other appellate body (excluding the Tax Authority demanding the Tax in question) unless the Principal Sellers furnishes the Buyer with the written opinion of tax counsel of at least five years' standing to the effect that an appeal against the Claim in question will, on the balance of probabilities, be won.

4.7 The Buyer and the Company shall be at liberty, without reference to the Principal Sellers, to admit, compromise, settle, discharge or otherwise deal with any Claim after whichever is the earliest of:-

        4.7.1 the Buyer or the Company being notified by the Principal Sellers that they consider the Claim should no longer be resisted;

        4.7.2 the expiry of a period of ten Business Days following the service of a notice by the Buyer or the Company on the Principal Sellers, requiring the Principal Sellers to clarify or explain the terms of any request made under clause 4.2 during which period no such clarification or explanation has been received by the Buyer or the Company; and

        4.7.3 if appropriate, the expiration of any period prescribed by applicable legislation for the making of an appeal against either the Claim or the decision of any court or tribunal in respect of any such Claim, as the case may be.

4.8 The Principal Sellers shall be bound to accept for the purposes of this Schedule any admission, compromise, settlement or discharge of any Claim and the outcome of any proceedings relating thereto made or arrived at in accordance with the provisions of this clause 4.

5.      DUE DATE FOR PAYMENT

5.1 The Principal Sellers shall pay to the Buyer any payment required to be made by them in cleared funds:-

        5.1.1 in a case that involves an actual payment of Tax by the Company, seven Business Days immediately before the last date on which the Company would have had to pay to the relevant Tax Authority the Tax that has given rise to the Covenantor's liability under this
               Schedule in order to avoid incurring a liability to interest or a charge or penalty in respect of that Liability to Tax; or

        5.1.2 to the extent the claim under this Schedule involves the denial or loss or set-off in whole or in part of any right to repayment of Tax, the date which is or would have been the "material date" for the purposes of Sections 825 and 826 of the Taxes Act or, in the case where those sections do not apply to the repayment in question, the date on which such Tax would otherwise have been repaid;

        5.1.3 to the extent the claim under this Schedule involves the denial, loss, reduction, cancellation, modification or set-off in whole or in part of any Relief the seventh Business Day prior to the date on which the Tax, which would have been saved but for such denial, loss reduction, modification, cancellation or set-off, becomes due and payable;

        5.1.4 in the case of a liability under clause 2.1.4 the date which would have been the due date in clause 5.1.1 but for the availability of the Relief; and

        5.1.5 in any other case that involves an actual payment by the Company, seven Business Days immediately before the last date on which the Company would have had to pay to the relevant person the amount that has given rise to the Covenantor's liability under this
               Schedule in order to avoid incurring a liability to interest in respect of that liability.

5.2     If any payment required to be made by the Principal Sellers under this
        Schedule is not made by the due date then, except to the extent that the Principal Sellers' liability under clause 2 compensates the Company for the late payment by virtue of its extending to interest and penalties, that payment shall carry interest from that due date until the date when the payment is actually made at the rate of 2 per cent above the base rate from time to time of Barclays Bank PLC.

5.3 The Principal Sellers shall pay to the Company or the Buyer as the case may be any amount required to be paid by them pursuant to clause 2.1 within seven Business Days after the Company or the Buyer notifies the Principal Sellers in writing that it has incurred or suffered such costs or expenses.

5.4 Notice of the amount of the payment required to be made by the Principal Sellers under clause 5.3 and the due date for payment shall be given in writing by the Company or the Buyer and shall (save for manifest error) be conclusive and binding on the Principal Sellers.

6.      TAXES AND DEDUCTIONS FROM PAYMENTS

6.1 All sums payable by the Principal Sellers to the Buyer under this Schedule shall be paid free and clear of all deductions or withholdings whatsoever, save only as may be required by law.

6.2 If any deduction or withholding in respect of Tax or otherwise is required by law to be made from any such sums, the Principal Sellers shall pay to the Buyer such greater sum as will, after deduction or withholding as is required to be made has been made, leave the Buyer with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

6.3 If any sum ("the first sum") payable by the Principal Sellers to the Buyer under this Schedule shall or in the reasonable opinion of the Buyer be subject to Tax in the hands of the Buyer or would have been taxable in the hands of the Buyer other than a reduction in the base cost to the Buyer of the shares in the Company, then the Principal Sellers shall pay to the Buyer such additional sum or sums as will after such Tax (and any Tax on such additional sum or sums) leave the Buyer with such amount as the Buyer would have been left with had the first sum not been subject to Tax in the hands of the Buyer.

6.4 All sums payable by the Principal Sellers under this Schedule are to be paid in the currency or currencies appropriate to the Claim as a result of which the liability to make a payment of Tax has arisen.

6.5 The Buyer may direct the Principal Sellers to pay to the Company any sums due to the Buyer under this Schedule and such payment shall be treated as a payment to the Buyer and not a payment to the Company.

7.      SAVINGS

7.1 If (whether or not at the request and expense of the Principal Sellers) the auditors of the Company certify that the Company or the Buyer has obtained any Saving, the Buyer shall as soon as reasonably practicable thereafter pay to the Principal Sellers the amount of such Saving (as certified by the auditors).

7.2 Upon the Company or the Buyer becoming aware that the Company or the Buyer has obtained or may obtain a Saving (on the assumption that payment has been made under clause 2 (whether or not that is the case)) the Buyer shall as soon as reasonably practicable give notice of that fact to the Principal Sellers and thereafter take and procure the taking by the Company of all lawful and all reasonable steps to obtain such saving as soon as reasonably practicable.

7.3 In certifying any Saving pursuant to clause 7.1, the Company's auditors shall act as experts and not as arbitrators and their certificate shall (in the absence of manifest error) be conclusive and binding on all concerned.

7.4 "Saving" means the reduction of any liability of the Company to Tax by virtue of the set-off against such liability or against any income, profits or gains of any Relief arising as a result of a Tax liability in respect of which the Principal Sellers have made payment under the Warranties and if and to the extent that:-

        7.4.1 any expenditure by the Company or provision or reserve for or on account of any matter has been treated as deductible or allowable for Tax purposes in computing any provision, reserve or allowances for Tax in the Unaudited Combined Results; and

        7.4.2 a liability dealt with under this Schedule arises or may arise because the expenditure, provision or reserve or a part of it is not deductible in respect of the accounting period in which it was treated as deductible or available but is deductible or available in another accounting period.

        The value to the Company of the deduction or allowance obtained in the relevant accounting period in respect of the expenditure, provision or reserve whether by way of a reduced Tax liability, an amount available for surrender by way of Relief or otherwise is to be treated as a "Saving" for the purposes of this clause 7.

7.5     If and to the extent that:-

        (a) any income, profits or gains of the Company not received by the Company are found to be subject to Tax; and

        (b) the Tax gives or may give rise to a liability of the Principal Sellers under this Schedule; and

        (c) the Company subsequently receives the income, profits or gains and is not subject to Tax,

        the amount of Tax which would otherwise have been payable in respect of the income, profits or gains is to be treated as a Saving for the purpose of this Schedule.

8.      RECOVERY FROM THIRD PARTIES

8.1 If the Company or the Buyer recovers or becomes aware that it is entitled to recover from any third party (including but not limited to any Tax authority) any amount which is referable to a Tax liability in respect of which the Principal Sellers are liable hereunder, the Buyer shall as soon as reasonably practicable give notice of that fact to the Principal Sellers and shall take or procure that the Company takes (at the Principal Sellers' expense and provided that the Principal Sellers secure the Buyer and the Company to the reasonable satisfaction of the Buyer against all losses, costs, damages, expenses and tax relating to that recovery which may be incurred thereby) any lawful and reasonable action necessary to effect such recovery which the Principal Sellers may reasonably request in writing, and the Principal Sellers shall in the event of the Principal Sellers having made payment under clause 2 repay to the Principal Sellers the lesser of:-

        (a) the amount so recovered together with any interest (net of Tax) or repayment supplement received in respect thereof (net of any agreed losses, costs, damages, expenses and tax relating to the amount recovered not previously recovered from the Principal Sellers); and

        (b) the amount paid by the Principal Sellers under clause 2 in respect of the Tax liability or Claim in question.

        (c) If the amount provided for under clause 8.1(a) exceeds that under clause 8.1(b), the amount of the excess shall be set against and so shall reduce or eliminate any liability of the Principal Sellers under clause 2 which arises after such recovery.

9.      OVER-PROVISIONS

9.1 If (at the request and expense of the Principal Sellers) the auditors for the time being of the Company certify that any provision in the Unaudited Combined Results for any Tax liability has proved to be an over-provision, the Buyer shall as soon as reasonably practicable thereafter repay to the Principal Sellers the lesser of:-

        (a)    the amount over-provided (as certified by the auditors); and

        (b) the aggregate amount (if any) paid by the Principal Sellers under clause 2 prior to the certification of the over-provision.

9.2 If upon certification of an over-provision by the auditors pursuant to this clause 9 the amount mentioned in clause 9.1(a) exceeds the amount mentioned in clause 9.1(b), the amount of the excess shall be set against (and so shall reduce or eliminate) any liability of the Principal Sellers under clause 2 which arises after such certification, as and when such liability arises.

9.3 Upon the Company or the Buyer becoming aware that there has or may have been an over-provision within the meaning of this clause 9, the Buyer shall as soon as reasonably practicable give notice of that fact to the Principal Sellers.

9.4 In certifying any over-provision pursuant to this clause 9, the auditors for the time being of the Company shall act as experts and not as arbitrators and their certificate shall (in the absence of manifest error) be conclusive and binding on all concerned.

10.     STAMP DUTY

        The Principal Sellers hereby jointly and severally warrant to the Buyer that all documents forming part of the title to any asset of a Company or which a Company may wish to enforce or produce in evidence are duly stamped and have where appropriate been adjudicated. The Principal Sellers hereby jointly and severally agree that in the event of a breach of this warranty they shall pay to the Buyer by way of liquidated damages an amount equal to any unpaid stamp duty and any interest or penalties payable in respect thereof.

11.     BUYER'S COVENANT

        The Buyer covenants with the Principal Sellers to pay to the Principal Sellers an amount equal to any tax for which the Principal Sellers shall have become liable pursuant to Section 767A, 767AA or 767B of the Taxes Act to the extent that such tax liability is not one which would allow it to be claimed by the Buyer from the Principal Sellers under clause 2 of this Schedule.

12.     TIME LIMIT

        The liability of the Principal Sellers under this Schedule shall cease three months after the publication of the sixth consolidated audited statutory accounts of the Group following Completion except in respect of matters which have been the subject of a written claim made within the said period by the Buyer to any of the Principal Sellers unless the claim in question has arisen by reason of fraud, wilful concealment, dishonesty or deliberate non-disclosure on the part of any of the Principal Sellers or, prior to the Completion Date, on the part of any member of the Group or on the part of any officer or representative of any member of the Group in which event there shall be no contractual limit on the time period within which such claim may be brought.

                                   SCHEDULE 9
                   LEGAL OPINION FROM SELLERS' LEGAL ADVISERS

                           [LETTERHEAD OF BERRY SMITH]

[ ] February 2002

Argonaut Technologies, Inc.
1101 Chess Drive
Foster City
California 94404
USA

Dear Sirs

JONES CHROMATOGRAPHY LIMITED ("THE COMPANY")

We refer to the Agreement for the sale and purchase of the entire issued share capital of the Company dated [ ], 2002 (the "Agreement"), entered into between Argonaut Technologies, Inc, a Delaware corporation ("the Buyer") and the Sellers (as defined therein).

We have represented the Sellers in connection with the negotiation of the Agreement, the agreements and instruments executed in connection therewith except the Reorganisation in respect of which we acted for the Company and not any of the Sellers (collectively, together with the Agreement, the "Transaction Documents") and, in each case, the transactions contemplated thereby ("the Transactions"). This opinion is furnished to you pursuant to clause 4.1.11 of the Agreement. Unless otherwise defined herein, all terms used herein have the meanings assigned to them in the Agreement.

For the purpose of giving the opinions contained in this letter we have examined originals or copies of such corporate records of the Company and such other documents, including the Transaction Documents, and conducted such searches, in each case as are necessary or advisable including, without limitation, the following:

a search in respect of the Company's file at the Companies Registry carried out on [ ] February 2002;

the statutory books and records of the Company; and

a search of the Central Index of Winding-Up petitions in relation to the Company conducted on [ ] February 2002.

In giving the opinions herein we have assumed:

a)      the genuineness of all signatures on original documents examined by us;

b) the authenticity and completeness of all documents submitted to us as originals;

c)      the conformity to original documents of all copies submitted to us;

d) the due authorisation, execution and delivery by the Buyer of each of the Transaction Documents to which it is a party, that the Buyer had the requisite power and authority to enter into and perform all of its obligations thereunder, and that each such document constitutes legal, valid and binding obligations of the Buyer;

e) the due formation and valid existence of the Buyer under the laws of its jurisdiction of incorporation; and

f) that the Company is solvent, has not passed any voluntary winding up resolution or resolution to appoint a liquidator, that no petition has been presented to or order made by any competent court for the winding up of the Company and that no resolution has been passed or any petition presented to or order made by any competent court in connection with the appointment of an administrator in relation to the Company.

We are solicitors qualified in England and Wales and express no opinion herein concerning laws other than the laws of England and Wales. We express no opinion as to matters of fact, and our opinions are to be construed in accordance with, and governed by, the laws of England and Wales.

All references herein to our "knowledge" means the actual present knowledge of the lawyers of this office working on the Transactions after making reasonable enquiries of the directors of the Company and having conducted the searches listed above.

On the basis of the foregoing examinations and assumptions, and subject to the qualifications, and reservations stated herein, we are of the opinion that:

1. the Company is duly incorporated, validly existing and in good standing as a private company with limited liability under the laws of England and Wales;

2. the Company has full power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates and leases;

3. as at the Completion Date, each Seller is the sole registered owner of that number of Shares as are shown against his name in Schedule 1 of the Agreement;

4. as at the Completion Date, the authorised share capital of the Company consists of Pound Sterling500,000 divided into 500,000 Shares, and the issued share capital of the Company consists of Pound Sterling179,018 divided into 179,018 Shares. All of the issued share capital of the Company has been duly authorised and validly issued, and is fully paid and not subject to any call by, or forfeiture to, the Company. None of the Shares has been issued in violation of any pre-emptive rights, rights of first refusal or similar rights, in each case whether statutory or contractual. To our knowledge the Company has no obligation to issue any further Shares or other securities;

5. the Company is the registered and beneficial owner of the entire issued share capital of the UK Subsidiary and of the US Subsidiary and, to our knowledge, there is no Encumbrance on, over or affecting any of the shares in the UK Subsidiary and/or the US Subsidiary, other than those specified in Schedule 2 of the Agreement;

6. the execution and delivery of the Transaction Documents, and the consummation of the Transactions do not and will not:

        (i) conflict with or result in the breach of or constitute a default, on the part of the Company, under the Company's memorandum and articles of association; or

        (ii) to our knowledge, conflict with, violate or result in a breach of any law applicable to the Company;

7. no consent, approval, order or authorisation of, or declaration, filing or registration with (except for filing and registration with the Registrar of Companies and submission of stock transfer forms to the Inland Revenue), any governmental authority is required to be made or obtained by the Company in connection with the authorisation, execution, delivery or performance of any of the Transaction Documents and/or the Transactions.

The opinions expressed herein are subject to the following reservations and qualifications:

        (i) the obligations assumed by the Sellers under the Transaction Documents to which they, respectively, are a party, are subject to all bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors;

        (ii) an order for specific performance and an injunction are each a discretionary remedy and accordingly an English court might refuse to make such an order and grant an injunction and/or instead make an award of damages if such a remedy is sought. Furthermore, the exercise of any remedies will always be subject to the general legal and equitable principles of the laws of England and Wales and the general supervisory powers and discretion of the English courts. We express no opinion as to whether any equitable remedies, and in particular an order for specific performance or an injunction would be available;

        (iii) we express no opinion on any provision in any of the Transaction Documents requiring written amendments and waivers of any of the provisions thereof in so far as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon or granted by or between the parties or implied by the course of conduct of the parties.

The opinions expressed herein are given as of the date hereof, are solely for your benefit in connection with the execution and delivery of the Transaction Documents and the consummation of the Transactions, and may not be relied upon by any other person or by you in any other context or for any other purpose.

                                Yours faithfully

                                   BERRY SMITH

                                   SCHEDULE 10

                   INDIVIDUAL PARTIES TO OFFERS OF EMPLOYMENT

NAME

Colin Jones

Hugh Davies

Robert Towill

Richard Calverley

Jerald E. Kuiken

Michael Burke

Elena Gairlock

Matthew Cleeve

Gavin Davies

Kevin Jones

Peter Regan

David Wharburton

Neil Herbert

Paul Phillips

Roger Small

Margaret Small

Claire Desbrow

Anne Howells

EXECUTED AS A DEED BY                       )
                                            )
ARGONAUT TECHNOLOGIES, INC.                 )
Acting by:                                  )





EXECUTED AS A DEED BY                       )
                                            )
SORBENT AB                                  )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Sorbent AB
                                            )





EXECUTED AS A DEED BY                       )
                                            )
NIVEVE AG                                   )
Acting by Richard Calverley under a power of)      _____________________________
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Niveve AG
                                            )





EXECUTED AS A DEED BY                       )
                                            )
PROPEX ENTERPRISES AG                       )
Acting by Richard Calverley under a power of)      _____________________________
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Propex Enterprises AG
                                            )

EXECUTED AS A DEED BY                       )
                                            )
UNIFLEX CO. LTD                             )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Uniflex Co. Ltd
                                            )





EXECUTED AS A DEED BY                       )
                                            )
STEPBIO SRL                                 )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Stepbio SRL
                                            )





SIGNED AS A DEED by                         )
THE TRUSTEES OF THE                         )
WILLIAM COLIN JONES 2002 TRUST              )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 4 February 2002              )      as attorney for
in the presence of:                         )      The Trustees of the
                                            )      William Colin Jones 2002
                                                   Trust





SIGNED AS A DEED by                         )
WILLIAM COLIN JONES                         )
in the presence of                          )
                                            )
                                            )

SIGNED AS A DEED by                         )
CONSTANCE JONES                             )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 28 January 2002              )      as attorney for
in the presence of:                         )      Constance Jones
                                            )





SIGNED AS A DEED by                         )
THE TRUSTEES OF THE                         )
HUGH DAVIES 2002 TRUST                      )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 2 February 2002              )      as attorney for
in the presence of:                         )      The Trustees of the
                                            )      Hugh Davies 2002 Trust





SIGNED AS A DEED by                         )
HUGH DAVIES                                 )
in the presence of                          )
                                            )
                                            )


SIGNED AS A DEED by                         )
LYNNE DAVIES                                )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 28 January 2002              )      as attorney for
in the presence of:                         )      Lynne Davies
                                            )





SIGNED AS A DEED by                         )
THE TRUSTEES OF THE                         )
ROBERT TOWILL 2002 TRUST                    )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 2 February 2002              )      as attorney for
in the presence of:                         )      The Trustees of the
                                            )      Robert Towill 2002 Trust

SIGNED AS A DEED by                         )
ROBERT TOWILL                               )
in the presence of                          )
                                            )
                                            )


SIGNED AS A DEED by                         )
WENDY TOWILL                                )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 28 January 2002              )      as attorney for
in the presence of:                         )      Wendy Towill
                                            )





SIGNED AS A DEED by                         )
DAVID BRIAN JONES                           )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 31 August 2001               )      as attorney for
in the presence of:                         )      David Brian Jones
                                            )





SIGNED AS A DEED by                         )
ANN JONES                                   )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Ann Jones
                                            )





SIGNED AS A DEED by                         )
PAUL CRAVOS                                 )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Paul Cravos
                                            )

SIGNED AS A DEED by                         )
JOSEPHINE CRAVOS                            )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Josephine Cravos
                                            )





SIGNED AS A DEED by                         )
DAVID KEVIN JONES                           )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      David Kevin Jones
                                            )





SIGNED AS A DEED by                         )
CELIA MONAGHAN                              )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Celia Monaghan
                                            )





SIGNED AS A DEED by                         )
PETER REGAN                                 )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Peter Regan
                                            )

SIGNED AS A DEED by                         )
PAUL PHILLIPS                               )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Paul Phillips
                                            )





SIGNED AS A DEED by                         )
NEIL HERBERT                                )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Neil Herbert
                                            )





SIGNED AS A DEED by                         )
MATTHEW CLEEVE                              )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Matthew Cleeve
                                            )





SIGNED AS A DEED by                         )
GAVIN DAVIES                                )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Gavin Davies
                                            )

SIGNED AS A DEED by                         )
MARGARET SMALL                              )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Margaret Small
                                            )





SIGNED AS A DEED by                         )
RICHARD CALVERLEY                           )
in the presence of                          )
                                            )
                                            )


SIGNED AS A DEED by                         )
SUE CALVERLEY                               )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 28 January 2002              )      as attorney for
in the presence of:                         )      Sue Calverley
                                            )





SIGNED AS A DEED by                         )
THE TRUSTEES OF THE MICHAEL AND             )
VIRGINIA BURKE TRUST                        )
Acting by Michael Burke under a power of    )      _____________________________
attorney dated                              )      as attorney for
in the presence of:                         )      The Trustees of the
                                            )      Michael and Virginia Burke
                                                   Trust





SIGNED AS A DEED by                         )
MV BURKE INVESTMENTS LIMITED                )
PARTNERSHIP LLP                             )
Acting by Michael Burke under a power of    )      _____________________________
attorney dated                              )      as attorney for
in the presence of:                         )      MV Burke Investments Limited
                                            )      Partnership LLP

SIGNED AS A DEED by                         )
JERALD E. KUIKEN                            )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 21 September 2001            )      as attorney for
in the presence of:                         )      Jerald E. Kuiken
                                            )





SIGNED AS A DEED by                         )
SAM CRAWFORD                                )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      Sam Crawford
                                            )





SIGNED AS A DEED by                         )
WILLIAM HILL                                )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 5 September 2001             )      as attorney for
in the presence of:                         )      William Hill
                                            )





SIGNED AS A DEED by                         )
REINHARD KUPFERSCHMIDT                      )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 28 August 2001               )      as attorney for
in the presence of:                         )      Reinhard Kupferschmidt
                                            )

SIGNED AS A DEED by                         )
K C VAN HORNE                               )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 21 September 2001            )      as attorney for
in the presence of:                         )      K C Van Horne
                                            )





SIGNED AS A DEED by                         )
DANIEL M. STACKHOUSE                        )
Acting by Colin Jones under a power of      )      _____________________________
attorney dated 21 September 2001            )      as attorney for
in the presence of:                         )      Daniel M. Stackhouse
                                            )